FILED PURSUANT TO RULE 424(b)(1)
Registration Statement No. 333-179331

PROSPECTUS
BRAINSTORM CELL THERAPEUTICS INC.

19,818,972 Shares of Common Stock
Warrants to Purchase 14,864,229 Shares of Common Stock
and
14,864,229 Shares of Common Stock Underlying Warrants

We are offering 19,818,972 shares of our common stock and warrants to purchase up 14,864,229 shares of our common stock. For each share of our common stock purchased by an investor in this offering, the investor will receive a warrant to purchase 0.75 shares of our common stock with an exercise price of $0.29 per share and a term of exercise of 30 months. We are not required to sell any specific dollar amount or number of shares of common stock or warrants, but will use our best efforts to sell all of the shares of common stock and warrants being offered.

Our common stock is traded on the OTCQB Bulletin Board under the symbol “BCLI”. On July 9, 2012, the last reported sales price for our common stock was $0.29 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

	Per Share	Total
Public Offering Price	$0.29	$5,747,502
Placement Agent fees (1)	$0.0174	$344,850
Offering Proceeds before expenses (2)	$0.2726	$5,402,652

(1)	For the purpose of estimating the placement agent’s fees, we have assumed that the placement agent will receive its maximum commission on all sales made in the offering. Does not include a corporate finance fee in the amount of 1.0%, or $0.0029 per share and $57,475 in the aggregate, of the gross proceeds of the offering payable to the placement agent. We have also agreed to issue warrants to the placement agent and to reimburse the placement agent for expenses incurred by them up to an aggregate of the lesser of (i) $100,000 or (ii) 3% of the gross proceeds of the offering.

(2)	We estimate the total expenses of this offering will be approximately $835,825.14 See “Plan of Distribution” beginning on page 18 of this prospectus for more information on this offering.

Because there is no minimum offering amount required as a condition to closing in this offering, the actual public offering amount and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering set forth above. Maxim Group LLC has agreed to act as our placement agent in connection with this offering. The placement agent is not purchasing the securities offered by us, and is not required to sell any specific number or dollar amount of securities, but will use their best efforts to arrange for the sale of the securities offered by us. We have agreed to pay the placement agent a cash fee equal to 6% and a corporate finance fee equal to 1% of the gross proceeds of the offering, as well as an expense allowance equal to the lesser of (i) $100,000 and (ii) 3% of the gross proceeds raised in the offering.

This offering will terminate on September 30, 2012, unless the offering is fully subscribed before that date or we decide to terminate the offering prior to that date. In either event, the offering may be closed without further notice to you. All costs associated with the registration will be borne by us.  As there is no minimum purchase requirement, no funds are required to be escrowed and all net proceeds will be available to us at closing for use as set forth in “Use of Proceeds” beginning on page 16.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

Maxim Group LLC

The date of this prospectus is July 19, 2012.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the Securities and Exchange Commission (“SEC”) and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

As used herein, “we,” “us,” “our” or the “Company” refers to Brainstorm Cell Therapeutics Inc.

PROSPECTUS SUMMARY

This summary may not contain all of the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, and risk factors.

Company Overview

We are a biotechnology company developing innovative stem cell therapeutic products based on technologies enabling the in-vitro differentiation of bone marrow stem cells into neural-like cells. We aim to become a leader in adult stem cell transplantation for neurodegenerative diseases. Our technology entails exploiting the patient’s own bone marrow stem cells to generate glial-like cells that may provide an effective treatment for Amyotrophic Lateral Sclerosis (“ALS”), Parkinson’s Disease (“PD”), Multiple Sclerosis (“MS”) and Spinal Cord Injury.

Our core technology was developed in collaboration with prominent neurologist, Prof. Eldad Melamed, former head of Neurology of the Rabin Medical Center and member of the Scientific Committee of the Michael J. Fox Foundation for Parkinson's Research, and expert Cell biologist Prof. Daniel Offen, of the Felsenstein Medical Research Center of Tel Aviv University.

Our team demonstrated formation of neurotrophic-factor secreting cells (glial-like cells) from in-vitro differentiated bone marrow cells that produce neurotrophic factors (“NTF”) including Glial Derived Neurotrophic factor (“GDNF”), Brain Derived Neurotrophic factor (“BDNF”) and additional factors. Moreover, in research conducted by our team, implantation of these differentiated cells into brains of animal models that had been induced to Parkinsonian behavior markedly improved their condition.

Our aim is to provide neural-supporting stem cell transplants that are expected to maintain, preserve and possibly restore the damaged neurons, protecting them from further degeneration.

Our wholly-owned Israeli subsidiary, Brainstorm Cell Therapeutics Ltd. (the "Israeli Subsidiary") holds exclusive worldwide rights to commercialize the technology, through a licensing agreement with Ramot at Tel Aviv University Ltd. (“Ramot”), the technology transfer company of Tel Aviv University, Israel.

As a result of limited cash resources and the desire to take a faster path to clinical trials, since the fourth quarter of 2008 we have focused all of our efforts on ALS, and are currently not allocating resources towards PD, MS or other neurodegenerative diseases. Other indications are currently being evaluated.

We are currently in the clinical stage of development of our technology and we intend to begin the process of seeking regulatory approval from regulatory agencies in the U.S.

In June 2011, we initiated a Phase I/II clinical study for ALS patients using our autologous NurOwn™ stem cell therapy, after receiving final approval from the Israel Ministry of Health (“MOH”). In June 2012, the Company completed a study of twelve patients and an interim report is expected to be submitted to the Israel MOH in the third quarter of fiscal 2012.

Three ALS patients have been treated on a compassionate use basis in Israel and no adverse events were reported in the six-month post-transplant follow-up.

In February 2011, the U.S. Food and Drug Administration (“FDA”) granted Orphan Drug designation to our NurOwn™ autologous adult stem cell product candidate for the treatment of ALS. Orphan Drug status entitles us to seven years of marketing exclusivity for NurOwn™ upon regulatory approval, as well as the opportunity to apply for grant funding from the FDA of up to $400,000 per year for four years to defray costs of clinical trial expenses, tax credits for clinical research expenses and potential exemption from the FDA's application user fee.

Our efforts are directed at:

•	Operating a Good Manufacturing Practice (“GMP”) compliant production process;
•
Demonstrating Safety Tolerability and Therapeutic effect of transplantation of Autologous cultured Bone Marrow Stromal Cells secreting Neurothrophic factors (MSC-NTF) in a Phase I/II Clinical trial in human ALS patients;

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•	Setting up a centralized facility to provide the therapeutic products and services for transplantation in patients in the US, as part of the clinical development program; and
•	Submitting an Investigational New Drug application (“IND”) to the FDA.

Our Approach

Our research team led by Prof. Melamed and Prof. Offen has shown that human bone marrow mesenchymal stem cells can be expanded and induced to differentiate into two types of brain cells, neuron-like and astrocyte-like cells, each having different therapeutic potential, as follows:

NurOwn™ program one - Neurotrophic-factors (“NTF”) secreting cells (MSC-NTF) - human bone marrow derived NTF secreting cells for treatment of, ALS, PD and MS. In-vitro differentiation of the expanded human bone marrow derived mesenchymal stem cells in a proprietary medium led to the generation of neurotrophic-factors secreting cells. The in-vitro differentiated cells were shown to express and secrete GDNF, as well as other NTFs, into the growth medium. GDNF is a neurotrophic-factor, previously shown to protect, preserve and even restore neuronal function, particularly dopaminergic cells in PD, but also neuron function in other neurodegenerative pathologies such as ALS and Huntington’s disease. Unfortunately, therapeutic application of GDNF is hampered by its poor brain penetration and stability. Attempting to infuse the protein directly to the brain is impractical and the alternative, using GDNF gene therapy, suffers from the limitations and risks of using viral vectors. Our preliminary results show that our NTF secreting cells, when transplanted into a 6-OHDA lesion PD rat model, show significant efficacy. Within weeks of the transplantation, there was an improvement of more than 50% in the animals’ characteristic disease symptoms.

We have optimized the proprietary processes for induction of differentiation of human bone marrow derived mesenchymal stem cells into differentiated cells that produce NTF (MSC-NTF).  The optimization and process development is conducted in GMP compliance.

 NurOwn™ program two - Dopaminergic neuron-like cells - human bone marrow derived dopamine producing neural cells for restorative treatment in PD. Human bone marrow mesenchymal stem cells were isolated and expanded. Subsequent differentiation of the cell cultures in a proprietary differentiation medium generated cells with neuronal-like morphology and showing protein markers specific to neuronal cells. Moreover, the in-vitro differentiated cells were shown to express enzymes and proteins required for dopamine metabolism, particularly the enzyme tyrosine hydroxylase. Most importantly, the cells produce and release dopamine in-vitro. Further research consisting of implanting these cells in an animal model of PD (6-OHDA induced lesions), showed the differentiated cells exhibit long-term engraftment, survival and function in vivo. Most importantly, such implantation resulted in marked attenuation of their symptoms, essentially reversing their Parkinsonian movements.

Our technology is based on the NurOwn™ products - an autologous cell therapeutic modality, comprising the extraction of the patient bone marrow, which is then processed into the appropriate neuronal-like cells and re-implanted into the patient’s muscles, spinal cord or brain. This approach is taken in order to increase patient safety and minimize any chance of immune reaction or cell rejection.

The therapeutic modality will comprise the following:

•	Bone marrow aspiration from patient;

•	Isolation and expansion of the mesenchymal stem cells;

•	Differentiation of the expanded stem cells into neurotrophic-factor secreting cells; and

•	Autologous transplantation into the patient into the site of damage.

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Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 605 Third Avenue, 34th Floor, New York, New York 10158, and our telephone number is (646) 666-3188. We maintain an Internet website at http://www.brainstorm-cell.com. The information on our website is not incorporated into this prospectus.

The Offering

Securities Offered	19,818,972 shares of common stock
Warrants to purchase 14,864,229 shares of common stock 14,864,229 shares of common stock issuable upon exercise of the warrants

Common stock outstanding as of June 15, 2012	128,586,644 shares

Common stock to be outstanding after the offering assuming the sale of all shares covered hereby and assuming no exercise of the warrants for the shares covered by this prospectus	148,405,616 shares
Common stock to be outstanding after the offering assuming the sale of all shares covered hereby and assuming the exercise of all warrants for the shares covered by this prospectus	163,269,845 shares
Use of proceeds
We estimate that we will receive up to $4,911,676.86 in net proceeds from the sale of the securities in this offering, based on a per share purchase price of $0.29 and after deducting placement agent fees and commissions and estimated offering expenses payable by us.  We will use the proceeds from the sale of the securities for clinical trials in the United States and Israel, research and development, working capital needs, capital expenditures and other general corporate purposes. See “Use of Proceeds” for more information.

Risk factors	The shares of common stock offered hereby involve a high degree of risk. See “Risk Factors” beginning on page 4.

Dividend policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

Trading Symbol	Our common stock currently trades on the OTCQB Bulletin Board under the symbol “BCLI.”

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RISK FACTORS

You should carefully consider and evaluate all of the information in this prospectus, including the risk factors listed below. Risks and uncertainties in addition to those we describe below, that may not be presently known to us, or that we currently believe are immaterial, may also harm our business and operations. If any of these risks occur, our business, results of operations and financial condition could be harmed, the price of our common stock could decline, and future events and circumstances could differ significantly from those anticipated in the forward-looking statements contained in this prospectus.

Risks related to our business

We need to raise additional capital. If we are unable to raise additional capital on favorable terms and in a timely manner, we will not be able to execute our business plan and we could be forced to restrict or cease our operations.

We will need to raise additional funds to meet our anticipated expenses so that we can execute our business plan. We expect to incur substantial and increasing net losses for the foreseeable future as we increase our spending to execute our development programs. Our auditors have expressed in their audit report that there is substantial doubt regarding our ability to continue as a going concern.

The amount of financing required will depend on many factors including our financial requirements to fund our research and clinical trials, and our ability to secure partnerships and achieve partnership milestones as well as to fund other working capital requirements. Our ability to access the capital markets or to enlist partners is mainly dependent on the progress of our research and development and regulatory approval of our products.

Assuming we raise additional funds through the issuance of equity, equity-related or debt securities, these securities may have rights, preferences or privileges (including registrations rights) senior to those of the rights of our common stock and our stockholders will experience additional dilution.

Our business in the foreseeable future will be based on technology licensed from Ramot and if this license were to be terminated upon failure to make required royalty payments in the future, we would need to change our business strategy and we may be forced to cease our operations.

Agreements we and our Israeli Subsidiary have with Ramot impose on us royalty payment obligations.  If we fail to comply with these obligations, Ramot may have the right to terminate the license.  If Ramot elects to terminate our license, we would need to change our business strategy and we may be forced to cease our operations.  We currently do not owe Ramot any overdue payments.

Our company has a history of losses and we expect to incur losses for the foreseeable future.

As a development stage company, we are in the early stages of executing our business plan. We had no revenues for the fiscal years ended December 31, 2011 or December 31, 2010 nor through June 30, 2012. Our ability to operate successfully is materially uncertain and our operations are subject to significant risks inherent in a developing business enterprise. We are currently in the process of introducing the Company to strategic partners. In the upcoming three years, the Company will focus on clinical trials. We are unable at this time to foresee when we will generate revenues from strategic partnerships or otherwise. Furthermore, we expect to incur substantial and increasing operating losses for the next several years as we increase our spending to execute our development programs. These losses are expected to have an adverse impact on our working capital, total assets and stockholders’ equity, and we may never achieve profitability.

Our product development programs are based on novel technologies and are inherently risky.

We are subject to the risks of failure inherent in the development of products based on new technologies. The novel nature of our stem cell therapy creates significant challenges with regard to product development and optimization, manufacturing, government regulations, and market acceptance. For example, the FDA has relatively limited experience with stem cell therapies. None have been approved by them for commercial sale, and the pathway to regulatory approval for our cell therapy product candidates may accordingly be more complex and lengthy. As a result, the development and commercialization pathway for our therapies may be subject to increased uncertainty, as compared to the pathway for new conventional drugs.

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We are faced with uncertainties related to our research.

Our research programs are based on scientific hypotheses and experimental approaches that may not lead to desired results. In addition, the timeframe for obtaining proof of principle and other results may be considerably longer than originally anticipated, or may not be possible given time, resource, financial, strategic and collaborator scientific constraints. Success in one stage of testing is not necessarily an indication that the particular program will succeed in later stages of testing and development. It is not possible to predict, based upon studies in in-vitro models and in animals, whether any of the therapies designed for these programs will prove to be safe, effective, and suitable for human use. Each therapy will require additional research and development, scale-up, formulation and extensive clinical testing in humans. Unsatisfactory results obtained from a particular study relating to a program may cause the Company to abandon its commitment to that program or to the lead therapy or product candidate being tested. The discovery of unexpected toxicities, lack of sufficient efficacy, unacceptable pharmacology, inability to increase scale of manufacture, market attractiveness, regulatory hurdles, competition, as well as other factors, may make our targets, lead therapies or product candidates unattractive or unsuitable for human use, and we may abandon our commitment to that program, target, lead therapy or product candidate. In addition, preliminary results seen in animal and/or limited human testing may not be substantiated in larger controlled clinical trials.

The field of stem cell therapy is relatively new and our development efforts may not yield an effective treatment of human diseases.

Except for bone marrow transplants for neoplastic disease, the field of stem cell therapy remains largely untested in the clinical setting. Our intended cell therapeutic treatment methods for ALS involve a new approach that has not yet been proven to work in humans. We are currently conducting Phase I/II clinical trials for ALS, which, together with other stem cell therapies, may ultimately prove ineffective in treatment of human diseases. If we cannot successfully implement our NurOwnTM stem cell therapy in human testing, we would need to change our business strategy and we may be forced to change our operations.

A significant global market for our services has yet to emerge.

Very few companies have been successful in their efforts to develop and commercialize a stem cell product. We believe that there will be many different applications for products successfully derived from our technologies and that the anticipated market for products under development will continue to expand. No assurance, however, can be given that these beliefs will prove to be correct due to competition from existing or new products and the yet to be established commercial viability of our products. Stem cell products in general may be susceptible to various risks, including undesirable and unintended side effects, unintended immune system responses, inadequate therapeutic efficacy, or other characteristics that may prevent or limit their approval or commercial use. The demand for stem cell processing and the number of people who may use cell or tissue-based therapies is difficult to forecast. As there are no real experts who can forecast this market with accuracy, there is limited data from which the future use of our services may be forecasted. Physicians, patients, formularies, third party payers or the medical community in general may not accept or utilize any products that the Company or its collaborative partners may develop. Our success is dependent on the establishment of a large global market for our products and services and our ability to capture a share of this market.

We have limited experience in conducting and managing clinical trials and the application process necessary to obtain regulatory approvals.

Our limited experience in conducting and managing clinical trials and the application process necessary to obtain regulatory approvals might prevent us from successfully designing or implementing a preclinical study or clinical trial. Cell-based therapy products, in general, may be susceptible to various risks, including undesirable and unintended side effects, unintended immune system responses, inadequate therapeutic efficacy or other characteristics that may prevent or limit their approval by regulators or commercial use. Many companies in the industry have suffered significant setbacks in advanced clinical trials, despite promising results in earlier trials. If our clinical trials are unsuccessful, or if we do not complete our clinical trials, we may not receive regulatory approval for or be able to commercialize our product candidates.

If we do not succeed in conducting and managing our preclinical development activities or clinical trials, or in obtaining regulatory approvals, we might not be able to commercialize our product candidates, or might be significantly delayed in doing so, which will materially harm our business.

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Our ability to generate revenues from any of our product candidates will depend on a number of factors, including our ability to successfully complete clinical trials, obtain necessary regulatory approvals and implement our commercialization strategy. We may, and anticipate that we will need to, transition from a company with a research and development focus to a company capable of supporting commercial activities and we may not succeed in such a transition.

We may not be able to secure and maintain research institutions to conduct our clinical trials.

We rely on research institutions to conduct our clinical trials. Specifically, the limited number of centers experienced with cell therapy product candidates heightens our dependence on such research institutions. Our reliance upon research institutions, including hospitals and clinics, provides us with less control over the timing and cost of clinical trials and the ability to recruit subjects. If we are unable to reach agreements with suitable research institutions on acceptable terms, or if any resulting agreement is terminated, we may be unable to quickly replace the research institution with another qualified institution on acceptable terms. Furthermore, we may not be able to secure and maintain suitable research institutions to conduct our clinical trials.

We are subject to a strict regulatory environment. If we fail to obtain and maintain required regulatory approvals for our potential cell therapy products, our ability to commercialize our potential cell therapy products will be severely limited.

None of our product candidates have received regulatory approval for commercial sale.

Numerous statutes and regulations govern human testing and the manufacture and sale of human therapeutic products in the United States and other countries where we intend to market our products. Such legislation and regulation bears upon, among other things, the approval of protocols and human testing, the approval of manufacturing facilities, testing procedures and controlled research, review and approval of manufacturing, preclinical and clinical data prior to marketing approval including adherence to GMP during production and storage as well as regulation of marketing activities including advertising and labeling.

The completion of the clinical testing of our product candidates and the obtaining of required approvals are expected to take several years and require the expenditure of substantial resources. We may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent regulatory approval and/or commercialization of our product candidates, including the following:

•	The FDA or similar foreign regulatory authorities may find that our product candidates are not sufficiently safe or effective or may find our processes or facilities unsatisfactory;

•	Officials at the MOH, the FDA or similar foreign regulatory authorities may interpret data from preclinical studies and clinical trials differently than we do;

•	Our clinical trials may produce negative or inconclusive results or may not meet the level of statistical significance required by the MOH, the FDA or other regulatory authorities, and we may decide, or regulators may require us, to conduct additional preclinical studies and/or clinical trials or to abandon one or more of our development programs;

•	The MOH, the FDA or similar foreign regulatory authorities may change their approval policies or adopt new regulations;

•	There may be delays or failure in obtaining approval of our clinical trial protocols from the MOH, the FDA or other regulatory authorities or obtaining institutional review board approvals or government approvals to conduct clinical trials at prospective sites;

•	We, or regulators, may suspend or terminate our clinical trials because the participating patients are being exposed to unacceptable health risks or undesirable side effects;

•	We may experience difficulties in managing multiple clinical sites;

•	Enrollment in our clinical trials for our product candidates may occur more slowly than we anticipate, or we may experience high drop-out rates of subjects in our clinical trials, resulting in significant delays; and

•	We may be unable to manufacture or obtain from third party manufacturers sufficient quantities of our product candidates for use in clinical trials.

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Investors should be aware of the risks, problems, delays, expenses and difficulties which may be encountered by us in light of the extensive regulatory environment in which our business operates. In particular, our development costs will increase if we have material delays in our clinical trials, or if we are required to modify, suspend, terminate or repeat a clinical trial. If we are unable to conduct our clinical trials properly and on schedule, marketing approval may be delayed or denied by the MOH or the FDA.

Even if a product candidate is approved by the MOH, the FDA or any other regulatory authority, we may not obtain approval for an indication whose market is large enough to recoup our investment in that product candidate. We may never obtain the required regulatory approvals for any of our product candidates. Later discovery of previously unknown problems with a product, manufacturer or facility may result in restrictions on the product or manufacturer, including a withdrawal of the product from the market.

Even if regulatory approvals are obtained for our product candidates, we will be subject to ongoing government regulation. If we or one or more of our partners or collaborators fail to comply with applicable current and future laws and government regulations, our business and financial results could be adversely affected.

The healthcare industry is one of the most highly regulated industries in the United States. The federal government, individual state and local governments and private accreditation organizations all oversee and monitor the activities of individuals and businesses engaged in the delivery of health care products and services. Even if regulatory authorities approve any of our human therapeutic product candidates, current laws, rules and regulations that could directly or indirectly affect our ability and the ability of our strategic partners and customers to operate each of their businesses could include, without limitation, the following:

•
State and local licensing, registration and regulation of laboratories, the collection, processing and storage of human cells and tissue, and the development and manufacture of pharmaceuticals and biologics;

•	The federal Clinical Laboratory Improvement Act and amendments of 1988;

•	Laws and regulations administered by the FDA, including the Federal Food Drug and Cosmetic Act and related laws and regulations;

•	The Public Health Service Act and related laws and regulations;

•	Laws and regulations administered by the United States Department of Health and Human Services, including the Office for Human Research Protections;

•	State laws and regulations governing human subject research;

•	Occupational Safety and Health requirements; and

•	State and local laws and regulations dealing with the handling and disposal of medical waste.

Compliance with such regulation may be expensive and consume substantial financial and management resources. If we, or any future marketing collaborators or contract manufacturers, fail to comply with applicable regulatory requirements, we may be subject to sanctions including fines, product recalls or seizures, injunctions, total or partial suspension of production, civil penalties, withdrawal of regulatory approvals and criminal prosecution. Any of these sanctions could delay or prevent the promotion, marketing or sale of our products.

We are subject to environmental, health and safety laws.

We are subject to various laws and regulations relating to safe working conditions, laboratory and manufacturing practices, the experimental use of animals and humans, emissions and wastewater discharges, and the use and disposal of hazardous or potentially hazardous substances used in connection with our research. We also cannot accurately predict the extent of regulations that might result from any future legislative or administrative action. Any of these laws or regulations could cause us to incur additional expense or restrict our operations.

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Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development or production efforts.

Our success will depend in part on establishing and maintaining effective strategic partnerships and collaborations, which may impose restrictions on our business and subject us to additional regulation.

A key aspect of our business strategy is to establish strategic relationships in order, to expand or complement our research and development or commercialization capabilities, and to reduce the cost of research and development. There can be no assurance that we will enter into such relationships, that the arrangements will be on favorable terms or that such relationships will be successful. If we are ultimately successful in executing our strategy of securing collaborations with companies that would undertake advanced clinical development and commercialization of our products, we may not have day-to-day control over their activities. Any such collaborator may adhere to criteria for determining whether to proceed with a clinical development program under circumstances where we might have continued such a program. Potential collaborators may have significant discretion in determining the efforts and amount of resources that they dedicate to our collaborations or may be unwilling or unable to fulfill their obligations to us, including their development and commercialization. Potential collaborators may underfund or not commit sufficient resources to the testing, marketing, distribution or other development of our products. They may also not properly maintain or defend our intellectual property rights or they may utilize our proprietary information in such a way as to invite litigation that could jeopardize or potentially invalidate our proprietary information or expose us to potential liability. Potential collaboration partners may have the right to terminate the collaboration on relatively short notice and if they do so or if they fail to perform or satisfy their obligations to us, the development or commercialization of products would be delayed and our ability to realize any potential milestone payments and royalty revenue would be adversely affected.

We face competition in our efforts to develop cell therapies for ALS and other neurodegenerative diseases.

We face competition in our efforts to develop cell therapies and other treatment or procedures to cure or slow the effects of ALS and other neurodegenerative diseases. Among our competitors are companies that are involved in the fetal cell transplant or embryonic stem cell derived cell therapy and companies developing adult stem cells. Other companies are developing traditional chemical compounds, new biological drugs, cloned human proteins and other treatments, which are likely to impact the markets that we intend to target. Some of our competitors possess longer operating histories and greater financial, managerial, scientific and technical resources than we do and some possess greater name recognition and established customer bases. Some also have significantly more experience in preclinical testing, human clinical trials, product manufacturing, the regulatory approval process and marketing and distribution than we do.

The trend towards consolidation in the pharmaceutical and biotechnology industries may adversely affect us.

There is a trend towards consolidation in the pharmaceutical and biotechnology industries. This consolidation trend may result in the remaining companies having greater financial resources and discovery technological capabilities, thus intensifying competition in these industries. This trend may also result in fewer potential collaborators or licensees for our therapeutic product candidates. Also, if a consolidating company is already doing business with our competitors, we may lose existing licensees or collaborators as a result of such consolidation.

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There is a scarcity of experienced professionals in the field of cell therapy and we may not be able to retain key personnel or hire new key personnel needed to implement our business strategy and develop our products and businesses. If we are unable to retain or hire key personnel, we may be unable to continue to grow our business or to implement our business strategy, and our business may be materially and adversely affected.

Given the specialized nature of cell therapy and the fact that it is a young field, there is an inherent scarcity of experienced personnel in the field. Our success depends on a significant extent to the continued services of certain highly qualified scientific and management personnel.  We face competition for qualified personnel from numerous industry sources, and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms.  The loss of service of any of our key personnel could have a material adverse effect on our operations or financial condition.  In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.  We do not have key person life insurance on all of our key personnel. The future success of the Company also depends upon our ability to attract and retain additional qualified personnel (including medical, scientific, technical, commercial, business and administrative personnel) necessary to support our anticipated growth, develop our business, and maintain appropriate licensure, on acceptable terms. There can be no assurance that we will be successful in attracting or retaining personnel required by us to continue and grow our operations. The loss of a key employee, the failure of a key employee to perform in his or her current position or our inability to attract and retain skilled employees, as needed, could result in our inability to continue to grow our business or to implement our business strategy, or may have a material adverse effect on our business, financial condition and results of operations.

Technological and medical developments or improvements in conventional therapies could render the use of stem cells and our services and planned products obsolete.

The pharmaceutical industry is characterized by rapidly changing markets, technology, emerging industry standards and frequent introduction of new products. The introduction of new products embodying new technologies, including new manufacturing processes, and the emergence of new industry standards may render our technologies obsolete, less competitive or less marketable. Advances in other treatment methods or in disease prevention techniques could significantly reduce or entirely eliminate the need for our stem cell services, planned products and therapeutic efforts. Additionally, technological or medical developments may materially alter the commercial viability of our technology or services, and require us to incur significant costs to replace or modify equipment in which we have a substantial investment. In either event, we may experience a material adverse effect on our business, results of operations and financial condition.

If Ramot is unable to obtain patents on the patent applications and technology exclusively licensed to our Israeli Subsidiary or if patents are obtained but do not provide meaningful protection, we may not be able to successfully market our proposed products.

We rely upon the patent application filed by Ramot and the license granted to us and our Israeli Subsidiary by Ramot under the Research and License Agreement (the “Original Ramot Agreement”), dated as of July 8, 2004, with Ramot, the technology licensing company of Tel Aviv University. We agreed under the Original Ramot Agreement that Ramot, in consultation with us, is responsible for obtaining patent protection for technology owned by Ramot and licensed to us. No assurance can be given that any of our pending or future patent applications will be approved, that the scope of any patent protection granted will exclude competitors or provide us with competitive advantages, that any of the patents that may be issued to us will be held valid if subsequently challenged, or that other parties will not claim rights to or ownership of our patents or other proprietary rights that we hold.  Furthermore, there can be no assurance that others have not developed or will not develop similar products, duplicate any of our technology or products or design around any patents that have been or may be issued to us or any future licensors.  Since patent applications in the United States and in Europe are not disclosed until applications are published, there can be no assurance that others did not first file applications for products covered by our pending patent applications, nor can we be certain that we will not infringe any patents that may be issued to others.

We also rely upon unpatented proprietary technology, know-how and trade secrets and seek to protect them through confidentiality agreements with employees, consultants and advisors. If these confidentiality agreements are breached, we may not have adequate remedies for the breach. In addition, others may independently develop or otherwise acquire substantially the same proprietary technology as our technology and trade secrets.

We may be unable to protect our intellectual property from infringement by third parties.

Despite our efforts to protect our intellectual property, third parties may infringe or misappropriate our intellectual property. Our competitors may also independently develop similar technology, duplicate our processes or services or design around our intellectual property rights. We may have to litigate to enforce and protect our intellectual property rights to determine their scope, validity or enforceability. Intellectual property litigation is costly, time-consuming, diverts the attention of management and technical personnel and could result in substantial uncertainty regarding our future viability. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection would limit our ability to develop or market our services in the future. This would also likely have an adverse effect on the revenues generated by any sale or license of such intellectual property. Furthermore, any public announcements related to such litigation or regulatory proceedings could adversely affect the price of our common stock.

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Third parties may claim that we infringe on their intellectual property.

We may be subject to costly litigation in the event our technology is claimed to infringe upon the proprietary rights of others. Third parties may have, or may eventually be issued, patents that would be infringed by our technology. Any of these third parties could make a claim of infringement against us with respect to our technology. We may also be subject to claims by third parties for breach of copyright, trademark or license usage rights. Litigation and patent interference proceedings could result in substantial expense to us and significant diversion of efforts by our technical and management personnel. An adverse determination in any such proceeding or in patent litigation could subject us to significant liabilities to third parties or require us to seek licenses from third parties. Such licenses may not be available on acceptable terms or at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from commercializing our products, which would have a material adverse effect on our business, results of operations and financial condition.

As a result of our reliance on consultants, we may not be able to protect the confidentiality of our technology, which, if disseminated, could negatively impact our plan of operations.

We currently have relationships with two academic consultants who are not employed by us, and we may enter into additional relationships of such nature in the future. We have limited control over the activities of these consultants and can expect only limited amounts of their time to be dedicated to our activities. These persons may have consulting, employment or advisory arrangements with other entities that may conflict with or compete with their obligations to us. Our consultants typically sign agreements that provide for confidentiality of our proprietary information and results of studies. However, in connection with every relationship, we may not be able to maintain the confidentiality of our technology, the dissemination of which could hurt our competitive position and results of operations. To the extent that our scientific consultants develop inventions or processes independently that may be applicable to our proposed products, disputes may arise as to the ownership of the proprietary rights to such information, we may expend significant resources in such disputes and we may not win those disputes.

It is uncertain to what extent the government, private health insurers and third-party payers will approve coverage or provide reimbursement for the therapies and products to which our services relate. Availability for such reimbursement may be further limited by an increasing uninsured population and reductions in Medicare and Medicaid funding in the United States.

Our ability to successfully commercialize our human therapeutic products will depend significantly on our ability to obtain acceptable prices and the availability of reimbursement to the patient from third-party payers, such as government and private insurance plans. While we have not commenced discussions with any such parties, these third-party payers frequently require companies to provide predetermined discounts from list prices, and they are increasingly challenging the prices charged for pharmaceuticals and other medical products. Our human therapeutic products may not be considered cost-effective, and reimbursement to the patient may not be available or sufficient to allow us to sell our products on a competitive basis. Further, as cost containment pressures are increasing in the health care industry, government and private payers adopt strategies designed to limit the amount of reimbursement paid to health care providers. Such cost containment measures may include:

•	Reducing reimbursement rates;

•	Challenging the prices charged for medical products and services;

•	Limiting services covered;

•	Decreasing utilization of services;

•	Negotiating prospective or discounted contract pricing;

•	Adopting capitation strategies; and

•	Seeking competitive bids.

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Similarly, the trend toward managed health care and bundled pricing for health care services in the United States could significantly influence the purchase of healthcare services and products, resulting in lower prices and reduced demand for our therapies.

We may not be able to negotiate favorable reimbursement rates for our human therapeutic products. If we fail to obtain acceptable prices or an adequate level of reimbursement for our products, the sales of our products would be adversely affected or there may be no commercially viable market for our products.

Unintended consequences of recently adopted health reform legislation in the U.S. may adversely affect our business.

The healthcare industry is undergoing fundamental changes resulting from political, economic and regulatory influences. In the U.S., comprehensive programs are under consideration that seek to, among other things, increase access to healthcare for the uninsured and control the escalation of healthcare expenditures within the economy. On March 23, 2010, health reform legislation was approved by Congress and has been signed into law. While we do not believe this legislation will have a direct impact on our business, the legislation has only recently been enacted and requires the adoption of implementing regulations, which may have unintended consequences or indirectly impact our business. For instance, the scope and implications of the recent amendments pursuant to the Fraud Enforcement and Recovery Act of 2009 have yet to be fully determined or adjudicated and as a result it is difficult to predict how future enforcement initiatives may impact our business. Also, in some instances our clients may be health insurers that will be subject to limitations on their administrative expenses and new federal review of “unreasonable” rate increases which could impact the prices they pay for our services. If the legislation causes such unintended consequences or indirect impact, it could have a material adverse effect on our business, financial condition and results of operations.

Ethical and other concerns surrounding the use of stem cell therapy may negatively impact the public perception of our stem cell services, thereby suppressing demand for our services.

Although our stem cell business pertains to adult stem cells only, and does not involve the more controversial use of embryonic stem cells, the use of adult human stem cells for therapy could give rise to similar ethical, legal and social issues as those associated with embryonic stem cells, which could adversely affect its acceptance by consumers and medical practitioners. Additionally, it is possible that our business could be negatively impacted by any stigma associated with the use of embryonic stem cells if the public fails to appreciate the distinction between adult and embryonic stem cells. Delays in achieving public acceptance may materially and adversely affect the results of our operations and profitability.

We are exposed to fluctuations in currency exchange rates.

A significant portion of our business, particularly our research and development, is conducted outside the United States. Therefore, we are exposed to currency exchange fluctuations in other currencies such as the New Israeli Shekels (“NIS”) and the Euro. Moreover, a portion of our expenses in Israel and Europe are paid in NIS and Euros, respectively, which subjects us to the risks of foreign currency fluctuations. Our primary expenses paid in NIS are employee salaries, fees for consultants and subcontractors and lease payments on our Israeli facilities.

The dollar cost of our operations in Israel will increase to the extent increases in the rate of inflation in Israel are not offset by a devaluation of the NIS in relation to the dollar, which would harm our results of operations.

Since a considerable portion of our expenses such as employees' salaries are linked to an extent to the rate of inflation in Israel, the dollar cost of our operations is influenced by the extent to which any increase in the rate of inflation in Israel is or is not offset by the devaluation of the NIS inrelation to the dollar. As a result, we are exposed to the risk that the NIS, after adjustment for inflation in Israel, will appreciate in relation to the dollar. In that event, the dollar cost of our operations in Israel will increase and our dollar-measured results of operations will be adversely affected. During the past few years inflation-adjusted NIS appreciated against the dollar, which raised the dollar cost of our Israeli operations. We cannot predict whether the NIS will appreciate against the dollar or vice versa in the future. Any increase in the rate of inflation in Israel, unless the increase is offset on a timely basis by a devaluation of the NIS in relation to the dollar, will increase labor and other costs, which will increase the dollar cost of our operations in Israel and harm our results of operations.

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We may be subject to significant product liability claims and litigation which could adversely affect our future earnings and financial condition.

Our business exposes us to potential product liability risks inherent in the testing, processing and marketing of stem cell therapy products. Specifically, the conduct of clinical trials in humans involves the potential risk that the use of our stem cell therapy products will result in adverse effects. Such liability claims may be expensive to defend and result in large judgments against us. We currently maintain liability insurance for our clinical trials; however such liability insurance may not be adequate to fully cover any liabilities that arise from clinical trials of our stem cell therapy products. We also maintain errors and omissions, directors and officers, workers’ compensation and other insurance appropriate to our business activities. If we were to be subject to a claim in excess of this coverage or to a claim not covered by our insurance and the claim succeeded, we would be required to pay the claim from our own limited resources, which could have a material adverse effect on our financial condition, results of operations and business. Additionally, liability or alleged liability could harm our business by diverting the attention and resources of our management and damaging our reputation and that of our subsidiaries.

Political, economic and military instability in Israel may impede our ability to execute our plan of operations.

Our principal operations and the research and development facilities of the scientific team funded by us under the Original Ramot Agreement are located in Israel. Accordingly, political, economic and military conditions in Israel may affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have occurred between Israel and its Arab neighbors. Acts of random terrorism periodically occur which could affect our operations or personnel. Ongoing or revived hostilities or other factors related to Israel could harm our operations and research and development process and could impede our ability to execute our plan of operations.

In addition, Israeli-based companies and companies doing business with Israel have been the subject of an economic boycott by members of the Arab League and certain other predominantly Muslim countries since Israel's establishment.  Although Israel has entered into various agreements with certain Arab countries and the Palestinian Authority, and various declarations have been signed in connection with efforts to resolve some of the economic and political problems in the Middle East, we cannot predict whether or in what manner these problems will be resolved. Wars and acts of terrorism have resulted in damage to the Israeli economy, including reducing the level of foreign and local investment.

Furthermore, certain of our officers and employees may be obligated to perform annual reserve duty in the Israel Defense Forces and are subject to being called up for active military duty at any time. Israeli citizens who have served in the army may be subject to an obligation to perform reserve duty until they are between 40 and 49 years old, depending upon the nature of their military service.

Risks related to our common stock

The price of our stock is expected to be volatile.

The market price of our common stock has fluctuated significantly, and is likely to continue to be highly volatile. To date, the trading volume in our stock has been relatively low and significant price fluctuations can occur as a result. An active public market for our common stock may not continue to develop or be sustained. If the low trading volumes experienced to date continue, such price fluctuations could occur in the future and the sale price of our common stock could decline significantly. Investors may therefore have difficulty selling their shares.

Your percentage ownership will be diluted by future issuances of our securities.

In order to meet our financing needs, we may issue additional significant amounts of our common stock and warrants to purchase shares of our common stock. The precise terms of any future financings will be determined by us and potential investors and such future financings may also significantly dilute your percentage ownership in the Company.

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ACCBT Corp. holds equity participation rights and other rights that could affect our ability to raise funds.

Pursuant to the subscription agreement with ACCBT Corp., a company under the control of Mr. Chaim Lebovits, our President, we granted ACCBT Corp. the right to acquire additional shares of our common stock whenever we issue additional shares of common stock or other securities of the Company, or options or rights to purchase shares of the Company or other securities directly or indirectly convertible into or exercisable for shares of the Company (including shares of any newly created class or series). This participation right could limit our ability to enter into equity financings and to raise funds from third parties.  ACCBT Corp. is entitled to purchase its pro rata share of any additional securities we offer, so that its percentage ownership of the Company remains the same after any such issuance of additional securities. Such additional securities will be offered to ACCBT Corp. at the same price and on the same terms as the other investors in the transaction. ACCBT Corp. will have 30 days from the date of our notice to ACCBT Corp. of any intended transaction, to decide whether it wishes to exercise its participation rights in the transaction. We also are prohibited from taking certain corporate actions without the consent of ACCBT Corp., including issuing shares, acquiring or divesting assets and making payment of cash compensation over $60,000 per year. Further, ACCBT Corp. also has the right to appoint a majority of our Board of Directors. In connection with the subscription agreement, we entered into a registration rights agreement with ACCBT Corp. pursuant to which we granted piggyback registration rights to ACCBT Corp. In addition, we issued ACCBT warrants to purchase up to 30,250,000 shares of common stock, of which 30,250,000 warrants are presently outstanding. The outstanding warrants contain full-ratchet anti-dilution provisions and cashless exercise provisions, which permit the cashless exercise of up to 50% of the underlying shares of common stock, and 10,083,333 of such Warrants have an exercise price of $0.20 and the remainder have an exercise price of $0.29. ACCBT has waived its participation rights, registration rights and anti-dilution rights solely in connection with this offering and with respect to issuances that were made prior to the date hereof.

You may experience difficulties in attempting to enforce liabilities based upon U.S. federal securities laws against us and our non-U.S. resident directors and officers.

Our principal operations are located through our subsidiary in Israel and our principal assets are located outside the U.S. Our Chief Executive Officer, Chief Financial Officer, and some of our directors are foreign citizens and do not reside in the U.S. It may be difficult for courts in the U.S. to obtain jurisdiction over our foreign assets or these persons and as a result, it may be difficult or impossible for you to enforce judgments rendered against us or our directors or executive officers in U.S. courts. Thus, should any situation arise in the future in which you have a cause of action against these persons or entities, you are at greater risk in investing in our Company rather than a domestic company because of greater potential difficulties in bringing lawsuits or, if successful, collecting judgments against these persons or entities as opposed to domestic persons or entities.

The trading price of our common stock entails additional regulatory requirements, which may negatively affect such trading price.

Our common stock is currently listed on the OTC Markets Group, an over-the-counter electronic quotation service, which stock currently trades below $5.00 per share. We anticipate the trading price of our common stock may continue to be below $5.00 per share. As a result of this price level, trading in our common stock would be subject to the requirements of certain “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any equity security not listed on either a securities exchange or NASDAQ that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser's written consent to the transaction before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock. As a consequence, the market liquidity of our common stock could be severely affected or limited by these regulatory requirements.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares issued in this offering may be sold in the market following this offering, which may depress the market price of our common stock.  Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline.  If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the securities issued in the offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”).

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our Common Stock may be materially and adversely affected.

As a public company in the United States, we are subject to the reporting obligations under the U.S. securities laws. The Securities and Exchange Commission, or the SEC, as required under Section 404 of the Sarbanes-Oxley Act of 2002, has adopted rules requiring every public company to include a report of management on the effectiveness of such company’s internal control over financial reporting in its annual report.  Our consolidated financial statements for the year ended December 31, 2011 and for the quarter ended March 31, 2012, provided that our management has performed an evaluation of the effectiveness of our disclosure controls and internal control over financial reporting for the periods covered by Forms 10-K  and 10-Q, and concluded that our disclosure controls and procedures were not effective as of March 31, 2012 as a result of the material weaknesses in our internal control over financial reporting. The material weaknesses identified in our internal control over financial reporting are related to both the inadequate supervisory review structure and insufficient personnel with appropriate levels of accounting knowledge and experience to address the high volume of U.S. GAAP accounting issues and to prepare and review financial statements and related disclosures under U.S. GAAP.  In response to the material weaknesses described above, we plan to develop and take several measures designed to remediate the material weaknesses in our internal control over financial reporting. The measures we intend to take in the future may not be sufficient to remediate the material weaknesses noted by our management and our independent registered public accounting firm and to avoid potential future material weaknesses.  We may require more resources and incur more costs than currently expected to remediate our identified material weaknesses or any additional significant deficiencies or material weaknesses that may be identified, which may adversely affect our results of operations. If either of the material weaknesses is not remedied or recurs, or if we identify additional weaknesses or fail to timely and successfully implement new or improved controls, our ability to assure timely and accurate financial reporting may be adversely affected, and we could suffer a loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the trading price of our shares of common stock, result in lawsuits being filed against us by our shareholders, or otherwise harm our reputation. In addition, our auditor is not required to attest to the effectiveness of our internal controls over financial reporting due to our status of qualifying as a small reporting company. As a result, current and potential investors could lose confidence in our financial reporting, which could harm our business and have an adverse effect on our share price.

Delaware law could discourage a change in control, or an acquisition of us by a third party, even if the acquisition would be favorable to you, and thereby adversely affect existing stockholders.

The Delaware General Corporation Law contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of our Company, even when these attempts may be in the best interests of stockholders. Delaware law imposes conditions on certain business combination transactions with “interested stockholders.”   These provisions and others that could be adopted in the future could deter unsolicited takeovers or delay or prevent changes in our control or management, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices. These provisions may also limit the ability of stockholders to approve transactions that they may deem to be in their best interests.

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We do not expect to pay dividends in the foreseeable future, and accordingly you must rely on stock appreciation for any return on your investment.

We have paid no cash dividends on our common stock to date, and we currently intend to retain our future earnings, if any, to fund the continued development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future.  Further, any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors, including contractual restrictions to which we may be subject, and will be at the discretion of our Board of Directors.

We may use these proceeds in ways with which you may not agree.

We have considerable discretion in the application of the proceeds of this offering. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in a manner agreeable to you. You must rely on our judgment regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase the price of our shares. The net proceeds may also be placed in investments that do not produce income or that lose value.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are management’s beliefs and assumptions. In addition, other written or oral statements that constitute forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate and statements may be made by or on our behalf. Words such as “should,” “could,” “may,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements.

We describe material risks, uncertainties and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors” and may update our descriptions of such risks, uncertainties and assumptions in any prospectus supplement. We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Forward looking statements include, but are not limited to, statements about:

•	Statements as to the anticipated timing of clinical studies and other business developments;
•	Statements as to the development of new products;
•	Our expectations regarding federal, state and foreign regulatory requirements;
•	Our expectations regarding grants from federal resources; and
•
Statements regarding growth strategies, financial results, product development, competitive strengths, intellectual property rights, litigation, mergers and acquisitions, market acceptance or continued acceptance of our products, accounting estimates, financing activities and ongoing contractual obligations.

Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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EXCHANGE RATE INFORMATION

In this prospectus, references to “$” are to U.S. dollars, and references to “NIS” are to New Israeli Shekels. The exchange rate between the NIS and the U.S. dollar used in this prospectus varies depending on the date and context of the information contained herein.

The following table sets forth for each period indicated: (1) the low and high exchange rates during such period; (2) the exchange rates in effect at the end of the period; and (3) the average exchange rates for such period, for one U.S. dollar, expressed in NIS, as quoted by the Bank of Israel. The average exchange rate is calculated on the last business day of each month for the applicable period.

	Year ended December 31,				Quarter ended March 31,	Quarter ended June 30,
	2008	2009	2010	2011	2012	2012
Low	3.230	3.690	3.549	3.363	3.700	3.715
High	4.022	4.256	3.894	3.821	3.854	3.947
Period End	3.802	3.775	3.549	3.821	3.715	3.923
Average	3.588	3.933	3.733	3.578	3.771	3.8928

As of  July 9, 2012, the daily representative rate of exchange between the NIS and the U.S. dollar as published by the Bank of Israel was NIS 3.9640 to $1.00.

USE OF PROCEEDS

We estimate that we will receive up to $4,911,676.86 in net proceeds from the sale of the securities in this offering, based on a per share purchase price of $0.29 and after deducting placement agent fees and commissions and estimated offering expenses payable by us.  We will use the proceeds from the sale of the securities for initiation of clinical trials in the United States, research and development, working capital needs, capital expenditures and other general corporate purposes.

If a warrant holder exercises his warrants, we will also receive proceeds from the exercise of warrants.  We cannot predict when, or if, the warrants will be exercised.  It is possible that the warrants may expire and may never be exercised.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to finance the growth and development of our business. Therefore, we do not anticipate that we will declare or pay any cash dividends on our common stock in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, restrictions under any existing indebtedness and other factors the Board of Directors deems relevant.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution of the value of the shares you purchase is a result of the lower book value of the shares held by our existing stockholders.

 At March 31, 2012, the net tangible book value of our shares of common stock was $817,000 or approximately $0.006 per share based upon 126,737,158 shares outstanding.  After giving effect to our sale of 19,818,972 shares of common stock at a public offering price of $0.29 per share, and after deducting placement agent fees and commissions and estimated offering expenses, our pro forma net tangible book value as of March 31, 2012  would have been $5,728,777, or $0.039 per share.  This represents an immediate increase in net tangible book value of $0.033 per share to existing stockholders and an immediate dilution in net tangible book value of $0.257 per share to purchasers of securities in this offering, as illustrated in the following table:

Assumed public offering price per share	$0.29
Pro forma net tangible book value per share as of March 31, 2012	$0.006
Increase per share attributable to new investors	$0.033
Pro forma as adjusted net tangible book value per share after this offering	$0.039
Dilution per share to new investors in this offering	$0.257

The above discussion does not include the following:

3,225,103 shares of common stock reserved for future issuance under our equity incentive plans as of June 6, 2012, and also does not include the increase of 9,000,000 shares of common stock available for issuance under such plans approved on June 12, 2012.  As of June 6, 2012, there were 3,936,665 options outstanding under such plans with a weighted average exercise price of $0.1766 per share;

47,582,162 shares of common stock issuable upon exercise of outstanding warrants as of June 6, 2012, with exercise prices ranging from $0.00005 per share to $1.00 per share;

1,349,486 shares of common stock issued between March 31, 2012 and July 17, 2012 upon exercise of options and warrants.

14,864,229 shares of common stock issuable upon exercise of warrants at an exercise price of $0.29 per share sold as part of this offering.

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PLAN OF DISTRIBUTION

Maxim Group LLC, which we refer to herein as the Placement Agent, has agreed to act as placement agent in connection with this offering subject to the terms and conditions of the placement agent agreement dated July 17, 2012. The Placement Agent is not purchasing or selling any securities offered by this prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with the offering. Therefore, we will enter into a purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus.

We have agreed to pay the Placement Agent a placement agent’s fee equal to six percent (6%) and a corporate finance fee equal to one percent (1%) of the aggregate purchase price of the shares sold in this offering.

In addition, we have agreed to issue to the Placement Agent, or its designees, warrants exercisable for a number of shares of common stock equal to 3% of the aggregate number of shares of common stock sold in this offering (excluding any shares of common stock issuable upon exercise of the warrants). The placement agent warrants will have the substantially same terms as the warrants offered hereunder, except that the placement agent warrants will have an exercise price of 120% of the public offering price per share, or $0.348 per share, and the expiration date shall be two years from the closing of this offering. Pursuant to FINRA Rule 5110(g)(1), neither the placement agent warrants nor any shares of common stock issued upon exercise of the placement agent warrants may be sold, transferred, assigned, pledged, or hypothecated, or be subject to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, except the transfer of any security:

▪	by operation of law or by reason of our reorganization;
▪	to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;
▪	if the aggregate amount of our securities held by the Placement Agent or related person does not exceed 1% of the securities being offered;
▪	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or
▪	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

Subject to compliance with FINRA Rule 5110(f)(2)(D), we have also agreed to pay the Placement Agent a non-accountable expense reimbursement equal to the lesser of (i) $100,000 and (ii) 3% of the gross proceeds raised in the offering. Based on the gross proceeds in the offering, the Placement Agreement will receive a non-accountable expense reimbursement of 100,000. We have also agreed to reimburse the Placement Agent for its actual “roadshow” expenses; provided, however, that such expenses shall not exceed $2,000. We have reimbursed the Placement Agent for its actual road show expenses of $2000. In addition, subject to FINRA Rule 5110(f)(2)(D), we have granted to the Placement Agent a right of first refusal with respect to additional raises of funds by means of a public offering or a private placement of equity or debt securities using an underwriter or placement agent during the 12 months following this offering.

The following table shows the per share and total placement agent’s fees that we will pay to the Placement Agent in connection with the sale of the shares and warrants offered pursuant to this prospectus assuming the purchase of all of the shares offered hereby.

Per share placement agent’s fees (1)	$0.02
Maximum offering total	$344,850

(1) Does not include a corporate finance fee in the amount of 1%, or $0.0029 per share and $57,475 in the aggregate, of the gross proceeds of the offering payable to the placement agent.

Because there is no minimum amount required as a condition to the closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above.

Our obligations to issue and sell securities to the purchasers is subject to the conditions set forth in the securities purchase agreement attached as Annex A hereto, which may be waived by us at our discretion. A purchaser’s obligation to purchase securities is subject to the conditions set forth in the securities purchase agreement as well, which may also be waived.

We estimate the total offering expenses in this offering that will be payable by us, excluding the placement agent’s fees, will be approximately $4,911,676.86 which include legal, accounting and printing costs, various other fees and reimbursement of the placement agent’s expenses.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and the securities purchase agreement. A form of the placement agent agreement and the form of securities purchase agreement with investors are included as exhibits to the registration statement of which this prospectus forms a part.

We have agreed to indemnify the Placement Agent against certain liabilities under the Securities Act of 1933, as amended. The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

As an underwriter, the Placement Agent would be required to comply with the Securities Act and the Securities Exchange Act of 1934, as amended, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock and warrants by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

•	may not engage in any stabilization activity in connection with our securities; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The securities registered under the registration statement of which this prospectus forms a part may be offered and sold to investors in Israel. The offering of securities in Israel, if any, will be pursuant to an exemption from the registration requirements in Israel and will be considered a private placement in Israel under Israeli Law.

Leader Underwriters (1993) Ltd (“Leader”), an underwriter registered under the laws of Israel, acted as a sub-agent of the Placement Agent for the sole purpose of arranging for the sale of securities registered under the registration statement of which this prospectus forms a part to investors in Israel. The offering of securities in Israel will be pursuant to an exemption from the registration requirements in Israel and will be considered a private placement in Israel under Israeli law. Pursuant to the terms of a Selected Dealer Agreement, dated July 17, 2012, between the Placement Agent and Leader, Leader shall receive from the Placement Agent a cash payment equal to 5% of gross proceeds of securities placed by Leader, or $48,625, and warrants to purchase 3% of the shares of common stock placed by Leader, or warrants to purchase 100,603 shares of common stock.

Furthermore, all of our directors, executive officers, key consultants and affiliates, including ACCBT, have entered into lock-up agreements with Maxim Group LLC. Under those lock-up agreements, subject to certain exceptions, those holders of such stock may not, directly or indirectly, offer, sell, contract to sell (including short-selling), pledge or otherwise dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock, without the prior written consent of Maxim Group LLC, for a period of 180 days from the closing date of this offering. In addition, we have agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or securities exchangeable, convertible or exercisable into common stock for a period of 90 days following the closing date of this offering, subject to certain exceptions.

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DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus summarizes all the material terms and provisions of the various types of securities that we may offer.

Common stock

We are authorized to issue 800,000,000 shares of common stock, $0.00005 par value.  As of June 15, 2012, there were 128,586,644 shares of our common stock issued and outstanding, held by approximately 66 record holders.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by stockholders, including the election of directors.  The holders of common stock do not have any cumulative voting, conversion, redemption or preemptive rights.  The holders of common stock are entitled to receive ratably dividends as may be declared from time to time by our Board of Directors out of funds legally available for that purpose.  In the event of our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in our assets available for distribution to such holders.  All issued and outstanding shares of common stock are fully paid and non-assessable.

Anti-Takeover Provisions of Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly-held Delaware corporation from engaging in a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years following the date such person became an “interested stockholder” unless:

•
before such person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder;

•
upon the consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares held by directors who also are officers of the corporation and shares held by employee stock plans; or

•
at or following the time such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation which is not owned by the interested stockholder.

The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns, or, within the three years prior to the determination of interested stockholder status, owned, 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset or stock sales and other similar transactions resulting in a financial benefit to an interested stockholder. Section 203 makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

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Warrants

The Warrants offered in this offering will be issued in the form attached as Annex B hereto. You should review a copy of the form of warrant for a complete description of the terms and conditions applicable to the Warrants. The following is a brief summary of the Warrants and is subject in all respects to the provisions contained in the form of warrant.

In connection with this offering, we will issue a warrant to purchase 0.75 shares of common stock for each share of common stock purchased or issued.  Each warrant entitles the holder to purchase 0.75 shares of common stock at an exercise price of $0.29 per share and has a term of exercise equal to 30 months. If an effective registration statement is not available for the issuance of the underlying shares of a warrant to a warrant holder, the warrant holder may choose “cashless exercise.” After the expiration of the 30-month exercise period, warrant holders will have no further rights to exercise such warrants.

The warrants may be exercised at any time in whole or in part at the applicable exercise price until expiration of the warrants.  We will not issue fractional shares of common stock and we will, at our election, either pay cash in lieu of fractional shares of common stock or round up to the next whole share.  Warrant holders do not have any voting, dividend or other rights as a stockholder of our Company.  The exercise price and the number of shares of common stock purchasable upon the exercise of each warrant are subject to adjustment upon the happening of certain events, such as stock dividends, splits, combinations or similar events affecting our common stock.

Subject to certain exceptions, in the event of a fundamental transaction, as defined in the Form of Warrant attached as Annex B hereto, a warrant holder shall have the right to receive, at the warrant holder’s option, for each share of common stock that would have been issuable upon exercise immediately prior to the occurrence of a fundamental transaction, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such fundamental transaction by a holder of the number of shares of common stock for which the warrant was exercisable immediately prior to such fundamental transaction. In the event of certain fundamental transactions, the holders of the warrants may require us to redeem the warrants for a purchase price payable in cash at the Black-Scholes value of the warrants, as calculated pursuant to the terms of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company LLC.

OTC Bulletin Board Listing

Our common stock is currently traded on the OTCQB operated by the OTC Markets Group (“OTCQB”) under the trading symbol “BCLI.”

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OUR BUSINESS
Company Overview

We are a biotechnology company developing innovative stem cell therapeutic products based on technologies enabling the in-vitro differentiation of bone marrow stem cells into neural-like cells. We aim to become a leader in adult stem cell transplantation for neurodegenerative diseases. Our technology entails exploiting the patient’s own bone marrow stem cells to generate glial-like cells that may provide an effective treatment for ALS, PD, MS and Spinal Cord Injury.

Our core technology was developed in collaboration with prominent neurologist, Prof. Eldad Melamed, former head of Neurology of the Rabin Medical Center and member of the Scientific Committee of the Michael J. Fox Foundation for Parkinson's Research, and expert Cell biologist Prof. Daniel Offen, of the Felsenstein Medical Research Center of Tel Aviv University.

Our team demonstrated formation of neurotrophic-factor secreting cells (glial-like cells) from in-vitro differentiated bone marrow cells that produce NTF including GDNF, BDNF and additional factors. Moreover, in research conducted by our team, implantation of these differentiated cells into brains of animal models that had been induced to Parkinsonian behavior markedly improved their condition.

Our aim is to provide neural-supporting stem cell transplants that are expected to maintain, preserve and possibly restore the damaged neurons, protecting them from further degeneration.

Our Israeli Subsidiary holds exclusive worldwide rights to commercialize the technology, through a licensing agreement with Ramot, the technology transfer company of Tel Aviv University, Israel.

As a result of limited cash resources and the desire to take a faster path to clinical trials, since the fourth quarter of 2008 we have focused all of our efforts on ALS, and are currently not allocating resources towards PD, MS or other neurodegenerative diseases.  Other indications are currently being evaluated.

We are currently in the clinical stage of development of our technology and we intend to begin the process of seeking regulatory approval from regulatory agencies in the U.S.

In June 2011, we initiated a Phase I/II clinical study for ALS patients using our autologous NurOwn™ stem cell therapy, after receiving final approval from the Israel MOH. In June 2012, the Company completed a study of twelve patients and an interim report is expected to be submitted to the Israel MOH in the third quarter of fiscal 2012.

Three ALS patients have been treated on a compassionate use basis in Israel and no adverse events were reported in the six-month post-transplant follow-up.

In February 2011, the FDA granted Orphan Drug designation to our NurOwn™ autologous adult stem cell product candidate for the treatment of ALS. Orphan Drug status entitles us to seven years of marketing exclusivity for NurOwn™ upon regulatory approval, as well as the opportunity to apply for grant funding from the FDA of up to $400,000 per year for four years to defray costs of clinical trial expenses, tax credits for clinical research expenses and potential exemption from the FDA's application user fee.

Our efforts are directed at:

•	Operating a GMP compliant production process;
•
Demonstrating Safety Tolerability and Therapeutic effect of transplantation of Autologous cultured Bone Marrow Stromal Cells secreting Neurothrophic factors (MSC-NTF) in a Phase I/II Clinical trial in human ALS patients;

•	Setting up a centralized facility to provide the therapeutic products and services for transplantation in patients in the US, as part of the clinical development program; and
•	Submitting an IND to the FDA.

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Our Approach

Our research team led by Prof. Melamed and Prof. Offen has shown that human bone marrow mesenchymal stem cells can be expanded and induced to differentiate into two types of brain cells, neuron-like and astrocyte-like cells, each having different therapeutic potential, as follows:

NurOwn™ program one - NTF secreting cells (MSC-NTF) - human bone marrow derived NTF secreting cells for treatment of, ALS, PD and MS. In-vitro differentiation of the expanded human bone marrow derived mesenchymal stem cells in a proprietary medium led to the generation of neurotrophic-factors secreting cells. The in-vitro differentiated cells were shown to express and secrete GDNF, as well as other NTFs, into the growth medium. GDNF is a neurotrophic-factor, previously shown to protect, preserve and even restore neuronal function, particularly dopaminergic cells in PD, but also neuron function in other neurodegenerative pathologies such as ALS and Huntington’s disease. Unfortunately, therapeutic application of GDNF is hampered by its poor brain penetration and stability. Attempting to infuse the protein directly to the brain is impractical and the alternative, using GDNF gene therapy, suffers from the limitations and risks of using viral vectors. Our preliminary results show that our NTF secreting cells, when transplanted into a 6-OHDA lesion PD rat model, show significant efficacy. Within weeks of the transplantation, there was an improvement of more than 50% in the animals’ characteristic disease symptoms.

We have optimized the proprietary processes for induction of differentiation of human bone marrow derived mesenchymal stem cells into differentiated cells that produce NTF (MSC-NTF).  The optimization and process development is conducted in GMP compliance.

NurOwn™ program two - Dopaminergic neuron-like cells - human bone marrow derived dopamine producing neural cells for restorative treatment in PD. Human bone marrow mesenchymal stem cells were isolated and expanded. Subsequent differentiation of the cell cultures in a proprietary differentiation medium generated cells with neuronal-like morphology and showing protein markers specific to neuronal cells. Moreover, the in-vitro differentiated cells were shown to express enzymes and proteins required for dopamine metabolism, particularly the enzyme tyrosine hydroxylase. Most importantly, the cells produce and release dopamine in-vitro. Further research consisting of implanting these cells in an animal model of PD (6-OHDA induced lesions), showed the differentiated cells exhibit long-term engraftment, survival and function in vivo. Most importantly, such implantation resulted in marked attenuation of their symptoms, essentially reversing their Parkinsonian movements.

Our technology is based on the NurOwn™ products - an autologous cell therapeutic modality, comprising the extraction of the patient bone marrow, which is then processed into the appropriate neuronal-like cells and re-implanted into the patient’s muscles, spinal cord or brain. This approach is taken in order to increase patient safety and minimize any chance of immune reaction or cell rejection.

The therapeutic modality will comprise the following:

•	Bone marrow aspiration from patient;

•	Isolation and expansion of the mesenchymal stem cells;

•	Differentiation of the expanded stem cells into neurotrophic-factor secreting cells; and

•	Autologous transplantation into the patient into the site of damage.

History

The Company was incorporated under the laws of the State of Washington on September 22, 2000, under the name Wizbang Technologies, Inc. and acquired the right to market and sell a digital data recorder product line in certain states in the U.S. Subsequently, the Company changed its name to Golden Hand Resources Inc. On July 8, 2004, the Company entered into the licensing agreement with Ramot to acquire certain stem cell technology and decided to discontinue all activities related to the sales of the digital data recorder product. In November 2004, the Company changed its name from Golden Hand Resources Inc. to Brainstorm Cell Therapeutics Inc. to better reflect its new line of business in development of novel cell therapies for neurodegenerative diseases. On October 25, 2004, the Company formed its wholly-owned subsidiary, Brainstorm Cell Therapeutics Ltd. in Israel. On December 18, 2006, the stockholders of the Company approved a proposal to change the state of incorporation of the Company from the State of Washington to the State of Delaware. The reincorporation was completed on December 21, 2006 through the merger of the Company into a newly formed, wholly-owned Delaware subsidiary of Brainstorm, also named Brainstorm Cell Therapeutics Inc.

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Recent Developments

In February 2011, the FDA’s Office of Orphan Products Developments granted Orphan Drug designation for the Company’s NurOwn™ autologous adult stem cell product candidate for the treatment of ALS.  In July 2011, we entered into a Memorandum of Understanding with Massachusetts General Hospital and the University of Massachusetts Medical School in anticipation of applying for FDA approval to begin ALS human clinical trials in the United States.

Between February 22, 2011 and March 1, 2011, we entered into Securities Purchase Agreements with institutional and individual investors pursuant to which we issued and sold 12,815,000 units comprised of shares of common stock and warrants for the purchase of common stock in exchange for $3,588,200 ($0.28 per unit). Each unit includes (i) one share of common stock, (ii) a warrant to purchase one-half of one share of our common stock until the first anniversary of the closing date at a purchase price of $0.28 per share (as of March 1, 2012, 5,460,666 were cancelled as they were not exercised before the expiration date) and (iii) a warrant to purchase one share of our common stock until the second anniversary of the closing date at a purchase price of $0.50 per share.  The warrants may only be exercised by the payment of the exercise price in cash. Upon exercise of any outstanding warrants, the Company will receive additional cash proceeds from the exercise price paid by such warrant holders.

In June 2011, we initiated a Phase I/II clinical study for ALS patients using our autologous NurOwn™ stem cell therapy, after receiving final approval from the Israel MOH.

On February 17, 2010, our wholly owned Israeli subsidiary entered into a series of agreements with Hadasit Medical Research Services and Development Ltd., a subsidiary of the Hadassah Medical Organization (“Hadassah”) and Professor Dimitrios Karousis (the “Clinical Trial Agreement”). Under the Clinical Trial Agreement, Hadassah and our personnel will conduct a clinical trial to evaluate the safety and tolerability of our treatment using mesenchymal bone marrow stem cells secreting neurotrophic factors (MSC-NTF) in patients with ALS, in accordance with a protocol developed jointly by us and Hadassah. The trial is expected to include between 24 and 26 patients.

Intellectual property generated through the study will be owned by us.  Hadassah will be entitled to use the intellectual property generated through the study for non-commercial purposes. All existing intellectual property of the Company and Hadassah shall be retained by each respective party.

In connection with the study, we agreed to pay Hadassah $38,190 per patient totaling up to $992,880, as well as $31,250 per month for rental and operation of clean room facilities according to GMP standards at Hadassah facilities in Jerusalem in order to apply the cell growth and differentiation process in accordance with our methods.

On June 27, 2011, our wholly owned Israeli subsidiary entered into the Amendment (the “Amendment”) to the Clinical Trial Agreement. The Amendment amended the Clinical Trial Agreement to, among other things: (i) decrease the total payment due to Hadassah from $992,880 to $773,400 and (ii) change the termination provisions so only we may terminate the agreement upon 60 days’ notice.

On September 22, 2011, our wholly owned Israeli subsidiary entered into an additional Amendment to the Clinical Trial Agreement (“Amendment 2”) to rent an additional clean room starting December 1, 2011.

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In September 2011, we received notice from the Israeli Office of the Chief Scientist (“OCS”) of its commitment to grant the Company approximately $1.1 million in accordance with OCS guidelines. As of June 25, 2012, approximately $350,000 has been received. We are obligated to pay royalties to the OCS, amounting to 3% to 5% of revenues derived from sales of the products funded with the OCS grant, up to an amount equal to 100% of the grant received.

On March 12, 2012, we announced plans to initiate a preclinical study assessing the efficiency of our NurOwn™ stem cell technology in patients with MS. Positive proof-of-concept results for MS have been confirmed in a set of in-vitro and in-vivo experiments, and we are working to advance MS into preclinical development in our second quarter in 2012.

Stem Cell Therapy

Our activities are within the stem cell therapy field. Stem cells are non-specialized cells with a potential for both self-renewal and differentiation into cell types with a specialized function, such as muscle, blood or brain cells. The cells have the ability to undergo asymmetric division such that one of the two daughter cells retains the properties of the stem cell, while the other begins to differentiate into a more specialized cell type.   Stem cells are therefore central to normal human growth and development, and also are a potential source of new cells for the regeneration of diseased and damaged tissue. Stem cell therapy aims to restore diseased tissue function by the replacement and/or addition of healthy cells by stem cell transplants.

Currently, two principal platforms for cell therapy products are being explored: (i) embryonic stem cells (“ESC”), isolated from the inner mass of a few days old embryo; and (ii) adult stem cells, sourced from bone marrow, cord blood and various organs. Although ESCs are the easiest to grow and differentiate, their use in human therapy is limited by safety concerns associated with their tendency to develop Teratomas (a form of tumor) and their potential to elicit an immune reaction. In addition, ESC has generated much political and ethical debate due to their origin in early human embryos.

Cell therapy using adult stem cells does not suffer from the same concerns. Bone marrow is the tissue where differentiation of stem cells into blood cells (haematopoiesis) occurs. In addition, it harbors stem cells capable of differentiation into mesenchymal (muscle, bone, fat and other) tissues. Such mesenchymal stem cells have also been shown capable of differentiating into nerve, skin and other cells. In fact, bone marrow transplants have been safely and successfully performed for many years, primarily for treating leukemia, immune deficiency diseases, severe blood cell diseases, lymphoma and multiple myeloma. Moreover, bone marrow may be obtained through a simple procedure of aspiration, from the patient himself, enabling autologous cell therapy, thus obviating the need for donor matching, circumventing immune rejection and other immunological mismatch risks, as well as avoiding the need for immunosuppressive therapy. We believe bone marrow, in particular autologous bone marrow, capable of in-vitro growth and multipotential differentiation, presents a preferable source of therapeutic stem cells.

Neurodegenerative Diseases

Studies of neurodegenerative diseases suggest that symptoms that arise in afflicted individuals are secondary to defects in neuron cell function and neural circuitry and, to date, cannot be treated effectively with systemic drug delivery. Consequently, alternative approaches for treating neurodegenerative diseases have been attempted, such as transplantation of cells capable of replacing or supplementing the function of damaged neurons. For such cell replacement therapy to work, implanted cells must survive and integrate, both functionally and structurally, within the damaged tissue.

Amyotrophic Lateral Sclerosis (ALS)

ALS, often referred to as “Lou Gehrig's disease,” is a progressive neurodegenerative disease that affects nerve cells in the brain and the spinal cord. Motor neurons reach from the brain to the spinal cord and from the spinal cord to the muscles throughout the body. The progressive degeneration of the motor neurons in ALS eventually leads to death. As motor neurons degenerate, they can no longer send impulses to the muscle fibers that normally result in muscle movement. With voluntary muscle action progressively affected, patients in the later stages of the disease may become completely paralyzed. However, in most cases, mental faculties are not affected.

Approximately 5,600 people in the U.S. are diagnosed with ALS each year. It is estimated that as many as 30,000 Americans and 100,000 people across the western world may have the disease at any given time. Consequently, the total estimated cost of treating ALS patients is approximately $1.25 billion per year in the U.S. and $3 billion per year in the western world.

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Description

Early symptoms of ALS often include increasing muscle weakness or stiffness, especially involving the arms and legs, speech, swallowing or breathing.

ALS is most often found in the 40 to 70 year age group with the same incidence as MS. There appear to be more MS sufferers because MS patients tend to live much longer, some for 30 years or more. The life expectancy of an ALS patient averages about two to five years from the time of diagnosis. However, up to 10% of ALS patients will survive more than ten years.

Current Treatments

The physician bases medication decisions on the patient's symptoms and the stage of the disease. Some medications used for ALS patients include:

•
Riluzole - the only medication approved by the FDA to slow the progress of ALS. While it does not reverse ALS, Riluzole has been shown to reduce nerve damage. Riluzole may extend the time before a patient needs a ventilator (a machine to assist breathing) and may prolong the patient's life by several months;

•	Baclofen or Diazepam - these medications may be used to control muscle spasms, stiffness or tightening (spasticity) that interfere with daily activities; and

•	Trihexyphenidyl or Amitriptyline - these medications may help patients who have excess saliva or secretions, and emotional changes.

Other medications may be prescribed to help reduce such symptoms as fatigue, pain, sleep disturbances, constipation, and excess saliva and phlegm.

Parkinson’s Disease (PD)

Background

PD is a chronic, progressive disorder, affecting certain nerve cells, which reside in the Substantia Nigra of the brain and which produce dopamine, a neurotransmitter that directs and controls movement. In PD, these dopamine-producing nerve cells break down, causing dopamine levels to drop below the threshold levels and resulting in brain signals directing movement to become abnormal. The cause of the disease is unknown.

Over 6.3 million people worldwide suffer from PD, of whom about one million are in the United States. In over 85% of cases, PD occurs in people over the age of 65. Prevalence of PD is increasing in line with the general aging of the population. We believe the markets for pharmaceutical treatments for PD have a combined value of approximately $3.754 billion per year. However, these costs are dwarfed when compared to the total economic burden of the disease, which has been estimated by the National Institute of Neurological Disease (“NINDS”) to exceed $6 billion annually in the U.S. alone, including costs of medical treatment, caring, facilities and other services, as well as loss of productivity of both patients and caregivers.

Description

The classic symptoms of PD are shaking (tremor), stiff muscles (rigidity) and slow movement (Bradykinesia). A person with fully developed PD may also have a stooped posture, a blank stare or fixed facial expression, speech problems and difficulties with balance or walking. Although highly debilitating, the disease is not life threatening and an average patient’s life span is approximately 20 years.

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Current Treatments

Current drug therapy for PD primarily comprises dopamine replacement, either directly (levodopa), with dopamine mimetics or by inhibition of its breakdown. Thus, the current drugs focus on treating the symptoms of the disease and do not presume to provide a cure.

Levodopa, which remains the standard and most potent PD medication available, has a propensity to cause serious motor response complications (“MRCs”) with long-term use. Moreover, effective drug dosage often requires gradual increase, leading to more adverse side effects and eventual resistance to their therapeutic action. This greatly limits patient benefit. Therefore, physicians and researchers are continuously seeking levodopa-sparing strategies in patients with early-stage disease to delay the need for levodopa, as well as in patients with late stage disease who no longer respond to therapy.

Prescription drugs to treat PD currently generate sales of over $3.351 billion worldwide and the market is expected to grow to approximately $3.754 billion by 2015, driven by the increase in size of the elderly population and the introduction of new PD therapies that carry a higher price tag than the generic levodopa.

Another method for treating PD is Deep Brain Stimulation (“DBS”), which consists of transplanting electrodes deep into the brain to provide permanent electrical stimulation to specific areas of the brain and to cause a delay in the activity in those areas. However, DBS is problematic as it often causes uncontrollable and severe side effects such as bleeding in the brain, infection and depression. In addition, like drug therapy, DBS focuses on treating the symptoms of PD and does not provide a cure.

There is a greatly unsatisfied need for novel approaches towards management of PD. These include development of neurotrophic agents for neuroprotection and/or neurorestoration, controlling levodopa-induced adverse side effects, developing compounds targeting nondopaminergic systems (e.g., glutamate antagonists) controlling the motor dysfunction such as gait, freezing, and postural imbalance, treating and delaying the onset of disease-related dementia and providing simplified dosing regimens.

In addition to the symptomatic drug development approaches, there is an intense effort to develop cell and gene therapeutic “curative” approaches to restore the neural function in patients with PD, by (i) replacing the dysfunctional cells with dopamine producing cell transplant, or by (ii) providing growth factors and proteins, such as glial derived neurotrophic factor (“GDNF”), that can maintain or preserve the patient’s remaining dopaminergic cells, protecting them from further degeneration. Preclinical evaluation of cell therapeutic approaches based on transplantation of dopaminergic neurons differentiated in-vitro from ESC, have been successful in ameliorating the Parkinsonian behavior of animal models, as has direct gene therapy with vectors harboring the GDNF gene. However, these approaches are limited, in the first case, by the safety and ethical considerations associated with use of ESC, and, in the second case, by the safety risks inherent to gene therapy.

In fact, PD is the first neurodegenerative disease for which cell transplantation has been attempted in humans, first with adrenal medullary cells and, later, with tissue grafts from fetal brains. About 300 such fetal transplants have already been performed and some benefits have been observed, mainly in younger patients. However, this approach is not only impractical but greatly limited by the ethical issues influencing the availability of human fetuses. The above considerations have led to intensive efforts to define and develop appropriate cells from adult stem cells.

Company Business Strategy

Our efforts are currently focused on the development of the technology to upscale the process from the lab stage to the clinical stage, with the following main objectives:

•	Operating a GMP compliant production process;
•
Demonstrating Safety Tolerability and Therapeutic effect of transplantation of Autologous cultured Bone Marrow Stromal Cells secreting Neurothrophic factors (MSC-NTF) in a Phase I/II Clinical trial in human ALS patients;

•	Setting up a centralized facility to provide the therapeutic products and services for transplantation in patients in the US, as part of the clinical development program; and
•	Submitting an IND to the FDA

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We intend to develop the NurOwn™ therapeutic technology to reach clinical proof of concept and proceed to commercialization with companies experienced in advanced clinical development and commercialization. This approach is intended to generate an early inflow of up-front and milestone payments and to enhance our capacities in regulatory and clinical infrastructure while minimizing expenditure and risk.

We have received interim safety data for the first ALS patients in our Phase I/II clinical study at the Hadassah Medical Center, in the first quarter of 2012. This clinical study is expected to be completed within an additional 12 to 15 months. Initial steps have been made for conducting FDA approved clinical trials in the US. The study is intended to evaluate safety and efficacy of our' cell therapy. We are currently considering developing our autologous cell therapy for the treatment of an additional Central Nervous System indication. Our clinical development timeline is subject to a number of risks as described in the section entitled “Risk Factors.”

Company Business Model

Our objective is to have the proprietary procedure adopted by many medical centers, throughout the U.S., Europe, Israel and East Asia for the treatment of ALS, MS, PD, and other neurodegenerative diseases. Our intended procedure for supporting the degenerated neurons with healthy cells secreting Neurotrophic factors derived by differentiation of bone marrow cells, may be among the earliest successes of stem cell technologies and could be the starting point for a massive market potential in the area of autologous transplantation. A central laboratory would be responsible for processing bone marrow extracted from patients, enabling the production of the cells required for transplantation. Transplantation would be carried out by the medical centers, with revenues shared with us on an agreed basis.

We will consider seeking cooperation with a major strategic marketing partner, having established distribution channels and the ability to gain relatively fast access to the target markets.

Our approach will be optimized by working with a major partner. We believe there is a substantial market opportunity and cooperation with strategic partners would facilitate a more rapid and broad market penetration, by leveraging the partner’s market credibility and the proven ability to provide service and support across a large and geographically spread target market.

Potential strategic partners include:

•
Private Medical Center Chains - interested in expanding their service offerings and being associated with an innovative technology, thereby enhancing their professional standing and revenue potential; and

•	Major Pharmaceutical and/or Medical Device Companies - seeking new product opportunities and/or wishing to maintain interest in the market, which may shift away from drugs towards surgical treatment.

We cannot guarantee that we will succeed in finding strategic partners that are willing to enter into collaborations for our potential products at the appropriate stage of development, on economic terms that are attractive to us or at all. We have entered into a Memorandum of Understanding with the Massachusetts General Hospital and the University of Massachusetts Medical School in anticipation of applying for FDA approval to begin ALS human clinical trials in the United States.

Our business model calls for significant investments in research and development.  Our research and development expenditures (i) in 2011 (before participation by the Israeli OCS) were $2,077,000, which included $316,000 in stock-based compensation and (ii) in 2010 (before participation by the Israeli OCS) were $1,385,000, which included $325,000 in stock-based compensation.

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Intellectual Property

Patents:

We have filed for patents in (1) the United States; (2) Europe; (3) Israel; and (4) Hong Kong, resulting in the following:

In the United States, we co-own, with Ramot at Tel-Aviv University Ltd., pending patent application no. 12/994,761, filed on November 25, 2010, entitled “Mesenchymal Stem Cells for the Treatment of CNS Diseases.”

In Europe, we co-own, with Ramot at Tel-Aviv University Ltd., pending patent application no. 09754337.5, filed on May 26, 2009, entitled “Mesenchymal Stem Cells for the Treatment of CNS Diseases.”

In Israel, we co-own, with Ramot at Tel-Aviv University Ltd., pending patent application no. 209604, filed on May 26, 2009, entitled “Mesenchymal Stem Cells for the Treatment of CNS Diseases.”

In Hong Kong, we co-own, with Ramot at Tel-Aviv University Ltd., pending patent application no. 11107062.5, filed on May 26, 2009, entitled “Mesenchymal Stem Cells for the Treatment of CNS Diseases.”

We have also taken a license to several patents and patent applications from Ramot at Tel-Aviv University Ltd., resulting in the following:

We are a licensee of United States patent application no. 11/130,197, filed May 17, 2005, entitled “Methods, nucleic acid constructs and cells for treating neurodegenerative disorders.”

We are a licensee of European patent application no. 06766101.7, filed on June 18, 2006, entitled “Isolated Cells and Populations Comprising Same for the Treatment of CNS Diseases.”

We are a licensee of European patent application no. 11000994.1, filed on June 18, 2006, entitled “Isolated Cells and Populations Comprising Same for the Treatment of CNS Diseases.”

We are a licensee of United States patent application no. 11/727,583, filed on March 27, 2007, entitled “Isolated Cells and Populations Comprising Same for the Treatment of CNS Diseases.”

Trademarks:

We own a pending United States application to register the trademark NUROWN (application no. 85154891, filed October 18, 2010) for use in connection with “compositions of cells derived from stem cells for medical purposes; stem cells for medical purposes.” The application was filed based on an intent-to-use the mark, but has not matured to registration yet.

The patent applications, as well as relevant know-how and research results are licensed from Ramot. We intend to work with Ramot to protect and enhance our mutual intellectual property rights by filing continuations and new patent applications on any improvements and any new discoveries arising in the course of research and development.

Research and License Agreement with Ramot

On July 8, 2004, we entered into a Research and License Agreement (the “Original Ramot Agreement”) with Ramot, the technology licensing company of Tel Aviv University, which agreement was amended on March 30, 2006 by the Amended Research and License Agreement (described below). Under the terms of the Original Ramot Agreement, Ramot granted to us an exclusive license to (i) the know-how and patent applications on the above-mentioned stem cell technology developed by the team led by Prof. Melamed and Prof. Offen, and (ii) the results of further research to be performed by the same team on the development of the stem cell technology. Simultaneously with the execution of the Original Ramot Agreement, we entered into individual consulting agreements with Prof. Melamed and Prof. Offen pursuant to which all intellectual property developed by Prof. Melamed or Prof. Offen in the performance of services thereunder will be owned by Ramot and licensed to us under the Original Ramot Agreement.

On March 30, 2006, we entered into an Amended Research and License Agreement (the “Amended Research and License Agreement”) with Ramot. Under the Amended Research and License Agreement, the funding of further research relating to the licensed technology in an amount of $570,000 per year was reduced to $380,000 per year. Moreover, under the Amended Research and License Agreement, the initial period of time that we agreed to fund the research was extended from an initial period of two (2) years to an initial period of three (3) years. The Amended Research and License Agreement also extended the additional two-year period in the Original Ramot Agreement to an additional three-year period, if certain research milestones were met. In addition, the Amended Research and License Agreement reduced (i) certain royalties payments from five percent (5%) to three percent (3%) of all net sales in cases of third party royalties and (ii) potential payments concerning sublicenses from 30% to 20-25% of sublicense receipts.

We entered into a Second Amended and Restated Research and License Agreement with Ramot on July 26, 2007. Like the Original Ramot Agreement, the amended license agreement imposed on us development and commercialization obligations, milestone and royalty payment obligations and other obligations.

In addition, in the event that the “research period”, as defined in the amended license agreement, was extended for an additional three year period in accordance with the terms of the amended license agreement, then we had to make payments to Ramot during the first year of the extended research period in an aggregate amount of $380,000.

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On December 24, 2009, we entered into a Letter Agreement (the “Letter Agreement”) with Ramot, pursuant to which, among other things, Ramot agreed to: (i) release us from our obligation to fund three years of additional research (which would have totaled $1,140,000); and (ii) accept 1,120,000 shares of our common stock  in lieu of $272,000 in past-due amounts.  Pursuant to the Letter Agreement, we agreed, among other things, to: (i) reimburse Ramot for outstanding patent-related expenses; and (ii) abandon our rights in certain patents of Ramot.

Through March 2011, Ramot sold the 1,120,000 shares of common stock of the Company for $235,000 and we paid the remaining $5,000 due to Ramot. There is no additional debt to Ramot.

On December 20, 2011, we entered into an Assignment Agreement with our Israeli Subsidiary (the “Assignment Agreement”).  Under the Assignment Agreement, we assigned and transferred all of our rights, interests, titles, liabilities and obligations (the “Rights”) under the Second Amended and Restated Research and License Agreement with Ramot to our Israeli Subsidiary, effective as of January 1, 2007 and our Israeli Subsidiary agreed to assume all such Rights.  We agreed to be a guarantor of all obligations of our Israeli Subsidiary under the Second Amended and Restated Research and License Agreement with Ramot and Ramot can look to us to demand compliance with the License Agreement.

Government Regulations and Supervision

Once fully developed, we intend to market our bone marrow derived differentiated neurothrophic-factor secreting cell products, NurOwn™, for autologous transplantation in patients by neurosurgeons in medical facilities in the U.S., Europe, Japan and the Pacific Rim. Accordingly, we believe our research and development activities and the manufacturing and marketing of our technology are subject to the laws and regulations of governmental authorities in the United States and other countries in which our technology and products will be marketed. Specifically, in the U.S., the FDA, among other agencies, regulates new biological product approvals (“BLA”) to establish safety and efficacy, as well as appropriate production of these products. Governments in other countries have similar requirements for testing and marketing.

As we are currently in the research and development stage of our technology and NurOwn™ cell product, we have initiated the process of seeking regulatory approval from the FDA. We have retained/recruited expert regulatory consultants and employees to assist us in our approaches to the FDA. In our efforts to obtain regulatory approval, we will request a pre-Investigational New Drug (“IND”) meeting with the FDA. We are also engaging a regulatory consultant to assist us with the regulatory authorities in Israel.

In February 2011, the FDA granted Orphan Drug designation to our NurOwn™ autologous adult stem cell product candidate for the treatment of ALS. Orphan Drug status entitles us to seven years of marketing exclusivity for NurOwn™ upon regulatory approval, as well as the opportunity to apply for grant funding from the FDA of up to $400,000 per year for four years to defray costs of clinical trial expenses, tax credits for clinical research expenses and potential exemption from the FDA's application user fee.

Regulatory Process in the United States

Regulatory approval of new biological products is a lengthy procedure leading from development of a new product through pre-clinical animal testing and clinical studies in humans. This process is regulated by the FDA, may take a number of years, and requires the expenditure of significant resources. The Orphan Drug designation we have recently been granted by the FDA will no doubt assist us through the regulatory process. However, there can be no assurance that our technology will ultimately receive regulatory approval. We summarize below our understanding of the regulatory approval requirements that may be applicable to us if we pursue the process of seeking an approval from the FDA.

The Federal Food, Drug, and Cosmetic Act and other federal statutes and regulations govern or influence the research, testing, manufacture, safety, labeling, storage, record-keeping, approval, distribution, use, reporting, advertising and promotion of our future products. Non-compliance with applicable requirements can result in civil penalties, recall, injunction or seizure of products, refusal of the government to approve or clear product approval applications or to allow us to enter into government supply contracts, withdrawal of previously approved applications and criminal prosecution.

The FDA has developed and is continuously updating the requirements with respect to cell and gene therapy products and has issued documents concerning the regulation of cellular and tissue-based products, as new biological products. In order to file for a BLA, we will be required to develop our stem cell product in accordance with the regulatory guidelines for cell therapy and manufacture the cell products under GMP. GMP, or Good Manufacturing Practice, is a standard set of guidelines for pharmaceutical and bio-pharmaceutical production operations and facilities by the FDA and other health regulatory authorities, which apply caution in allowing any biologically active material to be administered into the human body.

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Although there can be no assurance that the FDA will not choose to change its regulations, current regulation proposes that cell products which are manipulated, allogeneic, or as in our case, autologous but intended for a different purpose than the natural source cells (NurOwn™ are bone marrow derived and are intended for transplantation into the spinal cord, brain or into the muscles) must be regulated through a "tiered approach intended to regulate human cellular and tissue based products only to the extent necessary to protect public health". Thus the FDA requires: (i) preclinical laboratory and animal testing; (ii) submission of an IND exemption which must be in effect prior to the initiation of human clinical studies; (iii) adequate and well-controlled clinical trials to establish the safety and efficacy of the product for its intended use; (iv) submission to the FDA of a BLA; and (v) review and approval of the BLA as well as inspections of the manufacturing facility for GMP compliance, prior to commercial marketing of the product.

Generally, in seeking an approval from the FDA for sale of a new medical product, an applicant must submit proof of safety and efficacy. Such proof entails extensive pre-clinical studies in the lab and in animals and, if approved by the agency, in humans. The testing, preparation of necessary applications and processing of those applications by the FDA is expensive and may take several years to complete. There can be no assurance that the FDA will act favorably or in a timely manner in reviewing submitted applications, and an applicant may encounter significant difficulties or costs in its efforts to obtain FDA approvals. This, in turn, could delay or preclude the applicant from marketing any products it may develop. The FDA may also require post-marketing testing and surveillance of approved products, or place other conditions on the approvals. These requirements could cause it to be more difficult or expensive to sell the products, and could therefore restrict the commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. For patented technologies, delays imposed by the governmental approval process may materially reduce the period during which an applicant will have the exclusive right to exploit such technologies.

In order to conduct clinical trials of the proposed product, the manufacturer or distributor of the product will have to file an IND submission with the FDA for its approval to commence human clinical trials. The submission must be supported by data, typically including the results of pre-clinical and laboratory testing. Following submission of the IND, the FDA has 30 days to review the application and raise safety and other clinical trial issues. If an applicant is not notified of objections within that period, clinical trials may be initiated at a specified number of investigational sites with the number of patients, as applied. Clinical trials which are to be conducted in accordance with Good Clinical Practice (“GCP”) guidelines are typically conducted in three sequential phases. Phase I represents the initial administration of the drug or biologic to a small group of humans, either healthy volunteers or patients, to test for safety and other relevant factors. Phase II involves studies in a small number of patients to explore the efficacy of the product, to ascertain dose tolerance and the optimal dose range and to gather additional data relating to safety and potential adverse affects. Once an investigational drug is found to have some efficacy and an acceptable safety profile in the targeted patient population, multi-center Phase III studies are initiated to establish safety and efficacy in an expanded patient population and multiple clinical study sites. The FDA reviews both the clinical plans and the results of the trials and may request an applicant to discontinue the trials at any time if there are significant safety issues.

In addition, the manufacturer of our cell therapy product, whether it is performed in-house or by a contract manufacturer, should be registered as a biologic product manufacturer with the FDA product approval process. The FDA may inspect the production facilities on a routine basis for compliance with the GMP and Good Tissue Practice (“GTP”) guidelines for cell therapy products. The regulations of the FDA require that we, and/or any contract manufacturer, design, manufacture and service products and maintain documents in the prescribed manner with respect to manufacturing, testing, distribution, storage, design control and service activities. The FDA may prohibit a company from promoting an approved product for unapproved applications and reviews product labeling for accuracy.

Compliance with Environmental, Health and Safety Laws

In addition to FDA regulations, we are also subject to evolving federal, state and local environmental, health and safety laws and regulations. In the past, compliance with environmental, health and safety laws and regulations has not had a material effect on our capital expenditures. We believe that we comply in all material respects with existing environmental, health and safety laws and regulations applicable to us. Compliance with environmental, health and safety laws and regulations in the future may require additional capital expenditures.

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Competition

We face significant competition in our efforts to develop our products and services, including: (i) cell therapies competing with NurOwn™ and its applications and (ii) other treatments or procedures to cure or slow the effects of ALS, PD and other neurodegenerative diseases. There are a number of companies developing cell therapies for ALS, among them are companies that are involved in the controversial fetal cell transplant or ESC-derived cell therapy, as well as companies developing adult stem cells. Other companies are developing traditional chemical compounds, new biological drugs, cloned human proteins and other treatments, which are likely to impact the markets, which we intend to target. We believe that as an autologous bone marrow derived product that has shown proof of concept in-vitro and in animal studies, NurOwn™ has a first mover advantage in the adult stem cell space and such space has competitive advantages over the fetal cell or ESC-derived cell space as it has a long safety record and does not have the same ethical limitations.

Employees

We currently have 14 scientific and administrative employees, 11 of whom are full-time. None of our employees is represented by a labor union and we believe that we have good relationships with our employees.

PROPERTIES

Our executive offices are located in premises at 605 Third Avenue, 34th Floor, New York, NY 10158.

On December 1, 2004, our Israeli subsidiary, Brainstorm Cell Therapeutics Ltd., entered into a lease agreement for the lease of premises in 12 Basel Street, Petach Tikva, Israel, which include approximately 600 square meters of office and laboratory space. The original term of the lease was 36 months, commencing on April 1, 2005, with two options to extend: one for an additional 24 months (the “First Option”); and one for an additional 36 months (the “Second Option”). We are currently in the Second Option period, which will expire on March 31, 2013, and rent is paid on a quarterly basis in the amount of NIS 32,200 per month.

We expanded our Petach Tikva facility in 2008 to include an animal research facility.

As part of the clinical trials with Hadassah, we pay $67,000 per month for rental and operation of two clean room facilities at Hadassah facilities in Jerusalem.

We believe that the current office and laboratory space is adequate to meet our needs.

LEGAL PROCEEDINGS

On April 17, 2008, Chapman, Spira & Carson, LLC (“CSC”) filed a breach of contract complaint in the Supreme Court of the State of New York (the “Court”) against the Company. The complaint alleges that the Company improperly terminated its contract with CSC. The complaint seeks, among other things, the following relief: (i) 400,000 shares of the common stock of the Company and (ii) warrants to purchase 250,000 shares of the common stock of the Company at an exercise price of $0.30 per share.  Further, the complaint alleges that CSC performed its obligations under the contract and has suffered compensatory damages in an amount up to approximately $672,500.  CSC also seeks costs and attorneys’ fees. On June 5, 2008, the Company filed an answer with the Court. The Company believes that it has substantial defenses to the claims made by CSC and has vigorously defended this action over this period of time. We cannot predict the scope, timing or outcome of this matter. We cannot predict what impact, if any, this matter may have on our business, financial condition, results of operations and cash flow.

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From time to time, we may become involved in litigation relating to claims arising out of operations in the normal course of business, which we consider routine and incidental to our business. We currently are not a party to any legal proceedings other than as described above, the adverse outcome of which, in management’s opinion, would have a material adverse effect on our business, results of operation or financial condition.

MARKET FOR OUR COMMON EQUITY

Market Information

Our common stock is currently traded on the OTCQB under the symbol “BCLI”.The following table contains information about the range of high and low sales prices for our common stock based upon reports of transactions on the OTCQB.

Quarter Ended	High	Low

June 30, 2012	$0.30	$0.21
March 31, 2012	$0.34	$0.20
December 31, 2011	$0.40	$0.20
September 30, 2011	$0.56	$0.27
June 30, 2011	$0.60	$0.25
March 31, 2011	$0.43	$0.18
December 31, 2010	$0.30	$0.18
September 30, 2010	$0.26	$0.16
June 30, 2010	$0.34	$0.19
March 31, 2010	$0.47	$0.21

The source of these high and low prices was the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

On July 9, 2012, the closing bid price of our common stock as reported by the OTCQB was $0.29 per share.

Trades in our common stock may be subject to Rule 15g-9 of the Exchange Act, which imposes requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction before the sale.

The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities listed on certain national exchanges, provided that the current price and volume information with respect to transactions in that security is provided by the applicable exchange or system). The penny stock rules require a broker/dealer, before effecting a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing before effecting the transaction, and must be given to the customer in writing before or with the customer’s confirmation. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for shares of common stock of the Company. As a result of these rules, investors may find it difficult to sell their shares.

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Dividends

We have not paid or declared any cash or other dividends on our common stock within the last two years. Any future determination as to the payment of dividends will depend upon our results of operations, and on our capital requirements, financial condition and other factors relevant at the time. See “Dividend Policy.”

Record Holders

As of June 15, 2012, there were approximately 66 holders of record of our common stock.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Company Overview

We are a biotechnology company developing innovative stem cell therapeutic products based on technologies enabling the in-vitro differentiation of bone marrow stem cells into neural-like cells. We aim to become a leader in adult stem cell transplantation for neurodegenerative diseases. Our technology entails exploiting the patient’s own bone marrow stem cells to generate glial-like cells that may provide an effective treatment for ALS, PD, MS and Spinal Cord Injury.

Our core technology was developed in collaboration with prominent neurologist, Prof. Eldad Melamed, former head of Neurology of the Rabin Medical Center and member of the Scientific Committee of the Michael J. Fox Foundation for Parkinson's Research, and expert cell biologist Prof. Daniel Offen, of the Felsenstein Medical Research Center of Tel Aviv University.

Our team demonstrated formation of neurotrophic-factor secreting cells (glial-like cells) from in-vitro differentiated bone marrow cells that produce NTF including GDNF, BDNF and additional factors. Moreover, in research conducted by our team, implantation of these differentiated cells into brains of animal models that had been induced to Parkinsonian behavior markedly improved their condition.

Our aim is to provide neural-supporting stem cell transplants that are expected to maintain, preserve and possibly restore the damaged neurons, protecting them from further degeneration.

Our Israeli subsidiary holds exclusive worldwide rights to commercialize the technology, through a licensing agreement with Ramot, the technology transfer company of Tel Aviv University, Israel.

As a result of limited cash resources and the desire to take a faster path to clinical trials, since the fourth quarter of 2008 we have focused all of our efforts on ALS, and are currently not allocating resources towards PD, MS or other neurodegenerative diseases.  Other indications are currently being evaluated.

We are currently in the clinical stage of development of our technology and we intend to begin the process of seeking regulatory approval from regulatory agencies in the U.S.

In June 2011, we initiated a Phase I/II clinical study for ALS patients using our autologous NurOwn™ stem cell therapy, after receiving final approval from the Israel MOH. In June 2012, the Company completed a study of twelve patients and an interim report is expected to be submitted to the Israel MOH in the third quarter of fiscal 2012.

Three ALS patients have been treated on a compassionate use basis in Israel and no adverse events were reported in the six-month post-transplant follow-up.

In February 2011, the FDA granted Orphan Drug designation to our NurOwn™ autologous adult stem cell product candidate for the treatment of ALS. Orphan Drug status entitles us to seven years of marketing exclusivity for NurOwn™ upon regulatory approval, as well as the opportunity to apply for grant funding from the FDA of up to $400,000 per year for four years to defray costs of clinical trial expenses, tax credits for clinical research expenses and potential exemption from the FDA's application user fee.

Our efforts are directed at:

•	Operating a GMP compliant production process;
•
Demonstrating Safety Tolerability and Therapeutic effect of transplantation of Autologous cultured Bone Marrow Stromal Cells secreting Neurothrophic factors (MSC-NTF) in a Phase I/II Clinical trial in human ALS patients;

•	Setting up a centralized facility to provide the therapeutic products and services for transplantation in patients in the US, as part of the clinical development program; and
•	Submitting an IND to the FDA.

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Results of Operations

For the year ended December 31, 20l1

Research and Development, net:

Research and development expenses, net for the year ended December 31, 2011 and 2010 were $1,689,000 and $1,045,000, respectively. In addition, our grant from The Office of the Chief Scientist increased by $48,000 to $388,000 for the year ended December 31, 2011 from $340,000 for the year ended December 31, 2010.

The increase in research and development expenses, net for the year ended December 31, 2011 is primarily due to: (i) in June 2011, the Company began clinical trials in ALS patients, in Hadassah, under which the Company paid $350,000 in 2011; (ii) development and clinical trials conducted in GMP in Hadassah in the amount of $370,000 in the year ended December 31, 2011 compared to $250,000 in the year ended December 31, 2010; and (iii) an increase of $190,000 in payroll costs due to recruitment of four additional employees to conduct the clinical trials.

General and Administrative

General and administrative expenses for the years ended December 31, 2011 and 2010 were $2,205,000 and $1,544,000, respectively. The increase in General and administrative expenses, for the year ended December 31, 2011, is mainly due to: (i) an increase of $515,000 in stock-based compensation expenses, to $1,076,000 in the year ended December 31, 2011; and (ii) an increase of $140,000 in legal and audit expenses from $230,000 in the year ended December 31, 2010 to $370,000 in the year ended December 31, 2011; this increase was partially offset by a reduction of $60,000 in public and investor relations expenses from $120,000 in the year ended December 31, 2010 to $60,000 in the year ended December 31, 2011.

Financial Expenses

Financial expense for the year ended December 31, 2011 was $151,000 compared to financial income of $189,000 for the year ended December 31, 2010.

The increase in financial expense for the year ended December 31, 2011 is primarily due to $192,000 financial expense from conversion of debt to a subcontractor to our common stock.  The issuance of stock to the subcontractor was in an amount that was lower than the amount owed to the supplier. The value of the amount issued was based on the per share price on the date of the grant. The above was balanced by financial income of $41,000 due to the conversion exchange rate.

Net Loss

Net loss for the year ended December 31, 2011 was $3,918,000, as compared to a net loss of $2,419,000 for the year ended December 31, 2010. Net loss per share for the year ended December 31, 2011 was $0.03, as it was for the year ended December 31, 2010.

The increase in the net loss for the year ended December 31, 2011 is due to (i) the beginning of clinical trials, (ii) development in GMP in Hadassah facilities, and (iii) stock-based compensation expenses.

The weighted average number of shares of common stock used in computing basic and diluted net loss per share for the year ended December 31, 2011 was 120,117,724, compared to 89,094,403 for the year ended December 31, 2010.

The increase in the weighted average number of shares of common stock used in computing basic and diluted net loss per share for the year ended December 31, 2011 was due to (i) the issuance of shares in a private placement, (ii) the exercise of warrants and (iii) the issuance of shares to service providers.

For the quarter ended March 31, 20l2

Research and Development, net:

Research and development expenses, net for the three months ended March 31, 2012 and 2011 were $369,000 and $270,000, respectively. In addition, our grant from The Office of the Chief Scientist increased by $140,000 to $240,000 for the three months ended March 31, 2012 from $100,000 for the three months ended March 31, 2011.

The increase in research and development expenses for the three months ended March 31, 2012 is primarily due to: (i) in June 2011, the Company began clinical trials in ALS patients, in Hadassah, under which the Company paid $340,000 in the three months ended March 31, 2012; (ii) an increase of $65,000 in payroll costs due to recruitment of four additional employees to conduct the clinical trials.

General and Administrative:

General and administrative expenses for the three months ended March 31, 2012 and 2011 were $510,000 and $258,000, respectively.

The increase in general and administrative expenses for the three month period ended March 31, 2012 from the three month period ended March 31, 2011 is primarily due to: (i) an increase of $170,000 in compensation expenses for stock granted to directors and employees; (ii) an increase of $70,000 in legal, audit and public relations activity.

Financial Expenses:

Financial income for the three months ended March 31, 2012 was $11,000, compared to a financial expense of $177,000 for the three months ended March 31, 2011.

The financial income for the three months ended March 31, 2012 is mainly from conversion exchange rate and income on deposits in banks. The financial expense for the three months ended March 31, 2011 is primarily attributable to $192,000 financial expense from conversion of debt to a subcontractor to our common stock, balanced by financial income of $15,000 due to the conversion exchange rate.

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Net Loss:

Net loss for the three months ended on March 31, 2012 was $872,000, as compared to a net loss of $705,000 for the three months ended March 31, 2011. Net loss per share for the three months ended March 31, 2012 was $0.01, as it also was for the three months ended March 31, 2011.

The weighted average number of shares of common stock used in computing basic and diluted net loss per share for the three months ended March 31, 2012 was 126,591,262, compared to 108,895,199 for the three months ended March 31, 2011.

The increase in the weighted average number of shares of common stock used in computing basic and diluted net loss per share for the three months ended March 31, 2012 was due to (i) the issuance of shares in a private placement, (ii) the exercise of options and warrants and (iii) the issuance of shares to service providers.

Liquidity and Capital Resources

The Company has financed its operations since inception primarily through private sales of its common stock and warrants and the issuance of convertible promissory notes. At March 31, 2012, we had $1,775,000 in total current assets and $1,290,000 in total current liabilities.

Net cash used in operating activities was $746,000 for the three months ended March 31, 2012. Cash used for operating activities in the three months ended March 31, 2012 was primarily attributed to clinical trial costs, payroll costs, rent, outside legal and audit fee expenses and public relations expenses.

Net cash used in investing activities was $52,000 for the three months ended March 31, 2012.

Net cash provided by financing activities was $20,000 for the three months ended March 31, 2012 is primarily attributable to exercise of options to common stock.

Our material cash needs for the next 12 months include the payments due under an agreement with Hadassah to conduct clinical trials in ALS patients, under which we must pay to Hadassah an amount of (i) up to $32,225 per patient (up to $773,400 in the aggregate) and (ii) $65,000 per month for rent and operation of the GMP facilities in anticipation of Hadassah's clinical trials.

Our other material cash needs for the next 12 months will include payments of (i) employee salaries, (ii) patents, (iii) construction fees for facilities to be used in our research and development and (iv) fees to our consultants and legal advisors.

We will need to raise substantial additional capital in order to meet our anticipated expenses. If we are not able to raise substantial additional capital, we may not be able to continue to function as a going concern and we may have to cease operations. Even if we obtain funding sufficient to continue functioning as a going concern, we will be required to raise a substantial amount of capital in the future in order to reach profitability and to complete the commercialization of our products. Our ability to fund these future capital requirements will depend on many factors, including the following:

•	our ability to obtain funding from third parties, including any future collaborative partners;

•	the scope, rate of progress and cost of our clinical trials and other research and development programs;

•	the time and costs required to gain regulatory approvals;

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

•	the costs of filing, prosecuting, defending and enforcing patents, patent applications, patent claims, trademarks and other intellectual property rights;

•	the effect of competition and market developments; and

•	future pre-clinical and clinical trial results.

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Off Balance Sheet Arrangements

We have no off balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in or disagreements with accountants on accounting and financial disclosure during our two most recent fiscal years and the subsequent interim periods.

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MANAGEMENT

Executive Officers and Directors

The following table lists our current executive officers and directors.  Our executive officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors.  Each current director is serving a term that will expire at our Company’s next annual meeting.  There are no family relationships among any of our directors or executive officers.

Name	Age	Position
Adrian Harel	55	Chief Executive Officer and Director of Research and Development
Chaim Lebovits	43	President
Liat Sossover	44	Chief Financial Officer
Dr. Irit Arbel	52	Director
Mordechai Friedman	59	Director
Dr. Abraham Israeli	58	Chairman and Director
Alon Pinkas	50	Director
Chen Schor	39	Director
Dr. Robert Shorr	58	Director
Malcolm Taub	66	Director

Adrian Harel joined the Company on January 24, 2011 as our Chief Operating Officer and Acting Chief Executive Officer. On June 11, 2012, Dr. Harel was appointed Chief Executive Officer and Director of Research and Development. From 2009 until 2010, Dr. Harel set up Da-Ta Biotech Ltd, a consulting and advisory business focused on early stage biotech companies.  Also during 2010, Dr. Harel provided consulting services to KMBY LTD in connection with a medical device in the orthopedic field.  From 2008 through 2010, Dr. Harel served as Chief Executive Officer of Meditor Pharmaceuticals Ltd. and Aminolab Technologies 2000 Ltd., which are focused on the production of new ethical drugs.  From 2003 through 2007, Dr. Harel served as Chief Operating Officer of Sepal Pharma Ltd. and Molecular Cytomics Ltd.

Chaim Lebovits joined the Company in July 2007 as our President. Mr. Lebovits controls ACC Holdings, a holding company which controls  subsidiaries: (i) Shemen Oil and Gas Resources Ltd. ("Shemen"); (ii) ACC Resources; and (iii) ACCBT. ACC Holdings focuses on minerals exploration in West Africa and Israel. ACC Resources holds 10 permits for gold exploration in Burkina Faso. Shemen holds the Shemen License offshore Israel, which has contingent and prospective resources of over 250 million barrels of oil. ACCBT focuses on new and emerging biotechnologies. Mr. Lebovits has been at the forefront of mining and natural resource management in the African region for close to a decade.

Liat Sossover joined the Company in June 2010 as our Chief Financial Officer. From 2001 until June 2010, Ms. Sossover served as the Vice President of Finance of ForeScout Technologies, International.  In such role, Ms. Sossover managed all financial and accounting aspects.  Prior to that, Ms. Sossover served as VP of Finance and Secretary of Maximal Innovative Intelligence, which was acquired by Microsoft. She has held positions as Chief Financial Officer at RT Set, which is now part of Vizrt and Financial Controller for BVR Technologies, which later was acquired by Esterline Technologies. Ms. Sossover holds an MBA from Edinburgh University, and a Bachelor's degree in Accounting & Economics from Ben Gurion University.

Dr. Irit Arbel has been an active Board Member of the Company since May 2004 and also served initially as President for six months. From 2009 through 2011, Dr. Arbel served as Chairperson of Real Aesthetics Ltd., a company specializing in cellulite ultrasound treatment, and BRH Medical, developer of medical devices for wound healing. She was also Director of M & A at RFB Investment House, a private investment firm focusing on early stage technology related companies. Previously, Dr. Arbel was President and CEO of Pluristem Life Systems, and prior to that, Israeli Sales Manager of Merck, Sharp & Dohme. Dr. Arbel earned her Post Doctorate degree in 1997 in Neurobiology, after performing research in the area of Multiple Sclerosis. Dr. Arbel also holds a Chemical Engineering degree from the Technion, Israel's Institute of Technology.

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Mordechai Friedman joined the Company on April 4, 2011 as a director and as Chairman of the Audit Committee of the Board.  Since 2010, Mr. Friedman has served as Chief Executive Officer of Triple M Management and Investments Ltd.  From 2007 through 2010, Mr. Friedman served as the Chairman of the Board of The Israel Electric Corp.  From 2005 to 2007, Mr. Friedman served as Deputy Chairman and Chief Executive Officer of Brightman, Almagor & Zohar, Inc., a division of Deloitte Touche Tohmatsu.  Mr. Friedman has been a partner and director in several business ventures and companies in Israel and abroad in the transportation, consumer business, telecommunication and energy industries. He has a B.A. in Economics and Accounting from the Tel Aviv University. Mr. Friedman currently serves as a director of the following private companies: (i) Electra Consumer Products; (ii) Tel-Hashomer-Medical Research; (iii) Triple M Management and Investments Ltd.; (iv) Mordechai Friedman Blue and White Management Services Ltd.; and (v) Double M Management and Investments Ltd.

Dr. Abraham Israeli joined the Company on April 13, 2010 as a director, as Chairman of the Board and as a consultant.  Since November 2009, Dr. Israeli has served as Head of the Department of Health Policy, Health Care Management and Health Economics at the Hebrew University, Hadassah Faculty of Medicine.  Since 1996, Dr. Israeli has held the Chair of Dr. Julien Rozan Professorship of Family Medicine and Health Promotion at the Hebrew University - Hadassah Medical School, Jerusalem. From November 2003 to October 2009, Dr. Israeli served as the Director General of the Israel Ministry of Health.  Dr. Israeli holds a M.D. and M.P.H. from Hebrew University, Hadassah Medical School and a Master’s Degree from the Sloan School of Management at Massachusetts Institute of Technology. Dr. Israeli completed residencies in Internal Medicine and in Health-Care Management at Hadassah University Hospital and has certification in both specialties.

Alon Pinkas joined the Company on December 13, 2010 as a director. Mr. Pinkas served as the Israeli Consul General to New York from 2000 to 2004 and is an internationally respected foreign affairs analyst. Mr. Pinkas currently serves as an Adviser at Tigris Financial Group and the Rhodium Group.  Mr. Pinkas currently serves as a director for Ormat Industries Limited, B.G.I. Investments (1961) Ltd. and Agri-Invest Ltd. Mr. Pinkas has a Bachelors Degree in Political Science from The Hebrew University of Jerusalem and a Masters Degree in Politics from Georgetown University.

Chen Schor joined the Company as a director on August 22, 2011.  Mr. Schor is a global industry leader with vast experience in biotechnology, medical devices, business development and private equity. Mr. Schor led multiple licensing and M&A transactions valued at over $2 billion with companies such as GlaxoSmithKline, Amgen, Pfizer, Bayer, Merck-Serono and OncoGeneX Pharmaceuticals, and raised significant funds from reputable investors. Mr. Schor has a broad range of experience in multiple therapeutic areas including Neurology, Respiratory, Oncology, Auto-Immune, Genetic Diseases, and Women’s Health. In addition to leading the global business development at Teva Pharmaceuticals, Mr. Schor played a key role in building early stage companies to regulatory approvals, IPOs and M&As.  From March 2009 until September 2011, Mr. Schor served as Vice President of Business Development, global branded products at Teva Pharmaceuticals. Prior to joining Teva, Mr. Schor was Chief Business Officer at Predix Pharmaceuticals from December 2003 until March 2009, leading the formation of more than $1.5 billion collaborations with GlaxoSmithKline, Amgen and additional pharmaceutical companies.  Prior to joining Predix, Mr. Schor was a Partner at Yozma Venture Capital from September 1998 until December 2003, managing the fund’s investments in biotechnology and medical device companies. Mr. Schor previously held positions at Arthur Anderson and BDO consultants and holds an MBA, B.A. in biology, B.A. in economics and is a Certified Public Accountant (CPA).

Dr. Robert Shorr joined the Company as a director in March 2005. Since 1999, Dr. Shorr has served as Chief Executive Officer and Chief Science Officer of Cornerstone Pharmaceuticals, a bio technology company. Since 1998, he has also been a member of the Department of Biomedical Engineering at SUNY Stony Brook, where he also serves as Director of Business Development for the university’s Center for Advanced Technology. He has served as trustee at the Tissue Engineering Charities, Imperial College, London since 1999. From 1999 until 2005, Dr. Shorr was Vice-President of Science and Technology (CSO) of United Therapeutics, a NASDAQ listed company. Prior to 1998 he held management positions at Enzon Inc., a NASDAQ listed company, and AT Biochem of which he was also founder. Dr. Shorr also served on the Board of Directors of Biological Delivery Systems Inc., a NASDAQ listed company. Dr. Shorr holds both a Ph.D. and a D.I.C. from the University of London, Imperial College of Science and Technology as well as a B.Sc. from SUNY Buffalo.

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Malcolm Taub joined the Company as a director in March 2009.  Since October 2010, Mr. Taub has been a Partner at Davidoff Malito & Hutcher LLP, a full service law and government relations firm. From 2001 to September 30, 2010, Mr. Taub was the Managing Member of Malcolm S. Taub LLP, a law firm which practiced in the areas of commercial litigation, among other practice areas.  Mr. Taub also works on art transactions, in the capacity as an attorney and a consultant.  Mr. Taub has also served as a principal of a firm which provides consulting services to private companies going public in the United States.  Mr. Taub has acted as a consultant to the New York Stock Exchange in its Market Surveillance Department.  Mr. Taub acts as a Trustee of The Gateway Schools of New York and The Devereux Glenholme School in Washington, Connecticut.  Mr. Taub has served as an adjunct professor at Long Island University, Manhattan Marymount College and New York University Real Estate Institute.  Mr. Taub holds a B.A. degree from Brooklyn College and a J.D. degree from Brooklyn Law School.  Mr. Taub formerly served on the Board of Directors of Safer Shot, Inc. (formerly known as Monumental Marketing Inc.), a company which trades on the Pink Sheets.

Qualifications of Directors

The Board believes that each director has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the directors have extensive experience in a variety of fields, including biotechnology (Drs. Arbel and Shorr and Mr. Schor), accounting (Mr. Friedman), health care and health policy (Dr. Israeli), foreign affairs (Mr. Pinkas) and law (Mr. Taub), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our directors have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies’ boards, which provides an understanding of ways other companies address various business matters, strategies and issues. As indicated in the foregoing biographies, the directors have each demonstrated significant leadership skills, including as a chief executive officer (Drs. Arbel and Shorr and Mr. Friedman), as the consul general of Israel to New York and as chief of staff to Ministers of Foreign Affairs of Israel (Mr. Pinkas), as the director general of a governmental body (Dr. Israeli), as a managing member of a law firm (Mr. Taub) or as a partner of a venture capital firm (Mr. Schor). A number of the directors have extensive public policy, government or regulatory experience, including Consul General of Israel, New York (Mr. Pinkas) and Director General of Israel Ministry of Health (Dr. Israeli), which can provide valuable insight into issues faced by companies in regulated industries such as the Company. One of the directors (Dr. Arbel) has served as the President of the Company, which service has given her a deep knowledge of the Company and its business and directly relevant management experience. The Board believes that these skills and experiences qualify each individual to serve as a director of the Company.

Certain Arrangements

On April 13, 2010, the Company, Dr. Israeli and Hadasit Medical Research Services and Development Ltd. (“Hadasit”) entered into an Agreement, which was amended to clarify certain terms on December 31, 2011 (as amended, the “Agreement”) pursuant to which Dr. Israeli agreed, during the term of the Agreement, to serve as (i) our Clinical Trials Advisor and (ii) a member of our Board of Directors.  Any party may terminate the Agreement upon 30 days prior notice to the other parties.  In consideration of the services to be provided by Dr. Israeli to us under the Agreement, we agreed to grant: (i) options to Dr. Israeli annually during the term of the Agreement for the purchase of 166,666 shares of our common stock at an exercise price equal to $0.00005 per share and (ii) warrants to Hadasit annually during the term of the Agreement for the purchase of 33,334 shares of our common stock at an exercise price equal to $0.00005 per share.  Such options and warrants will vest and become exercisable in twelve (12) consecutive equal monthly amounts.  In addition, in December 2010 the Board granted Dr. Israeli an option to purchase 200,000 shares of common stock at an exercise price equal to $0.15 in recognition of his service as the Chairman of the Board and the number of hours Dr. Israeli devotes to fulfillment of his responsibilities of such role.

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On August 22, 2011, we entered into an agreement with Chen Schor, which was amended and restated on November 11, 2011 to clarify vesting terms (as amended and restated, the “Executive Director Agreement”) pursuant to which we will pay $15,000 per quarter to Mr. Schor for his services as an Executive Board Member. In accordance with the terms of the Executive Director Agreement, the Company and Mr. Schor have also entered into an amended and restated Restricted Stock Agreement on November 11, 2011, pursuant to which Mr. Schor received 923,374 shares of our restricted common stock under our 2005 U.S. Stock Option and Incentive Plan.  If we successfully raise $10,000,000 of proceeds through the issuance of equity securities in a private or public offering after August 22, 2011, or enter into a deal with a strategic partner that brings in at least $10,000,000 of gross proceeds after August 22, 2011, then 307,791 of the shares will vest upon such event, 307,791 of the shares will vest on August 22, 2012 and the remaining 307,792 shares will vest on August 22, 2013.  If such capital is not raised by us prior to August 22, 2012, then the shares will vest over 3 years – 307,791 shares on August 22, 2012, 307,791 shares on August 22, 2013 and 307,792 shares on August 22, 2014.  Mr. Schor is not entitled to any other compensation for his services as a director.

Involvement in certain legal proceedings

None of our directors or executive officers has during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•
had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•
been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•
been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•
been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act, any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

On May 27, 2005, our Board of Directors adopted a Code of Business Conduct and Ethics that applies to, among other persons, members of our Board of Directors, officers, employees, contractors, consultants and advisors. A copy of our Code of Business Conduct and Ethics is posted on our website at www.brainstorm-cell.com.We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics applicable to our principal executive officer or our senior financial officers (principal financial officer and controller or principal accounting officer, or persons performing similar functions) by posting such information on our website.

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Committees of the Board of Directors

Audit Committee

On February 7, 2008, the Board of Directors established a standing Audit Committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which assists the Board of Directors in fulfilling its responsibilities to stockholders concerning our financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, outside auditors and management. The Audit Committee discusses with management and our outside auditors the financial information developed by us, our systems of internal controls and our audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The independent auditors meet with the Audit Committee (both with and without the presence of management) to review and discuss various matters pertaining to the audit, including our financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by us. The Audit Committee preapproves all audit services to be provided to us, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by the independent auditor. The Audit Committee coordinates the Board of Directors’ oversight of our internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The Audit Committee currently consists of Mr. Friedman (Chair), Dr. Arbel and Mr. Pinkas each of whom is independent as defined under applicable Nasdaq listing standards. The Board of Directors has determined that Mordechai Friedman is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings during the fiscal year ended December 31, 2011.

GNC Committee

On June 27, 2011, the Board of Directors established a standing Governance, Nominating and Compensation Committee (the “GNC Committee”), which assists the Board in fulfilling its responsibilities relating to (i) compensation of the Company’s executive officers, (ii) the director nomination process and (iii) reviewing the Company’s compliance with SEC corporate governance requirements. The Board has adopted a written charter for the GNC Committee, which is available in the corporate governance section of our website at www.brainstorm-cell.com. The GNC Committee currently consists of Dr. Arbel (Chair), Dr. Shorr and Mr. Taub, each of whom is independent as defined under applicable Nasdaq listing standards.  The GNC Committee held two meetings during the fiscal year ended December 31, 2011.

The GNC Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and the executive officers of the Company and reviews and makes recommendations to the Board with respect to director compensation. The GNC Committee annually reviews and approves the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of these goals and objectives, and sets the Chief Executive Officer’s compensation level based on this evaluation. The GNC Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation. In addition, the GNC Committee administers the Company’s stock incentive compensation and equity-based plans.

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The GNC Committee makes recommendations to the Board concerning all facets of the director nominee selection process. Generally, the GNC Committee identifies candidates for director nominees in consultation with management and the independent members of the Board, through the use of search firms or other advisers, through the recommendations submitted by stockholders or through such other methods as the GNC Committee deems to be helpful to identify candidates. Once candidates have been identified, the GNC Committee confirms that the candidates meet the independence requirements and qualifications for director nominees established by the Board. The GNC Committee may gather information about the candidates through interviews, questionnaires, background checks, or any other means that the GNC Committee deems to be helpful in the evaluation process. The GNC Committee meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Upon selection of a qualified candidate, the GNC Committee would recommend the candidate for consideration by the full Board.

In considering whether to include any particular candidate in the Board’s slate of recommended director nominees, the Board will consider the candidate’s integrity, education, business acumen, knowledge of the Company’s business and industry, age, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Board believes that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to our business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Board considers the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Board does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Company believes that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

Stockholder Nominations

On June 27, 2011, the Board of Directors adopted the Brainstorm Cell Therapeutics Inc. Shareholder Nominations and Communications Policy (the “Policy”), pursuant to which procedures by which stockholders may recommend nominees to our Board of Directors were established.  Previously, we had no formal policy by which a stockholder could recommend nominees to our Board of Directors.

Pursuant to the Policy, stockholders may recommend nominees for consideration by submitting the following information to our Secretary at our executive offices: (i) a current resume and curriculum vitae of the candidate; (ii) statement describing the candidate’s qualifications; and (iii) contact information for personal and professional references.  In addition, submission must include the name and address of the stockholder making the nomination, the number of shares which are owned by such stockholder and a description of all arrangements or understandings between such stockholder and the candidate. Assuming that the required material has been provided on a timely basis, the GNC Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

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EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth certain summary information with respect to the compensation paid during the fiscal years ended December 31, 2011 and 2010 earned by the former Chief Executive Officer, our current Chief Executive Officer and our Chief Financial Officer (the “Named Executive Officers”). In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Summary Compensation Table (*)

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1) (2)	All Other Compensation ($)(3)	Total ($)
Adrian Harel(4)	2011	117,000	203,026	65,000	385,026
Chief Executive Officer and Director of Research and Development

Liat Sossover(5)	2011	98,000	-	46,000	144,000
Chief Financial Officer	2010	47,000	67,584	12,000	126,584

Abraham Efrati(6)	2011	264,000	30,481	25,000	319,481
Former Chief Executive Officer and Director	2010	167,000	-	13,000	180,000

(*) The Named Executive Officers were paid in NIS; the amounts above are the U.S. dollar equivalent. The conversion rate used was the average of the end of month’s rate between the U.S. dollar and the NIS as published by the Bank of Israel, the central bank of Israel.

(1) The amounts shown in the “Option Awards” column represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the Named Executive Officer during fiscal 2011 and fiscal 2010. ASC 718 fair value amount as of the grant date for stock options generally is spread over the number of months of service required for the grant to vest.
(2) The fair value of each stock option award is estimated as of the date of grant using the Black-Scholes valuation model. Additional information regarding the assumptions used to estimate the fair value of all stock option awards is included in Note 11 to Consolidated Financial Statements.
(3) Includes management insurance (which includes pension, disability insurance and severance pay), payments towards such employee’s education fund, amounts paid for use of a Company car and Israeli social security.
(4)  Dr. Harel commenced employment with the Company on January 23, 2011.
(5)  Ms. Sossover commenced employment with the Company on June 1, 2010.
(6) Mr. Efrati resigned as Chief Executive Officer, effective as of February 28, 2011.

Executive Employment Agreements and Termination of Employment and Change-in-Control Arrangements

Abraham Efrati. Pursuant to his employment agreement dated October 7, 2007, Mr. Efrati was entitled to an initial base salary of $14,000 per month. Mr. Efrati was also entitled to coverage under our Manager’s Insurance Policy and to an education fund and the use of a Company car.

Mr. Efrati resigned as Chief Executive Officer effective as of February 28, 2011.

Per the terms of his employment agreement, Mr. Efrati agreed not to compete with the Company or solicit the Company’s customers or employees during the term of his employment and for a period of twelve (12) months following the termination of his employment for any reason.

On July 25, 2011, we entered into a Settlement and Waiver Agreement (the “Settlement Agreement”) with Mr. Efrati and Pro Int. Ltd. (an entity believed to be controlled by Mr. Efrati) regarding the termination of Mr. Efrati’s position as our Chief Executive Officer and certain unresolved compensatory matters relating thereto.  Under the Settlement Agreement, we agreed to pay to Mr. Efrati (i) NIS 543,077 on or before August 1, 2011, (ii) an additional NIS 200,000 on or before August 20, 2011 and (iii) an additional NIS 162,051 on or before September 15, 2011.  We also agreed that 150,000 of Mr. Efrati’s non-vested  options to purchase our common stock were accelerated in full and that the exercise period for all vested stock options held by Mr. Efrati was extended until April 30, 2012.  The parties to the Settlement Agreement also agreed to waive, and release the other parties from, all claims they may have had against each other.

Adrian Harel. Pursuant to his employment agreement dated January 23, 2011, Dr. Harel is entitled to a monthly salary of 39,000 NIS (approximately $10,000) (including benefits for monthly totals of approximately 60,300 NIS (approximately $15,900)).  Dr. Harel also receives other benefits that are generally made available to our employees.  Dr. Harel is provided with a company car and a gross-up payment for any taxes relating thereto.

Liat Sossover. Pursuant to her employment agreement dated June 23, 2011, Ms. Sossover is entitled to a salary of 32,000 NIS (approximately $8,290) per month.  Ms. Sossover is also entitled to contributions on her behalf by the Company into a manager’s insurance fund, disability insurance and an education fund.

Chaim Lebovits. Currently, we do not have an employment agreement and he is not entitled to receive any compensation from us at this time.

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Terms of Option Awards

 On October 23, 2007, Mr. Efrati was granted, pursuant to our Global Plan, an option to purchase 1,000,000 shares of our common stock at a price per share of $0.87 each, which options vested and became exercisable with respect to 1/6 of the shares subject to the option on each six-month anniversary of the date of grant, provided Mr. Efrati was employed by or providing services to us on each applicable vesting date.  As of October 15, 2010, this option was fully vested and exercisable. On November 5, 2008, our Board of Directors approved the repricing of this option, such that said option now has an exercise price of $0.15 per share as opposed to $0.87 per share.  In addition, on June 29, 2009, Mr. Efrati was granted, pursuant to our Global Plan, an option to purchase 1,000,000 shares of our common stock at a price per share of $0.067 each, which option would vest and become exercisable with respect to 1/3 of the shares subject to the option on each anniversary of the date of grant, provided Mr. Efrati is employed by or providing services to us on each applicable vesting date. Mr. Efrati resigned as Chief Executive Officer, effective February 28, 2011, and did not stand for re-election to the Board at our last annual meeting.  Pursuant to the Settlement Agreement, 150,000 of Mr. Efrati’s non-vested options were accelerated in full and the exercise period for all vested options was extended until April 30, 2012. As of April 30, 2012, Mr. Efrati had exercised all of his outstanding options to purchase shares of our common stock.

On June 27, 2011, Dr. Harel was granted, pursuant to our Global Plan, an option to purchase 450,000 shares of our common stock at a price per share of $0.20 each. One-third of such option vested and became exercisable on January 23, 2012 and the remainder of the shares subject to the option will vest and become exercisable over the following 24 months in equal installments. The option shall expire on the tenth anniversary of the grant date.

On August 10, 2011, Dr. Harel was granted, pursuant to our Global Plan, an option to purchase 70,000 shares of our common stock at a price per share of $0.20 each. Such option became fully vested and exercisable upon our receipt of clean room approval in connection with the Hadassah trial. The option shall expire on the tenth anniversary of the grant date.

On June 23, 2010, Ms. Sossover was granted, pursuant to our Global Plan, an option to purchase 400,000 shares of our common stock at a price per share of $0.18 each. One-third of such option vested and became exercisable on June 23, 2011 and the remainder of the shares subject to the option vest and become exercisable over the following 24 months in equal installments. The option shall expire on the tenth anniversary of the grant date.

Outstanding Equity Awards

The following table sets forth information regarding equity awards granted to the Named Executive Officers that are outstanding as of December 31, 2011. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Outstanding Equity Awards at December 31, 2011

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Adrian Harel	—	450,000	(1)	0.20	6/26/2021
	70,000	—		0.20	8/9/2021
Liat Sossover	200,000	200,000	(2)	0.18	6/22/2020
Abraham Efrati(3)	699,273	—		0.15	4/30/2012
	483,333	—		0.067	4/30/2012

(1) Options for the purchase of 150,000 shares vested and became exercisable on January 23, 2012 and options for the purchase of 12,500 shares vested and became exercisable on each of February 23, March 23, April 23, May 23 and June 23, 2012. Options for the purchase of 12,500 shares will vest and become exercisable on the 23rd of each month until the option is fully vested.
(2) Options for the purchase of 11,111 shares vested and became exercisable on each of January 23, February 23, March 23, April 23, May 23 and June 23, 2012. Options for the purchase of 11,111 shares will vest and become exercisable on the 23rd of each month until the option is fully vested.
(3) Mr. Efrati resigned as Chief Executive Officer effective as of February 28, 2011.

Stock Incentive Plans

In November 2004 and February 2005, our Board of Directors adopted and ratified the Global Plan and the U.S. Plan, respectively, and further approved the reservation of 9,143,462 shares of our common stock for issuance thereunder. Our stockholders approved the Plans and the shares reserved for issuance thereunder at a special meeting of stockholders that was held on March 28, 2005.

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On April 28, 2008, the Board approved the amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 5,000,000 shares.  Our stockholders approved the amendment and restatement of the Plans on June 5, 2008.

On April 21, 2011, the Board approved another amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 5,000,000 shares.  Our stockholders approved the amendment and restatement of the Plans on June 10, 2011.

On May 6, 2012, the Board approved another amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 9,000,000 shares, subject to the approval of the Company’s stockholders. Our stockholders approved the amendment and restatement of the Plans on June 12, 2012.

Under the Global Plan, we granted a total of 12,788,319 options with various exercise prices (a weighted average exercise price of $0.15295) and expiration dates, to service providers, subcontractors, directors, officers, and employees. Under the U.S. Plan, we issued an additional 4,530,040 shares of restricted stock and options to Scientific Advisory Board members, consultants, and directors. As of June 6, 2012, there were 3,225,013 shares available for issuance under the Plans. As stated above, on June 12, 2012, the Plans were amended and restated to increase the number of shares available for issuance under the Plans by an additional 9,000,000 shares.

Compensation of Directors

The following table sets forth certain summary information with respect to the compensation paid during the fiscal year ended December 31, 2011 earned by each of the directors of the Company. In the table below, columns required by the regulations of the SEC have been omitted where no information was required to be disclosed under those columns.

Director Compensation Table for Fiscal 2011

Name	Stock Awards ($) (1)		Option Awards ($) (1)		Total ($)
Dr. Irit Arbel	—		130,365	(2)	130,365
Mr. Mordechai Friedman	—		75,355	(3)	75,355
Dr. Abraham Israeli	—		48,326	(4)	48,326
Mr. Alon Pinkas	—		81,384	(5)	81,384
Mr. Chen Schor	443,220	(6)	—		443,220
Dr. Robert Shorr	114,400	(7)	—		114,400
Mr. Malcolm Taub	114,400	(8)	—		114,400

(1) The amounts shown in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of awards computed in accordance with ASC 718, not the actual amounts paid to or realized by the directors during fiscal 2011.
(2) At December 31, 2011, Dr. Arbel had options (vested and unvested) to purchase 988,333 shares of common stock.
(3) Mr. Friedman was elected to the Board of Directors on April 4, 2011. At December 31, 2011, he had options (vested and unvested) to purchase 166,666 shares of common stock.
(4) At December 31, 2011, Dr. Israeli had options (vested and unvested) to purchase 533,332 shares of common stock.
(5) At December 31, 2011, Mr. Pinkas had options (vested and unvested) to purchase 180,000 shares of common stock.
(6) Mr. Schor was elected to the Board of Directors on August 22, 2011. At December 31, 2011, he had 923,374 shares of restricted common stock.

(7) At December 31, 2011, Dr. Shorr had 230,000 shares of restricted common stock.

(8) At December 31, 2011, Mr. Taub had vested options to purchase 100,000 shares of common stock and 238,333 shares of restricted common stock.

We reimburse our non-employee directors for reasonable travel and other out-of-pocket expenses incurred in connection with attending board meetings.

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On October 14, 2007, we implemented a compensation plan for non-employee directors.  Under this compensation plan, each director was entitled to receive an option to purchase 100,000 shares of our common stock or 100,000 restricted shares of common stock.  Dr. Israeli did not earn compensation in accordance with this compensation plan.  In 2010, we issued an option to purchase 200,000 shares of common stock to Dr. Arbel under this compensation policy.  In addition, in 2010, we approved the issuance of 200,000 restricted shares of common stock to Dr. Shorr and Mr. Taub under this compensation policy.  The determination to grant equity awards in an amount greater than as set forth in the compensation plan was made at the discretion of the Board and as recognition for service on the Audit Committee by Drs. Arbel and Shorr and as recognition of service on the Board by Mr. Taub.

The Board also made the determination to issue an option to purchase 200,000 shares of common stock to Dr. Israeli in recognition of his service as the Chairman of the Board and the number of hours Dr. Israeli devotes to fulfillment of his responsibilities of such role.

On June 27, 2011, we implemented a new Director Compensation Plan for non-employee directors (the “Director Compensation Plan”).  Every non-employee director of the Company, other than Dr. Israeli and Mr. Schor are eligible to participate in the Director Compensation Plan.  Under the Director Compensation Plan, each eligible director is granted an annual award immediately following each annual meeting of shareholders beginning with the 2011 annual meeting.  For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 100,000 shares of common stock.  For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 100,000 shares of common stock or (ii) 100,000 shares of restricted stock.  Additionally, each member of the GNC Committee or Audit Committee receives (i) a nonqualified stock option to purchase 30,000 shares of common stock or (ii) in the case of U.S. directors and at their option, 30,000 shares of restricted stock.  A chairperson of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 50,000 shares of common stock or (ii) in the case of U.S. directors and at their option, 50,000 shares of restricted stock.  Any eligible participant who is serving as chairperson of the Board of Directors of the Company shall also receive (i) a nonqualified stock option to purchase 100,000 shares of common stock or (ii) in the case of U.S. directors and at their option, 100,000 shares of restricted stock.  Awards are granted on a pro rata basis for directors serving less than a year at the time of grant.  The exercise price for options for U.S. directors will be equal to the closing price per share of the common stock on the grant date as reported on the Over-the-Counter Bulletin Board or the national securities exchange on which the common stock is then traded.  The exercise price for options for non-U.S. directors is $0.15.  Every option and restricted stock award will vest monthly as to 1/12 the number of shares subject to the award over a period of twelve months from the date of grant, provided that the recipient remains a director of the Company on each such vesting date, or, in the case of a committee award, remains a member of the committee on each such vesting date.

On June 27, 2011, the following grants were made under the Director Compensation Plan to the eligible directors:  Dr. Arbel received a stock option to purchase 180,000 shares of common stock for her service as a director, chairperson of the GNC Committee and a member of the Audit Committee; Mr. Friedman received a stock option to purchase 150,000 shares of common stock for his service as a director and chairperson of the Audit Committee; Mr. Pinkas received a stock option to purchase 130,000 shares of common stock for his service as a director and a member of the GNC Committee; Mr. Shorr received 130,000 shares of restricted stock for his service as a director and a member of the Audit Committee; and Mr. Taub received 130,000 shares of restricted stock for his service as a director and a member of the GNC Committee.

Dr. Israeli receives an annual option for the purchase of 166,666 shares of common stock at an exercise price equal to $0.00005 per the terms of the Agreement, as described in detail in “Certain Arrangements” above and in “Certain Relationships and Related Transactions” below, which option is compensation for both his service as a director and as a clinical trials advisor.  In addition, in December 2010 the Board granted Dr. Israeli an option to purchase 200,000 shares of common stock at an exercise price equal to $0.15 in recognition of his service as the Chairman of the Board and the number of hours Dr. Israeli devotes to fulfillment of his responsibilities of such role.

47

On August 22, 2011, Mr. Schor received a grant of 923,374 shares of restricted stock and will receive $15,000 per quarter for his services as a director and advisor of the Company pursuant to the terms of the Executive Director Agreement, as described in detail in “Certain Arrangements” above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of June 15, 2012 with respect to the beneficial ownership of our common stock by the following: (i) each of our current directors; (ii) the Named Executive Officers; (iii) all of the current executive officers and directors as a group; and (iv) each person known by us to own beneficially more than five percent (5%) of the outstanding shares of our common stock.

For purposes of the following table, beneficial ownership is determined in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted in the footnotes to the table, we believe that each person or entity named in the table has sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by that person or entity (or shares such power with his or her spouse). Under the SEC’s rules, shares of our common stock issuable under options that are exercisable on or within 60 days after June 15, 2012 (“Presently Exercisable Options”) or under warrants that are exercisable on or within 60 days after June 15, 2012 (“Presently Exercisable Warrants”) are deemed outstanding and therefore included in the number of shares reported as beneficially owned by a person or entity named in the table and are used to compute the percentage of the common stock beneficially owned by that person or entity. These shares are not, however, deemed outstanding for computing the percentage of the common stock beneficially owned by any other person or entity. Unless otherwise indicated, the address of each person listed in the table is c/o Brainstorm Cell Therapeutics Inc., 605 Third Avenue, 34th Floor, New York, New York 10158.

The percentage of the common stock beneficially owned by each person or entity named in the following table is based on 128,586,644 shares of common stock outstanding as of June 15, 2012 plus any shares issuable upon exercise of Presently Exercisable Options and Presently Exercisable Warrants held by such person or entity.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares		Percentage of Class
Directors and Named Executive Officers
Adrian Harel	295,000	(1)	*
Liat Sossover	277,777	(1)	*
Abraham Efrati	483,333	(2)	*
Irit Arbel	3,255,000	(3)	2.5%
Mordechai Friedman	166,667	(1)	*
Abraham Israeli	588,888	(1)	*
Alon Pinkas	180,000	(1)	*
Chen Schor	923,374	(4)	*
Robert Shorr	230,000	(5)	*
Malcolm Taub	538,333	(6)	*
All current directors and officers as a group (10 persons)	66,011,963	(7)	41.0%

5% Shareholders

ACCBT Corp. Morgan & Morgan Building Pasea Estate, Road Town Tortola British Virgin Islands	59,556,924 (8)		37.5%

*	Less than 1%.

(1)	Consists of shares of common stock issuable upon the exercise of Presently Exercisable Options.

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(2)	Mr. Efrati resigned as Chief Executive Officer effective February 28, 2011.
(3)	Includes 955,000 shares of common stock issuable upon the exercise of Presently Exercisable Options. Dr. Arbel’s address is 6 Hadishon Street, Jerusalem, Israel.
(4)
Consists of shares of restricted common stock.  If the Company successfully raises $10,000,000 of proceeds through the issuance of equity securities in a private or public offering after August 22, 2011, or enters into a deal with a strategic partner that brings in at least $10,000,000 of gross proceeds after August 22, 2011, then 307,791 of the shares will vest upon such event, 307,791 of the shares will vest on August 22, 2012 and the remaining 307,792 shares will vest on August 22, 2013. If such capital is not raised by the Company prior to August 22, 2012, then 307,791 of the shares will vest on August 22, 2012, 307,791 of the shares will vest on August 22, 2013 and the remaining 307,792 shares will vest on August 22, 2014.

(5)
Consists of shares of restricted common stock.  The shares of restricted stock vest in 12 consecutive, equal monthly installments commencing on July 27, 2011 until fully vested on the first anniversary of the date of grant, provided that Mr. Shorr remains a director of the Company on each vesting date.

(6)
Consists of 100,000 shares of common stock issuable upon the exercise of Presently Exercisable Options and 238,333 shares of restricted common stock. The shares of restricted stock vest in 12 consecutive, equal monthly installments commencing on July 27, 2011 until fully vested on the first anniversary of the date of grant, provided that Mr. Taub remains a director of the Company on each vesting date.

(7)
Includes (i) 29,006,924 shares of common stock owned by ACCBT Corp. (Chaim Lebovits, our President, may be deemed to be the beneficial owner of these shares), (ii) 30,250,000 shares of common stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants, (iii) 300,000 shares of common stock owned by ACC International Holdings Ltd. (Chaim Lebovits, our President, may be deemed to be the beneficial owner of these shares) and (iv) 2,563,332 shares of common stock issuable upon the exercise of Presently Exercisable Options.

(8)
Consists of (i) 29,006,924 shares of common stock owned by ACCBT Corp., (ii) 30,250,000 shares of common stock issuable to ACCBT Corp. upon the exercise of Presently Exercisable Warrants and (iii) 300,000 shares of common stock owned by ACC International Holdings Ltd.  ACC International Holdings Ltd. and Chaim Lebovits, our President, may each be deemed the beneficial owners of these shares.

RELATED PARTY TRANSACTIONS

Certain Relationships and Related Transactions

The Audit Committee of our Board reviews and approves all related-party transactions. A “related-party transaction” is a transaction that meets the minimum threshold for disclosure under the relevant SEC rules (transactions involving amounts exceeding the lesser of $120,000 or one (1) percent of the average of the smaller reporting company's total assets at year end for the last two fiscal years in which a “related person” or entity has a direct or indirect material interest). “Related persons” include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. When a potential related-party transaction is identified, management presents it to the Audit Committee to determine whether to approve or ratify it.

The Audit Committee reviews the material facts of any related-party transaction and either approves or disapproves of the entry into the transaction. If advance approval of a related-party transaction is not feasible, then the transaction will be considered and, if the Audit Committee determines it to be appropriate, ratified by the Audit Committee. No director may participate in the approval of a transaction for which he or she is a related party.

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Research and License Agreement with Ramot

On July 8, 2004, we entered into a Research and License Agreement (the “Original Ramot Agreement”) with Ramot at Tel Aviv University Ltd. (“Ramot”), a former 5% stockholder of the Company, the technology licensing company of Tel Aviv University, which agreement was amended on March 30, 2006 by the Amended Research and License Agreement (described below). Under the terms of the Original Ramot Agreement, Ramot granted to us an exclusive license to (i) the know-how and patent applications on the stem cell technology developed by the team led by Prof. Melamed and Dr. Offen, and (ii) the results of further research to be performed by the same team on the development of the stem cell technology. Simultaneously with the execution of the Original Ramot Agreement, we entered into individual consulting agreements with Prof. Melamed and Dr. Offen pursuant to which all intellectual property developed by Prof. Melamed or Dr. Offen in the performance of services thereunder will be owned by Ramot and licensed to us under the Original Ramot Agreement.

Under the Original Ramot Agreement, we agreed to fund further research relating to the licensed technology in an amount of $570,000 per year for an initial period of two years, and for an additional two-year period if certain research milestones were met.

In consideration for the license, we originally agreed to pay Ramot:

•	An up-front license fee payment of $100,000;

•	An amount equal to 5% of all net sales of products; and

•	An amount equal to 30% of all sublicense receipts.

On March 30, 2006, we entered into an Amended Research and License Agreement (the “Amended Research and License Agreement”) with Ramot. Under the Amended Research and License Agreement, the funding of further research relating to the licensed technology in an amount of $570,000 per year was reduced to $380,000 per year. Moreover, under the Amended Research and License Agreement, the initial period of time that we agreed to fund the research was extended from an initial period of two (2) years to an initial period of three (3) years. The Amended Research and License Agreement also extended the additional two-year period in the Original Ramot Agreement to an additional three-year period, if certain research milestones were met. In addition, the Amended Research and License Agreement reduced (i) certain royalties payments from five percent (5%) to three percent (3%) of all net sales in cases of third party royalties and (ii) potential payments concerning sublicenses from 30% to 20-25% of sublicense receipts.

We entered into a Second Amended and Restated Research and License Agreement with Ramot on July 26, 2007 (the “Second Ramot Agreement”), which amended and replaced the Amended Research and License Agreement. Like the Original Ramot Agreement, the Second Ramot Agreement imposed on us development and commercialization obligations, milestone and royalty payment obligations and other obligations. As of June 30, 2007, we owed Ramot an aggregate of $513,249 in overdue payments and patent fees under the Amended Research and License Agreement. On August 1, 2007, we obtained a waiver and release from Ramot pursuant to which Ramot agreed to an amended payment schedule regarding our payment obligations under the Second Ramot Agreement and waived all claims against us resulting from our previous breaches, defaults and non-payment under the Amended Research and License Agreement.

In addition, in the event that the “research period”, as defined in the Second Ramot Agreement, was extended for an additional three year period in accordance with the terms of the Second Ramot Agreement, then we had to make payments to Ramot during the first year of the extended research period in an aggregate amount of $380,000.

On December 24, 2009, we entered into a Letter Agreement (the “Letter Agreement”) with Ramot, pursuant to which, among other things, Ramot agreed to: (i) release the Company from its obligation to fund three years of additional research (which would have totaled $1,140,000); and (ii) accept 1,120,000 shares of our common stock in lieu of $272,000 in past-due amounts.  Pursuant to the Letter Agreement, we agreed, among other things, to: (i) reimburse Ramot for outstanding patent-related expenses; and (ii) abandon our rights in certain patents of Ramot.

Through March 2011, Ramot had sold the 1,120,000 shares of common stock of the Company for $235,000 and the Company paid the remaining $5,000 due to Ramot. There is no additional debt to Ramot.

On December 20, 2011, we entered into an Assignment Agreement with our Israeli subsidiary (the “Assignment Agreement”).  Under the Assignment Agreement, we assigned and transferred all of our rights, interests, titles, liabilities and obligations (the “Rights”) under the Second Ramot Agreement to our Israeli subsidiary, effective as of January 1, 2007 and our Israeli subsidiary agreed to assume all such Rights.  We agreed to be a guarantor of all obligations of our Israeli subsidiary under the Second Ramot Agreement and Ramot can look to us to demand compliance with the Second Ramot Agreement.

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Investment Agreement with ACCBT Corp.

On July 2, 2007, we entered into a Subscription Agreement with ACCBT, a 37.6% stockholder and a company under the control of Mr. Chaim Lebovits, our President, pursuant to which we agreed to sell (i) up to 27,500,000 shares of our common stock for an aggregate subscription price of up to $5.0 million, and (ii) for no additional consideration, warrants to purchase up to 30,250,000 shares of our common stock. Subject to certain closing conditions, separate closings of the purchase and sale of the shares and the warrants were scheduled to take place from August 30, 2007 through November 15, 2008. The warrants originally had the following exercise prices: (i) warrants for the first 10,083,333 shares of our common stock had an exercise price of $0.20; (ii) warrants for the next 10,083,333 shares of our common stock had an exercise price of $0.29; and (iii) warrants for the final 10,083,334 shares of our common stock had an exercise price of $0.36. Each warrant issued pursuant to the Subscription Agreement was to expire on November 5, 2011.

Pursuant to the terms of the Subscription Agreement, as amended, and a related registration rights agreement, ACCBT has the following rights for so long as ACCBT or its affiliates hold at least 5% of our issued and outstanding share capital:

•	Board Appointment Right: ACCBT has the right to appoint 50.1% (any fractions to be rounded up to the nearest whole number) of the members of our Board of Directors and any of our committees and the Board of Directors of our subsidiary.

•	Preemptive Right: ACCBT has the right to receive thirty day notice of, and to purchase a pro rata portion (or greater under certain circumstances where offered shares are not purchased by other subscribers) of, securities issued by us, including options and rights to purchase shares. This preemptive right does not include issuances under our equity incentive plans.

•	Consent Right: ACCBT’s written consent is required for certain corporate actions, including issuance of shares (other than existing warrants and issuances under our incentive plans), amendment of our charter or bylaws, repurchase of shares, declaration or payment of dividends or distributions, related party transactions, non-ordinary course transactions involving $25,000 or more, liquidation or dissolution, the creation, acquisition or disposition of a subsidiary or entry into a joint venture or strategic alliance, a material change to our business, merger, change of control, sale of the company, any acquisition, and any payment of cash compensation over $60,000 per year.

In addition ACCBT is entitled to demand and piggyback registration rights, whereby ACCBT may request, upon ten days written notice, that we file, or include within a registration statement to be filed, with the Securities and Exchange Commission for ACCBT’s resale of the Subscription Shares, as adjusted, and the shares of our common stock issuable upon exercise of the Warrants.

On August 20, 2007, we received an aggregate of $1,000,000 from ACCBT, and, in connection therewith, ACCBT agreed to apply the principal amounts outstanding under a $250,000 convertible promissory note, dated as of May 6, 2007, issued to ACCBT by us towards the $5 million aggregate subscription price under the subscription agreement in exchange for shares of common stock (at which point the promissory note was cancelled). Accordingly, we issued to ACCBT an aggregate of 6,875,000 shares of common stock and a warrant to purchase an aggregate of 7,562,500 shares of common stock. In November 2007, we received an aggregate of $750,000 from ACCBT, and we issued to ACCBT an aggregate of 4,125,000 shares of common stock and a warrant to purchase an aggregate of 4,537,500 shares of common stock. On April 3, 2008, we closed a transaction where we received an aggregate of $750,000 from ACCBT and a permitted assignee, and we issued 2,125,000 shares of common stock to the permitted assignee, 2,000,000 shares of common stock to ACCBT and a warrant to purchase an aggregate of 4,537,500 shares of common stock to ACCBT. On September 8, 2008, we received an aggregate of $750,000 from ACCBT, and we issued to ACCBT an aggregate of 4,125,000 shares of common stock and a warrant to purchase an aggregate of 4,537,500 shares of common stock.

On August 18, 2009, we entered into an amendment to the Subscription Agreement (the “Amendment”), dated as of July 31, 2009, with ACCBT.

Under the terms of the Subscription Agreement, ACCBT was no longer obligated to invest any further amounts in the Company.  Pursuant to the Amendment, ACCBT agreed to invest the remaining amount outstanding under the Subscription Agreement up to $5.0 million in the Company, and, in return, we agreed to amend the Subscription Agreement to, among other things: (i) decrease the purchase price per share of the up to 27,500,000 shares (the “Subscription Shares”) of our common stock that ACCBT previously purchased or will purchase pursuant to the terms of the Subscription Agreement, as amended, from $0.1818 to $0.12 (the “Repricing”); (ii) adjust the number of shares of common stock issuable under the Subscription Agreement in accordance with the Repricing; (iii) extend the expiration date of all Warrants (as described below); (iv) amend the exercise price of certain of the Warrants from $0.36 to $0.29; and (v) revise the investment schedule of the purchase and sale of the Subscription Shares.  Pursuant to the Amendment, the Repricing retroactively applied to all Subscription Shares purchased by the Investor prior to the Amendment.

Pursuant to the Amendment, ACCBT agreed to purchase the remainder of the Subscription Shares, as adjusted, at an aggregate purchase price of $947,347 at a price per share of $0.12 in monthly installments of not less than $50,000 (with the last payment in an amount up to the maximum subscription price of $5.0 million) at closings to be held monthly beginning on August 1, 2009.

As described above, pursuant to the terms of the Subscription Agreement, we originally agreed to sell to ACCBT the Subscription Shares for an aggregate subscription price of up to $5.0 million and, for no additional consideration, if ACCBT purchased the Subscription Shares, warrants to purchase up to 30,250,000 shares of common stock (the “Warrants”).  As of July 31, 2009, ACCBT had purchased an aggregate of 18,306,925 shares of common stock for an aggregate purchase price of $4,052,652, and the following Warrants (the “Issued Warrants”) had been issued to ACCBT: (i) 10,083,333 Warrants with an exercise price of $0.20; (ii) 10,083,333 Warrants with an exercise price of $0.29; and (iii) 1,008,334 Warrants (the “Last Warrant”) with an exercise price of $0.36.  Pursuant to the Amendment, the exercise price of the Last Warrant decreased from $0.36 to $0.29.  Pursuant to the Amendment, all of the Warrants, including the Issued Warrants, shall expire on November 5, 2013 instead of November 5, 2011.

Pursuant to the Amendment and in connection with ACCBT’s completion of the investment of up to $5.0 million, we issued to ACCBT the remainder of the Warrants.

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In connection with the Repricing and the Amendment, we agreed to issue 9,916,667 shares of common stock to ACCBT for no additional consideration in order to retroactively apply the Repricing.  On October 28, 2009, we issued the 9,916,667 shares of common stock to various designees of ACCBT, including 5,000,000 shares to Yosef Sternberg, a former 5% stockholder of the Company.

On May 10, 2012, we entered into a Warrant Amendment Agreement with ACCBT pursuant to which we agreed, upon the effectiveness of a six month lock-up agreement entered into by ACCBT in connection with this proposed offering, the then current expiration date of each Warrant shall be automatically extended by an additional 18 months.

As of the date of this prospectus, ACCBT has purchased all of the Subscription Shares.

In sum, Warrants to purchase up to 30,250,000 shares of common stock were issued to ACCBT, of which 30,250,000 Warrants are presently outstanding. The outstanding Warrants contain full-ratchet anti-dilution provisions and cashless exercise provisions, which permit the cashless exercise of up to 50% of the underlying shares of common stock, and 10,083,333 of such Warrants have an exercise price of $0.20 and the remainder have an exercise price of $0.29. ACCBT has waived its participation rights, registration rights and anti-dilution rights solely in connection with this offering and with respect to issuances that were made prior to the date hereof.

Agreement with Abraham Israeli

On April 13, 2010, the Company, Dr. Israeli, a director of the Company, and Hadasit entered into an Agreement, which was amended to claify certain terms on December 31, 2011, pursuant to which Dr. Israeli agreed, during the term of the Agreement, to serve as (i) our Clinical Trials Advisor and (ii) a member of our Board of Directors. Any party may terminate the Agreement upon 30 days prior notice to the other parties. In consideration of the services to be provided by Dr. Israeli to us under the Agreement, we agreed to grant options and warrants annually during the term of the Agreement for the purchase of our common stock, as follows:

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•	an option for the purchase of 166,666 shares of common stock at an exercise price equal to $0.00005 per share to Dr. Israeli; and

•	warrants for the purchase of 33,334 shares of common stock at an exercise price equal to $0.00005 per share to Hadasit,

Such options will vest and become exercisable in twelve (12) consecutive equal monthly amounts.

Agreement with Dr. Jonathan Javitt

On December 12, 2011, we entered into a Settlement Agreement with Dr. Jonathan Javitt, a former director of the Company, to settle certain disputed stock issuances.  Under this agreement, we issued 350,000 shares of our common stock to Dr. Javitt to settle the disputed stock issuances.  As part of this agreement, Dr. Javitt released the Company and related parties from all claims he may have had against the Company and its related parties.

Independence of the Board of Directors

The Board of Directors has determined that each of Dr. Arbel, Mr. Friedman, Dr. Israeli, Mr. Pinkas, Mr. Schor, Dr. Shorr and Mr. Taub satisfies the criteria for being an “independent director” under the standards of the Nasdaq Stock Market, Inc. (“Nasdaq”) and has no material relationship with the Company other than by virtue of service on the Board of Directors. During the course of determining the independence of Dr. Israeli, the Board of Directors considered the Agreement entered into by and among the Company, Hadasit and Dr. Israeli described above in “Certain Arrangements” and “Certain Relationships and Related Transactions.”

The Board of Directors is comprised of a substantial majority of independent directors and the Audit and GNC Committees are comprised entirely of independent directors.

LEGAL MATTERS

Validity of the securities offered by this prospectus will be passed upon for us by BRL Law Group LLC, Boston, Massachusetts.  As of March 31, 2012, Thomas B. Rosedale, the Managing Member of BRL Law Group LLC, beneficially owned 180,000 shares of our common stock and may receive additonal shares as part of compensation for certain legal services performed by BRL Law Group LLC in 2012.

EXPERTS

The financial statements included in this Prospectus of the Company have been audited by Brightman Almagor Zohar & Co., a member of Deloitte Touche Tohmatsu, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph regarding the Company's ability to continue as a going concern). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEMNIFICATION UNDER OUR CERTIFICATE OF INCORPORATION AND BYLAWS

The Certificate of Incorporation of our Company provides that no director will be personally liable to our Company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except to the extent such exemption or limitation of liability is not permitted under the Delaware General Corporation Law. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders, either directly or through stockholders’ derivative suits brought on behalf of our Company, to recover monetary damages from a director for breach of the fiduciary duty of care as a director except in those instances described under the Delaware General Corporation Law. Our Certificate of Incorporation and our Bylaws provide that the Company will indemnify its present and former directors and officers to the maximum extent permitted under the Delaware General Corporation Law.  In addition, under our Bylaws the Company may purchase and maintain insurance on behalf of any person who is or was serving as a director, officer, employee or agent of the Company, or of another entity at the request of the Company.

Indemnification may not apply in certain circumstances to actions arising under the federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, our Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

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BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2011

U.S. DOLLARS IN THOUSANDS

(Except share data)

INDEX

Page

Reports of Independent Registered Public Accounting Firms	F-2 - F-3

Consolidated Financial Statements

Consolidated Balance Sheets	F-4

Consolidated Statements of Operations	F-5

Statements of Changes in Stockholders' Equity (Deficiency)	F-6

Consolidated Statements of Cash Flows	F-15

Notes to Consolidated Financial Statements	F-16 - F-47

Unaudited Consolidated Financial Statements

Consolidated Balance Sheets as of March 31, 2012 and December 31, 2011	F-48

Consolidated Statements of Operations for the three months ended March 31, 2012 and 2011	F-49

Statements of Changes in Stockholders’ Equity (Deficiency)	F-50

Consolidated Statements of Cash Flows for the three months ended March 31, 2012 and 2011	F-59

Notes to Consolidated Financial Statements (Unaudited)	F-60 - F-78

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

BRAINSTORM CELL THERAPEUTICS Inc. (A Development Stage Company)

We have audited the accompanying consolidated balance sheet of BRAINSTORM CELL THERAPEUTICS Inc. and subsidiary (a development stage company) (the “Company”) as of December 31, 2011 and 2010, and the related consolidated statement of income, stockholders' deficiency, and cash flows for each of the two years in the period ended December 31, 2011 and for the period from April 1, 2004 to December 31, 2011. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on the financial statements based on our audits.

The financial statements for the period from April 1, 2004 through December 31, 2007, were audited by other auditors. The consolidated financial statements for the period from April 1, 2004 through December 31, 2007 included a net loss of $32,325,000. Our opinion on the consolidated statements of operations, changes in stockholders' deficiency and cash flows for the period from April 1, 2004 through December 31, 2011, insofar as it relates to amounts for prior periods through December 31, 2007, is based solely on the report of other auditors. The other auditors report dated April 13, 2008 expressed an unqualified opinion, and included an explanatory paragraph concerning an uncertainty about the Company's ability to continue as a going concern, and regarding the status of the Company research and development license agreement with Ramot.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditor, such consolidated financial statements present fairly, in all material respects, the financial position of BRAINSTORM CELL THERAPEUTICS Inc. and subsidiary as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2011 and for the period from April 1, 2004 to December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in development innovative stem cell therapeutic products based on technologies enabling the in-vitro differentiation of bone marrow stem cells into neural-like cells, based on the acquired technology and research to be conducted and funded by the Company as discussed in Note 1 to the financial statements. The Company's working capital deficiency and operating losses since inception through December 31, 2011 raise substantial doubts about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of' these uncertainties.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Member Firm of Deloitte Touche Tohmatsu

Tel Aviv, Israel

March 13, 2012

Audit.Tax.Consulting.Financial Advisory.	Member of Deloitte Touche Tohmatsu

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of

BRAINSTORM CELL THERAPEUTICS INC.

(A development stage company)

We have audited the accompanying consolidated balance sheet of Brainstorm Cell Therapeutics Inc. (a development stage company) ("the Company") and its subsidiary as of December 31, 2007, and the related consolidated statements of operations, statements of changes in stockholders' equity (deficiency) and the consolidated statements of cash flows for the year ended December 31, 2007, for the nine months ended December 31, 2006 and 2005 and for the period from March 31, 2004 through December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of December 31, 2007, and the consolidated results of their operations and cash flows for the year ended December 31, 2007, for the nine months ended December 31, 2006 and 2005 and for the period from March 31, 2004 through December 31, 2007, in conformity with U.S generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, in 2007, the Company adopted Financial Accounting Standard Board Statement No. 123(R), "Share-Based Payment".

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1h, the Company has incurred operating losses and has a negative cash flow from operating activities and has a working capital deficiency. As for the Company research and development license agreement with Ramot, see Note 3. These conditions raise substantial doubt about the Company's ability to continue to operate as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 13, 2008	A Member of Ernst & Young Global

F-3

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

(Except share data)

	December 31,
	2011	2010
	U.S. $ in thousands

ASSETS

Current Assets:
Cash and cash equivalents	1,923	93
Account receivable (Note 5)	312	427
Prepaid expenses	69	59
Total current assets	2,304	579

Long-Term Investments:
Prepaid expenses	17	1
Severance payment fund	109	90
Total long-term investments	126	91

Property and Equipment, Net (Note 6)	314	419

Total assets	2,744	1,089

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Trade payables	244	307
Accrued expenses	750	448
Other accounts payable (Note 7)	141	531
Short-term convertible note (Note 8)	-	137
Total current liabilities	1,135	1,423

Accrued Severance Pay	121	125

Total liabilities	1,256	1,548

Stockholders' Equity (deficiency):
Stock capital: (Note 11)	6	5
Common stock $0.00005 par value - Authorized: 800,000,000 shares at December 31, 2011 and December 31, 2010; Issued and outstanding: 126,444,309 and 95,832,978 shares
Additional paid-in-capital	45,560	39,696
Deficit accumulated during the development stage	(44,078)	(40,160)
Total stockholders' deficiency	1,488	(459)

Total liabilities and stockholders' Equity (deficiency)	2,744	1,089

The accompanying notes are an integral part of the consolidated financial statements.

F-4

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

(Except share data)

	Year ended December 31,		Period from September 22, 2000 (inception date) through December 31,
	2011	2010	2011(*)
	U.S. $ in thousands

Operating costs and expenses:

Research and development, net (Note 12)	1,689	1,045	24,419
General and administrative	2,205	1,544	17,003

Total operating costs and expenses	3,894	2,589	41,422

Financial expense (income), net	151	(189)	2,547
Other income	(132)	-	(132)

Operating loss	3,913	2,400	43,837

Taxes on income (Note 13)	5	19	77

Loss from continuing operations	3,918	2,419	43,914

Net loss from discontinued operations	-	-	164

Net loss	3,918	2,419	44,078

Basic and diluted net loss per share from continuing operations	0.03	0.03

Weighted average number of shares outstanding used in computing basic and diluted net loss per share	120,117,724	89,094,403

(*) Out of which, $163, relating to the period from inception to March 31, 2004, is unaudited.

The accompanying notes are an integral part of the consolidated financial statements

F-5

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

							Deficit
							accumulated	Total
	Common stock			Additional paid-in		Deferred Stock - based	during the development	stockholders' equity
	Number	Amount		capital		compensation	stage	(deficiency)

Balance as of September 22, 2000 (date of inception) (unaudited)	-	-		-		-	-	-

Stock issued on September 22, 2000 for cash at $0.00188 per share	8,500,000	1		16		-	-	17
Stock issued on June 30, 2001 for cash at $0.0375 per share	1,600,000		*	60		-	-	60
Contribution of capital	-	-		8		-	-	8
Net loss	-	-		-		-	(17)	(17)

Balance as of March 31, 2001 (unaudited)	10,100,000	1		84		-	(17)	68

Contribution of capital	-	-		11		-	-	11
Net loss	-	-		-		-	(26)	(26)

Balance as of March 31, 2002 (unaudited)	10,100,000	1		95		-	(43)	53

Contribution of capital	-	-		15		-	-	15
Net loss	-	-		-		-	(47)	(47)

Balance as of March 31, 2003 (unaudited)	10,100,000	1		110		-	(90)	21

2-for-1 stock split	10,100,000		*	-		-	-	-
Stock issued on August 31, 2003 to purchase mineral option at $0.065 per share	100,000		*	6		-	-	6
Cancellation of shares granted to Company's President	(10,062,000)		*		*	-	-	-
Contribution of capital	-		*	15		-	-	15
Net loss	-	-		-		-	(73)	(73)

Balance as of March 31, 2004 (unaudited)	10,238,000	1		131		-	(163)	(31)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-6

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

						Deficit
						accumulated	Total
	Common stock			Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of March 31, 2004	10,238,000	1		131	-	(163)	(31)

Stock issued on June 24, 2004 for private placement at $0.01 per share, net of $25,000 issuance expenses	8,510,000		*	60	-	-	60
Contribution capital	-	-		7	-	-	7
Stock issued in 2004 for private placement at $0.75 per unit	1,894,808		*	1,418	-	-	1,418
Cancellation of shares granted to service providers	(1,800,000)		*		-	-	-
Deferred stock-based compensation related to options granted to employees	-	-		5,979	(5,979)	-	-
Amortization of deferred stock-based compensation related to shares and options granted to employees	-	-		-	584	-	584
Compensation related to shares and options granted to service providers	2,025,000		*	17,506	-	-	17,506
Net loss	-	-		-	-	(18,840)	(18,840)

Balance as of March 31, 2005	20,867,808	1		25,101	(5,395)	(19,003)	704

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-7

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

						Deficit
						accumulated	Total
	Common stock			Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of March 31, 2005	20,867,808	1		25,101	(5,395)	(19,003)	704

Stock issued on May 12, 2005 for private placement at $0.80 per share	186,875	-	*	149	-	-	149
Stock issued on July 27, 2005 for private placement at $0.60 per share	165,000	-	*	99	-	-	99
Stock issued on September 30, 2005 for private placement at $0.80 per share	312,500	-	*	225	-	-	225
Stock issued on December 7, 2005 for private placement at $0.80 per share	187,500	-	*	135	-	-	135
Forfeiture of options granted to employees	-	-		(3,363)	3,363	-	-
Deferred stock-based compensation related to shares and options granted to directors and employees	200,000	-	*	486	(486)	-	-
Amortization of deferred stock-based compensation related to options and shares granted to employees and directors	-	-		51	1,123	-	1,174
Stock-based compensation related to options and shares granted to service providers	934,904	-	*	662	-	-	662
Reclassification due to application of ASC 815-40-25 (formerly EITF 00-19)	-	-		(7,906)			(7,906)
Beneficial conversion feature related to a convertible bridge loan	-	-		164	-	-	164
Net loss	-	-		-	-	(3,317)	(3,317)

Balance as of March 31, 2006	22,854,587	1		15,803	(1,395)	(22,320)	(7,911)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-8

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

						Deficit
						accumulated	Total
	Common stock			Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of March 31, 2006	22,854,587	1		15,803	(1,395)	(22,320)	(7,911)

Elimination of deferred stock compensation due to implementation of ASC 718-10 (formerly SFAS 123(R))	-	-		(1,395)	1,395	-	-
Stock-based compensation related to shares and options granted to directors and employees	200,000	-	*	1,168	-	-	1,168
Reclassification due to application of ASC 815-40-25 (formerly EITF 00-19)	-	-		7,191	-	-	7,191
Stock-based compensation related to options and shares granted to service providers	1,147,225	-		453	-	-	453
Warrants issued to convertible note holder	-	-		11	-	-	11
Warrants issued to loan holder	-	-		110	-	-	110
Beneficial conversion feature related to convertible bridge loans	-	-		1,086	-	-	1,086
Net loss	-	-		-	-	(3,924)	(3,924)

Balance as of December 31, 2006	24,201,812	1		24,427	-	(26,244)	(1,816)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-9

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

						Deficit
						accumulated	Total
	Common stock			Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of December 31, 2006	24,201,812	1		24,427	-	(26,244)	(1,816)

Stock-based compensation related to options and shares granted to service providers	544,095			1,446	-	-	1,446
Warrants issued to convertible note holder	-	-		109	-	-	109
Stock-based compensation related to shares and options granted to directors and employees	200,000		*	1,232	-	-	1,232
Beneficial conversion feature related to convertible loans	-	-		407	-	-	407
Conversion of convertible loans	725,881		*	224	-	-	224
Exercise of warrants	3,832,621		*	214	-	-	214
Stock issued for private placement at $0.1818 per unit, net of finder's fee	11,500,000	1		1,999	-	-	2,000
Net loss	-	-		-	-	(6,244)	(6,244)

Balance as of December 31, 2007	41,004,409	2		30,058	-	(32,488)	(2,428)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-10

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

						Deficit
						accumulated	Total
	Common stock			Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of December 31, 2007	41,004,409	2		30,058	-	(32,488)	(2,428)

Stock-based compensation related to options and stock granted to service providers	90,000	-		33	-	-	33
Stock-based compensation related to stock and options granted to directors and employees	-	-		731	-	-	731
Conversion of convertible loans	3,644,610		*	1,276	-	-	1,276
Exercise of warrants	1,860,000		*	-	-	-	-
Exercise of options	17,399		*	3	-	-	3
Stock issued for private placement at $0.1818 per unit, net of finder's fee	8,625,000	1		1,499	-	-	1,500
Subscription of shares for private placement at $0.1818 per unit	-	-		281	-	-	281
Net loss	-	-		-	-	(3,472)	(3,472)

Balance as of December 31, 2008	55,241,418	3		33,881	-	(35,960)	(2,076)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-11

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

						Deficit
						accumulated	Total
	Common stock			Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of December 31, 2008	55,241,418	3		33,881	-	(35,960)	(2,076)

Stock-based compensation related to options and stock granted to service providers	5,284,284		*	775	-		775
Stock-based compensation related to stock and options granted to directors and employees	-	-		409	-		409
Conversion of convertible loans	2,500,000		*	200	-		200
Exercise of warrants	3,366,783		*	-	-		-
Stock issued for amendment of private placement	9,916,667	1		-	-		1
Subscription of shares	-	-		729	-		729
Net loss	-	-		-	-	(1,781)	(1,781)

Balance as of December 31, 2009	76,309,152	4		35,994	-	(37,741)	(1,743)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-12

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

						Deficit
						accumulated	Total
	Common stock			Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of December 31, 2009	76,309,152	4		35,994		(37,741)	(1,743)

Stock-based compensation related to options and stock granted to service providers	443,333	-	*	96	-	-	96
Stock-based compensation related to stock and options granted to directors and employees	466,667	-	*	388	-	-	388
Stock issued for amendment of private placement	7,250,000	1		1,750	-	-	1,751
Conversion of convertible note	402,385	-	*	135	-	-	135
Conversion of convertible loans	1,016,109	-	*	189	-	-	189
Issuance of shares	2,475,000			400			400
Exercise of options	1,540,885	-	*	77	-	-	77
Exercise of warrants	3,929,446	-	*	11	-	-	11
Subscription of shares for private placement at $0.12 per unit				455	-	-	455
Conversion of trade payable to stock				201			201
Issuance of shares on account of previously subscribed shares (See also Note 11B.1.f)	2,000,001	-	*	-	-	-	-
Net loss						(2,419)	(2,419)

Balance as of December 31, 2010	95,832,978	5		39,696	-	(40,160)	(459)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-13

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit
					accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of December 31, 2010	95,832,978	$5	$39,696	$-	$(40,160)	$(459)

Stock-based compensation related to options and stock granted to service providers	474,203	-	449	-	-	449
Stock-based compensation related to stock and options granted to directors and employees	2,025,040	-	1,135	-	-	1,135
Conversion of convertible note	755,594	-	140	-	-	140
Exercise of options	1,648,728	-	243	-	-	243
Exercise of warrants	1,046,834	-	272	-	-	272
Issuance of shares for private placement	14,160,933	1	3,601	-	-	3,602
Issuance of shares on account of previously subscribed shares (See also Note 11B.1.f)	10,499,999	-	24	-	-	24
Net loss	-	-	-	-	(3,918)	(3,918)

Balance as of December 31, 2011	126,444,309	$6	$45,560	$-	$(44,078)	$1,488

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-14

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

(Except share data)

	Year ended December 31,		Period from September 22, 2000 (inception date) through December 31,
	2 0 1 1	2 0 1 0	2 0 1 1(*)
	U.S. $ in thousands
Cash flows from operating activities:
Net loss	$(3,918)	$(2,419)	$(44,078)
Less - loss for the period from discontinued operations	-	-	164
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of deferred charges	153	162	1,001
Severance pay, net	(23)	11	12
Accrued interest on loans	3	-	451
Amortization of discount on short-term loans	-	-	1,864
Change in fair value of options and warrants	-	-	(795)
Expenses related to shares and options granted to service providers	449	96	21,486
Stock-based compensation related to options granted to employees	1,135	388	6,821
Decrease (increase) in accounts receivable and prepaid expenses	105	(400)	(381)
Increase (decrease) in trade payables and convertible note	(63)	45	717
Increase (decrease) in other accounts payable and accrued expenses	(64)	48	1,397
Erosion of restricted cash	-	-	(6)
Net cash used in continuing operating activities	(2,223)	(2,069)	(11,347)
Net cash used in discontinued operating activities	-	-	(23)
Total net cash used in operating activities	(2,223)	(2,069)	(11,370)

Cash flows from investing activities:
Purchase of property and equipment	(48)	(5)	(1,133)
Restricted cash	-	-	6
Investment in lease deposit	(16)	6	(17)
Net cash used in continuing investing activities	(64)	1	(1,144)
Net cash used in discontinued investing activities	-	-	(16)
Total net cash provided by (used in) investing activities	(64)	1	(1,160)

Cash flows from financing activities:
Proceeds from issuance of Common stock, net	3,602	2,118	12,319
Proceeds from loans, notes and issuance of warrants, net	-	-	2,061
Credit from bank	-	(46)	-
Proceeds from exercise of warrants and options	515	88	631
Repayment of short-term loans	-	-	(601)
Net cash provided by continuing financing activities	4,117	2,160	14,410
Net cash provided by discontinued financing activities	-	-	43
Total net cash provided by financing activities	4,117	2,160	14,453

Increase in cash and cash equivalents	1,830	92	1,923
Cash and cash equivalents at the beginning of the period	93	1	-
Cash and cash equivalents at end of the period	$1,923	$93	$1,923

Non-cash financing activities:
Conversion of convertible loan and convertible note to shares	$140	$324
Conversion of other accounts payable to Common Stock	$24	$487
Conversion of a trade payable to Common Stock	$-	$200

(*) Out of the which, cash flows used in discontinued operating activities of $36, cash flows used in discontinued investing activities of $16 and cash flows provided in discontinued financing activities of $57, relating to the period from inception to March 31, 2004, is unaudited.

The accompanying notes are an integral part of the consolidated financial statements.

F-15

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

 U.S. dollars in thousands

NOTE 1 -	GENERAL:

A.	Brainstorm Cell Therapeutics Inc. (formerly: Golden Hand Resources Inc.) (the "Company") was incorporated in the State of Washington on September 22, 2000.

B.	On May 21, 2004, the former major stockholders of the Company entered into a purchase agreement with a group of private investors, who purchased from the former major stockholders 6,880,000 shares of the then issued and outstanding 10,238,000 shares of Common Stock.

C.	On July 8, 2004, the Company entered into a licensing agreement with Ramot of Tel Aviv University Ltd. ("Ramot"), to acquire certain stem cell technology (see Note 3). Subsequent to this agreement, the Company decided to focus on the development of novel cell therapies for neurodegenerative diseases based on the acquired technology and research to be conducted and funded by the Company.

Following the licensing agreement dated July 8, 2004, the management of the Company decided to abandon all old activities related to the sale of the digital data recorder product. The discontinuation of this activity was accounted for under the provision of Statement of Financial Accounting Standard ASC 360-10 (formerly "SFAS" 144), "Accounting for the Impairment or Disposal of Long-Lived Assets".

D.	On October 25, 2004, the Company formed a wholly-owned subsidiary in Israel, Brainstorm Cell Therapeutics Ltd. ("BCT").

E.	On November 22, 2004, the Company changed its name from Golden Hand Resources Inc. to Brainstorm Cell Therapeutics Inc. to better reflect its new line of business in the development of novel cell therapies for neurodegenerative diseases. BCT, as defined below, owns all operational property and equipment.

F.	On September 17, 2006, the Company changed the Company's fiscal year-end from March 31 to December 31.

G.	In December 2006, the Company changed its state of incorporation from Washington to Delaware.

H.	Since its inception, the Company has devoted substantially all of its efforts to research and development, recruiting management and technical staff, acquiring assets and raising capital. In addition, the Company has not generated revenues. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7, "Accounting and reporting by development Stage Enterprises" ASC 915-10 (formerly "SFAS No. 7").

I.	In October 2010, the Israeli Ministry of Health (“MOH”) granted clearance for a Phase I/II clinical trial using the Company’s autologous NurOwn™ stem cell therapy in patients with amyotrophic lateral sclerosis (“ALS”), subject to some additional process specifications as well as completion of the sterility validation study for tests performed.

On February 23, 2011, the Company submitted, to the MOH, all the required documents. Following approval of the MOH, a Phase I/II clinical study for ALS patients using the Company’s autologous NurOwn™ stem cell therapy (the “Clinical Trial”) was initiated in June 2011.

After the balance sheet date, in January 2012, the Company reported on an interim safety follow-up of the first 4 patients enrolled in its Clinical Trial indicating that no significant treatment-related adverse events were reported. The NurOwn™ treatment has thus so far proven to be safe, and has shown some initial indications of beneficial clinical effects.

J.	In February 2011, the U.S. Food and Drug Administration (“FDA”) granted orphan drug designation to the Company’s NurOwn™ autologous adult stem cell product candidate for the treatment of ALS.

F-16

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 1 -	GENERAL (Cont.)

GOING CONCERN:

As reflected in the accompanying financial statements, the Company’s operations for the year ended December 31, 2011, resulted in a net loss of $3,918. The Company’s balance sheet reflects an accumulated deficit of $44,078. These conditions, together with the fact that the Company is a development stage Company and has no revenues nor are revenues expected in the near future, raise substantial doubt about the Company's ability to continue to operate as a going concern. The Company’s ability to continue operating as a “going concern” is dependent on several factors, among them is its ability to raise sufficient additional working capital.

In 2009, the Company decided to focus only on the effort to commence clinical trials for ALS and such trials did commence in 2011.

In February 2011, the Company raised approximately $3.8 million from institutional and private investors. However, there can be no assurance that additional funds will be available on terms acceptable to the Company, or at all.

These financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of presentation:

The consolidated financial statements have been prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) applied on a consistent basis.

B.	Use of estimates:

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

C.	Financial statement in U.S. dollars:

The functional currency of the Company is the U.S dollar ("dollar") since the dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future. Part of the transactions of BCT are recorded in new Israeli shekels ("NIS"); however, a substantial portion of BCT’s costs are incurred in dollars or linked to the dollar. Accordingly, management has designated the dollar as the currency of BCT’s primary economic environment and thus it is their functional and reporting currency.

Transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been re-measured to dollars in accordance with the provisions of ASC 830-10 (formerly Statement of Financial Accounting Standard 52), "Foreign Currency Translation". All transaction gains and losses from re-measurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

D.	Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, BCT. Intercompany balances and transactions have been eliminated upon consolidation.

F-17

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

E.	Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less as of the date acquired.

F.	Property and equipment:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets.

The annual depreciation rates are as follows:

%

Office furniture and equipment	7
Computer software and electronic equipment	33
Laboratory equipment	15
Leasehold improvements	Over the shorter of the lease term (including the option) or useful life

G.	Impairment of long-lived assets:

The Company’s and BCT’s long-lived assets are reviewed for impairment in accordance with ASC 360-10 (formerly Statement of Financial Accounting Standard 144), "Accounting for the Impairment or Disposal of Long-Lived Assets," whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. During 2010 and 2011, no impairment losses were identified.

H.	Research and development expenses, net:

Research and development expenses, are charged to the statement of operations as incurred.

Royalty-bearing grants from the Government of Israel for funding approved research and development projects are recognized at the time the Company is entitled to such grants, on the basis of the costs incurred and applied as a deduction from research and development expenses. Such grants are included as a deduction of research and development costs since at the time received it is not probable the Company will generate sales from these projects and pay the royalties resulting from such sales.

I.	Severance pay:

The liability of BCT for severance pay is calculated pursuant to the Severance Pay Law in Israel, based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date and is presented on an undiscounted basis.

BCT’s employees are entitled to one month's salary for each year of employment or a portion thereof. BCT’s liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Severance Pay Law in Israel or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies.

Severance expenses for the year ended December 31, 2011 were $20.

F-18

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

J.	Accounting for stock-based compensation:

Effective April 1, 2006, the Company adopted ASC 718-10 (formerly Statement of Financial Accounting Standards 123 (Revised 2004)), "Share-Based Payment,” which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including employee stock options under the Company's stock plans based on estimated fair values. ASC 718-10 supersedes the Company's previous accounting under Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25"). In March 2005, the Securities and Exchange Commission issued Staff Accounting Bulletin 107 ("SAB 107") relating to ASC 718-10. The Company has applied the provisions of SAB 107 in its adoption of ASC 718-10.

ASC 718-10 requires companies to estimate the fair value of equity-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company's consolidated statement of operations.

The Company recognizes compensation expense for the value of non-employee awards, which have graded vesting, based on the accelerated attribution method over the requisite service period of each award, net of estimated forfeitures.

The Company recognizes compensation expense for the value of employee awards that have graded vesting, based on the straight-line method over the requisite service period of each of the awards, net of estimated forfeitures.

The Company estimates the fair value of restricted shares based on the market price of the shares at the grant date and estimates the fair value of stock options granted using a Black-Scholes options pricing model. The option-pricing model requires a number of assumptions, of which the most significant are, expected stock price volatility and the expected option term (the time from the grant date until the options are exercised or expire). Expected volatility was calculated based upon actual historical stock price movements over the period, equal to the expected option term. The expected option term was calculated for options granted to employees and directors in accordance with SAB 107 and SAB 110, using the "simplified" method. Grants to non-employees are based on the contractual term. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from U.S. Treasury zero-coupon bonds with an equivalent term.

K.	Basic and diluted net loss per share:

Basic net loss per share is computed based on the weighted average number of shares outstanding during each year. Diluted net loss per share is computed based on the weighted average number of shares outstanding during each year, plus the dilutive potential of the Common Stock considered outstanding during the year, in accordance with ASC 260-10 (formerly Statement of Financial Accounting Standard 128), "Earnings per Share".

All outstanding stock options and warrants have been excluded from the calculation of the diluted loss per share for the year ended December 31, 2011 and December 31, 2010, since all such securities have an anti-dilutive effect.

F-19

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

L.	Income taxes:

The Company and BCT account for income taxes in accordance with ASC 740-10 (formerly Statement of Financial Accounting Standard 109), "Accounting for Income Taxes." This Statement requires the use of the liability method of accounting for income taxes, whereby deferred tax asset and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and BCT provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

In September 2006, the Financial Accounting Standards Board ("FASB") issued ASC 740-10 (formerly FASB interpretation ("FIN") 48), "Accounting for Uncertainty in Income Taxes - an Interpretation of FASB Statement 109". ASC 740-10 establishes a single model to address accounting for uncertain tax positions. ASC 740-10 clarified the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. ASC 740-10 also provides guidance on recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. The adoption of the provisions of ASC 740-10 did not have an impact on the Company's consolidated financial position and results of operations.

M.	Fair value of financial instruments:

The carrying values of cash and cash equivalents, accounts receivable and prepaid expenses, trade payables and other accounts payable approximate their fair value due to the short-term maturity of these instruments.

F-20

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 3 -	RESEARCH AND LICENSE AGREEMENT

On July 8, 2004, the Company entered into a research and license agreement (the "Original Agreement") with Ramot. The license agreement grants the Company an exclusive, worldwide, royalty-bearing license to develop, use and sell certain stem cell technology. In consideration of the license, the Company was required to remit an upfront license fee payment of $100; royalties at a rate of 5% of all net sales of products and 30% of all sublicense receipts. In addition, the Company granted Ramot and certain of its designees fully vested warrants to purchase 10,606,415 shares of Common Stock at an exercise price of $0.01 per share. The Company also agreed to fund, through Ramot, further research in consideration of $570 per year for an initial two-year period (“initial research period”). The Company also agreed to fund research for a further two-year period if certain research milestones are met for an additional $1,140 (“extended research period”).

The warrants issued pursuant to the agreement were issued to Ramot and its designees effective as of November 4, 2004. Each of the warrants is exercisable for a seven-year period beginning on November 4, 2005.

On March 30, 2006, the Company entered into an Amended Research and License Agreement with Ramot, for the purpose of amending and restating the Original Agreement. According to the agreement, the initial period was amended to an initial research period of three years. The Amended Research and License Agreement also extends the additional two-year research period in the Original Agreement to an additional three-year research period if certain research milestones are met. The Amended Research and License Agreement retroactively amended the consideration to $380 per year, instead of $570 per year. As a consequence, an amount of $300 was charged to the statement of operations as research and development expenses in the year ended in March 31, 2006. In addition, the Amended Research and License Agreement reduced royalties that the Company may have to pay Ramot, in certain cases, from 5% to 3% of net sales and also reduces the sublicenses receipt from 30% to 20%-25% of sublicense receipts.

On July 26, 2007, the Company entered into a Second Amended and Restated Research and License Agreement with Ramot. On August 1, 2007, the Company obtained a waiver and release from Ramot pursuant to which Ramot agreed to an amended payment schedule regarding the Company's payment obligations under the Amended Research and License Agreement, dated March 30, 2006, and waived all claims against the Company resulting from the Company's previous defaults and non-payment under the Original Agreement and the Amended Research and License Agreement. The payments described in the waiver and release covered all payment obligations that were past due and not yet due pursuant to the Original Agreement. The waiver and release amended and restated the remaining unpaid balance of $240 of the original payment schedule for the initial research period.

As of December 24, 2009, the Company had not made the payments totaling $240.

On December 24, 2009, the Company and Ramot entered into a settlement under which, among other things, the following matters were agreed upon:

a)	Ramot released the Company from the Company’s obligation to fund the extended research period in the total amount of $1,140.Therefore, the Company removed an amount of $760 from its research and development expenses that had accumulated in the past.

b)	Past due amounts of $240 for the initial research period plus interest of $32 owed by the Company to Ramot was converted into 1,120,000 restricted shares of common stock on December 30, 2009. Ramot deposited the shares with a broker and may sell the shares in the free market after 185 days from the issuance date.

F-21

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 3 -	RESEARCH AND LICENSE AGREEMENT (Cont.)

In the event that the total proceeds generated by sales of the shares are less than $120 on or prior to September 30, 2010 ("September Payment"), then on such date the Company had to pay to Ramot the difference between the aggregate proceeds that had been received by Ramot up to such date, and $120. In the event that the total proceeds generated by sales of the shares, together with the September 30, 2010 payment, are less than $240 on or prior to December 31, 2010, then the Company had to pay to Ramot the difference between the proceeds that Ramot had received from sales of the shares up to such date together with the September Payment (if any) that had been transferred to Ramot up to such date, and $240. Related compensation in the amount of $51 was recorded as research and development expenses.

As of December 31, 2011, Ramot had sold all 1,120,000 shares of Common Stock of the Company issued under the settlement agreement for $235. The Company paid the remaining balance of $5 and finalized the balance due to Ramot according to the settlement agreement between the parties dated December 24, 2009.

In December 2011, the Company signed an agreement with BCT and Ramot, in which the Company assigned to BCT its rights under the License Agreement with Ramot, as well as its ownership rights in the joint patent application with Ramot. The Company guarantees all BCT obligations under the License Agreement towards Ramot.

NOTE 4 -	CONSULTING AGREEMENTS

A.	On July 8, 2004, the Company entered into two consulting agreements with Prof. Eldad Melamed and Prof. Daniel Offen (together, the "Consultants"), upon which the Consultants shall provide the Company scientific and medical consulting services in consideration for a monthly payment of $6 each. In addition, the Company granted each of the Consultants, a fully vested warrant to purchase 1,097,215 shares of Common Stock at an exercise price of $0.01 per share. The warrants issued pursuant to the agreement were issued to the Consultants effective as of November 4, 2004. Each of the warrants is exercisable for a seven-year period beginning on November 4, 2005. As of December 31, 2010, the two Consultants exercised the above warrants to Common Stock of the Company.

B.	On December 16, 2010, the Company approved a grant of 1,100,000 shares of the Company's Common Stock to the two Consultants, for services rendered through December 31, 2010. Related compensation in the amount of $220 was recorded as research and development expense. A sum of $487 was cancelled concurrently with the issuance of the 1,100,000 shares of Common Stock of the Company.

C.	On June 27, 2011, the Company approved an additional grant of 400,000 shares of the Company's Common Stock to Prof. Daniel Offen, for services rendered through December 31, 2009. Related compensation in the amount of $192 is recorded as research and development expense.

NOTE 5 -	ACCOUNTS RECEIVABLE

	December 31,
	2011	2010
	U.S. $ in thousands

Government authorities	76	36
Grants receivable from the CSO	236	391
	312	427

F-22

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 6 -	PROPERTY AND EQUIPMENT

	December 31,
	2011	2010
	U.S. $ in thousands

Cost:
Office furniture and equipment	9	9
Computer software and electronic equipment	106	105
Laboratory equipment	361	349
Leasehold improvements	690	655
	1,166	1,118
Accumulated depreciation:
Office furniture and equipment	4	3
Computer software and electronic equipment	103	100
Laboratory equipment	252	200
Leasehold improvements	493	396
	852	699

Depreciated cost	314	419

Depreciation expenses for the year ended December 31, 2011 and December 31, 2010 were $153, and $162, respectively.

NOTE 7 -	OTHER ACCOUNTS PAYABLE

	December 31,
	2011	2010
	U.S. $ in thousands

Employee and payroll accruals	141	471
Ramot accrued expenses	-	60
	141	531

NOTE 8 -	SHORT-TERM CONVERTIBLE NOTE

On December 13, 2009, the Company issued a $135 Convertible Promissory Note to its legal advisor for $217 in legal fees accrued through October 31, 2009. Interest on the Note accrued at the rate of 4%. The legal advisor has the right at any time to convert all or part of the outstanding principal and interest amount of the note into shares of Common Stock based on the five day average closing stock price prior to conversion election.

The gap between the amount the Company owed to the legal advisor and the principal of the Convertible Promissory Note in the amount of $82 was deducted from general and administrative expenses.

F-23

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 8 -	SHORT-TERM CONVERTIBLE NOTE (Cont.)

On February 19, 2010, the Company's legal advisor converted the entire accrued principal and interest of $135 Convertible Promissory Note into 402,385 shares of Common Stock.

On September 15, 2010, the Company issued a $135 Convertible Promissory Note to its legal advisor for legal fees accrued through December 31, 2010. Interest on the Note was at the rate of 4%. The legal advisor has the right at any time to convert all or part of the outstanding principal and interest amount of the note into shares of Common Stock based on the five day average closing stock price prior to conversion election.

On February 18, 2011, the legal advisor converted the entire accrued principal and interest into 445,617 shares of Common Stock.

NOTE 9 -	SHORT-TERM CONVERTIBLE LOANS

On March 5, 2007, the Company issued a $150 Convertible Promissory Note to a third party. Interest on the note accrues at the rate of 8% per annum for the first year and 10% per annum afterward. The note will become immediately due and payable upon the occurrence of certain events of default, as defined in the note. The third party has the right at any time prior to the close of business on the maturity date to convert all or part of the outstanding principal and interest amount of the note into shares of Common Stock. The conversion price, as defined in the note, will be 75% (60% upon the occurrence of an event of default) of the average of the last bid and ask price of the Common Stock as quoted on the Over-the-Counter Bulletin Board for the five trading days prior to the Company's receipt of the third party written notice of election to convert, but in no event shall the conversion price be greater than $0.35 or more than 3,000,000 shares of Common Stock be issued. The conversion price will be adjusted in the event of a stock dividend, subdivision, combination or stock split of the outstanding shares.

In addition, the Company granted to the third party warrants to purchase 150,000 shares of Common Stock at an exercise price of $0.45 per share. The warrants are fully vested and are exercisable at any time after March 5, 2007 until the second anniversary of the issue date. The fair value of the warrants is $43.

In accordance with ASC 470-20, the Company allocated the proceeds of the convertible note issued with detachable warrants based on the relative fair values of the two securities at the time of issuance. As a result, the Company recorded in its statement of changes in stockholders' equity for 2007 an amount of $22 with respect to the warrants and the convertible note was recorded in the amount of $128.

The Company agreed to pay a finder's fee of $15; $13 was allocated to deferred charges and is amortized as financial expense over the note period and $2 was allocated to stockholder's equity.

The Beneficial Conversion Feature in the amount of $122, embedded in the note was calculated based on a conversion rate of 60%, as defined upon the occurrence of an event of default and according to the notes’ effective conversion price. The amount was recorded as discount on the note against additional paid-in capital and is amortized to financial expense over the note period.

F-24

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 9 -	SHORT-TERM CONVERTIBLE LOANS (Cont.)

On January 27, 2010, the third party converted the entire accrued principal and interest of the note, into 1,016,109 shares of Common Stock.

In July 2011, the Company issued to the lender an additional 309,977 shares of Common Stock of the Company with regard to the above conversion.

F-25

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 10 -	COMMITMENTS AND CONTINGENCIES

A.	On December 1, 2004, BCT entered into a lease agreement for the lease of its facilities. The term of the lease was 36 months, with two options to extend. Rent is paid on a quarterly basis in the amount of NIS 28,373 (approximately $8) per month.

The facilities and vehicles of the Company and BCT are rented under operating leases that expire on various dates. Aggregate minimum rental commitments under non-cancelable leases as of December 31, 2011 are as follows:

Period ending December 31,	Facilities	Vehicles	Total

2012	99	43	142
2013	-	43	43
2014	-	22	22

	99	109	207

Total facilities rent expenses for the year ended December 31, 2011 and 2010 were $111 and $135 respectively.

B.	On March 20, 2006, the Company entered into a Termination Agreement and General Release (the "Termination Agreement") with Dr. Yaffa Beck, the Company's former President and Chief Executive Officer who resigned her position as an officer and director of the Company on November 10, 2005.

As of December 31, 2011, there was still an unpaid balance of $17 to Dr. Beck under this Termination Agreement.

C.	Commitments to pay royalties to the Chief Scientist:

BCT obtained from the Chief Scientist of the State of Israel grants for participation in research and development for the years 2007 through 2011, and, in return, BCT is obligated to pay royalties amounting to 3% of its future sales up to the amount of the grant. The grant is linked to the exchange rate of the dollar and bears interest of Libor per annum.

Through December 31, 2011, total grants obtained amounted to $1,472.

D.	On February 17, 2010, BCT entered into an agreement with Hadasit Medical Research Services and Development Ltd ("Hadasit") to conduct clinical trials in ALS patients. The agreement was revised in June 2011 according to which, in connection with the trials BCT will pay Hadasit $32,225 per patient totaling up to $773,400, as well as $64,915 per month for rental and operation of two clean rooms. The Company has the right to cease the rental of the clean rooms at any time upon 30 days prior notice.

F-26

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 10 -	COMMITMENTS AND CONTINGENCIES (Cont.)

E.	On April 17, 2008, Chapman, Spira & Carson, LLC (“CSC”) filed a breach of contract complaint in the Supreme Court of the State of New York (the “Court”) against the Company. The complaint alleges that CSC performed its obligations to the Company under a consulting agreement entered into between the parties and that the Company failed to provide CSC with the compensation outlined in the consulting agreement. The complaint seeks compensatory damages in an amount up to approximately $897, as well as costs and attorneys’ fees. On June 5, 2008, the Company filed an answer with the Court. The Company believes CSC’s claims are without merit and cannot predict what impact, if any, this matter may have on the business, its financial condition and results of operations and cash flow. Provision is included in the financial statements that Management believes is sufficient to address the risk.

NOTE 11 -	STOCK CAPITAL

A.	The rights of Common Stock are as follows:

Holders of Common Stock have the right to receive notice to participate and vote in general meetings of the Company, the right to a share in the excess of assets upon liquidation of the Company and the right to receive dividends, if declared.

The Common Stock is registered and publicly traded on the OTC Markets Group service of the National Association of Securities Dealers, Inc. under the symbol BCLI.

B.	Issuance of shares, warrants and options:

1.	Private Placements:

a)	On June 24, 2004, the Company issued to investors 8,510,000 shares of Common Stock for total proceeds of $60 (net of $25 issuance expenses).

b)	On February 23, 2005, the Company completed a private placement for sale of 1,894,808 units for total proceeds of $1,418. Each unit consisted of one share of Common Stock and a three-year warrant to purchase one share of Common Stock at $2.50 per share. This private placement was consummated in three tranches which closed in October 2004, November 2004 and February 2005.

c)	On May 12, 2005, the Company issued to an investor 186,875 shares of Common Stock for total proceeds of $149 at a price of $0.80 per share.

d)	On July 27, 2005, the Company issued to investors 165,000 shares of Common Stock for total proceeds of $99 at a price of $0.60 per share.

e)	On August 11, 2005, the Company signed a private placement agreement with investors for the sale of up to 1,250,000 units at a price of $0.80 per unit. Each unit consisted of one share of Common Stock and one warrant to purchase one share of Common Stock at $1.00 per share. The warrants were exercisable for a period of three years from issuance. On September 30, 2005, the Company sold 312,500 units for total net proceeds of $225. On December 7, 2005, the Company sold 187,500 units for total net proceeds of $135.

f)	On July 2, 2007, the Company entered into an investment agreement, pursuant to which the Company agreed to sell up to 27,500,000 shares of Common Stock, for an aggregate subscription price of up to $5 million and warrants to purchase up to 30,250,000 shares of Common Stock.

F-27

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options (Cont.):

1.	Private placements (Cont.):

At each closing date, the Company would deliver to the investor the number of shares and warrants, subject to customary closing conditions and the delivery of funds, described above. The warrants had the following exercise prices: (i) the first 10,083,333 warrants had an exercise price of $0.20 per share; (ii) the next 10,083,333 warrants had an exercise price of $0.29 per share; and (iii) the final 10,083,334 warrants issued had an exercise price of $0.36 per share. All warrants expired on November 5, 2011.

On August 18, 2009, the Company entered into an amendment to the investment agreement with the investor as follows:

(a)	The investor shall invest the remaining amount of the original investment agreement at a price per share of $0.12 in monthly installments of not less than $50 starting August 1, 2009.

(b)	The exercise price of the last 10,083,334 warrants will decrease from an exercise price of $0.36 per share to $0.29 per share.

(c)	All warrants will expire on November 5, 2013 instead of November 5, 2011.

(d)	The price per share of the investment agreement decreased from $0.1818 to $0.12, therefore the Company adjusted the number of Shares of Common Stock issuable pursuant to the investment agreement retroactively and issued to the investor on October 28, 2009 an additional 9,916,667 shares of Common Stock for past investment.

(e)	The investor has the right to cease payments in the event that the price per share as of the closing on five consecutive trading days shall decrease to $0.05.

On January 18, 2011, the Company and the investor signed an agreement to offset amounts due to the investor, totaling $22, against the remaining balance of the investment. The Company issued to the investor 10,499,999 shares of Common Stock and a warrant to purchase 4,537,500 shares of the Company's Common Stock at an exercise price of $0.29 per share

As of December 31, 2011, the Company issued to the investor and its designees an aggregate of 41,666,667 shares of Common Stock, a warrant to purchase 10,083,333 shares of the Company's Common Stock at an exercise price of $0.20 per share, and a warrant to purchase 20,166,667 shares of Common Stock at an exercise price of $0.29 per share. The warrants may be exercised at any time and expire on November 5, 2013.

In addition, the Company issued an aggregate of 1,250,000 shares of Common Stock to a related party as an introduction fee for the investment.

As of December 31, 2011, the introduction fee was paid in full.

F-28

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

1.	Private placements: (Cont.)

(f)	In January 2010, the Company issued 1,250,000 units to a private investor for total proceeds of $250. Each unit consisted of one share of Common Stock and a two-year warrant to purchase one share of Common Stock at $0.50 per share.

(g)	In February 2010, the Company issued 6,000,000 shares of Common Stock to three investors (2,000,000 to each investor) and warrants to purchase an aggregate of 3,000,000 shares of Common Stock (1,000,000 to each investor) with an exercise price of $0.50 for aggregate proceeds of $1,500 ($500 each). The warrants are exercisable through February 17, 2012.

(h)	In February 2011, the Company issued 833,333 shares of Common Stock, at a price of $0.30 per share, and a warrant to purchase 641,026 shares of the Company's Common Stock at an exercise price of $0.39 per share exercisable for one year for total proceeds of $250.

(i)	In February 2011, the Company entered into an investment agreement, pursuant to which the Company sold 12,815,000 shares of Common Stock, for an aggregate subscription price of $3.6 million and warrants to purchase up to 19,222,500 shares of Common Stock as follows: warrants to purchase 12,815,000 shares of Common Stock at $0.50 for two years, and warrants to purchase 6,407,500 shares of Common Stock at $0.28 for one year.

In July 2011, an investor exercised a warrant to purchase 946,834 shares of Common Stock of the Company at $0.28 per share, for $265.

In addition, the Company paid 10% of the funds received for the distribution services received. Out of this amount, 4% was paid in stock and the remaining 6% in cash. Accordingly, in March 2011, the Company issued 512,600 shares of Common Stock and paid $231 for the investment banking related to the investment.

2.	Share-based compensation to employees and to directors:

a)	Options to employees and directors:

On November 25, 2004, the Company's stockholders approved the 2004 Global Stock Option Plan and the Israeli Appendix thereto (which applies solely to participants who are residents of Israel) and on March 28, 2005, the Company's stockholders approved the 2005 U.S. Stock Option and Incentive Plan, and the reservation of 9,143,462 shares of Common Stock for issuance in the aggregate under these stock option plans.

Each option granted under the plans is exercisable until the earlier of ten years from the date of grant of the option or the expiration dates of the respective option plans. The 2004 and 2005 options plans will expire on November 25, 2014 and March 28, 2015, respectively. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised. The options vest primarily over three years. Any options that are canceled or forfeited before expiration become available for future grants.

F-29

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors (Cont.):

a)	Options to employees and directors: (Cont.)

On June 5, 2008, the Company's stockholders approved an amendment and restatement of the Company’s 2004 Global Share Option Plan and 2005 U.S. Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance under these stock option plans in the aggregate by 5,000,000 shares.

On May 27, 2005, the Company granted one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.75 per share. The options are fully vested and expire after 10 years.

On February 6, 2006, the Company entered into an amendment to the Company's option agreement with the Company's Chief Financial Officer. The amendment changes the exercise price of the 400,000 options granted to him on February 13, 2005 from $0.75 to $0.15 per share.

On May 2, 2006, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The options are fully vested and expire after 10 years. The compensation related to the options, in the amount of $48, was recorded as general and administrative expense.

On June 22, 2006, the Company entered into an amendment to the Company's option agreement with two of its employees. The amendment changed the exercise price of 270,000 options granted to them from $0.75 to $0.15 per share. The excess of the fair value resulting from the modification, in the amount of $2, was recorded as general and administration expense over the remaining vesting period of the option.

On September 17, 2006, the Company entered into an amendment to the Company's option agreement with one of its directors. The amendment changes the exercise price of 100,000 options granted to the director from $0.75 to $0.15 per share.

On March 21, 2007, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $43, was recorded as general and administrative expense.

On July 1, 2007, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $38, was recorded as general and administrative expense. On October 22, 2007, the Company and the director agreed to cancel and relinquish all the options which were granted on July 1, 2007.

On July 16, 2007, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $75, was recorded as general and administrative expense.

F-30

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options (Cont.)

2.	Share-based compensation to employees and to directors (Cont.):

a)	Options to employees and directors: (Cont.)

On August 27, 2007, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $84, was recorded as general and administrative expense.

On October 23, 2007, the Company granted to its former Chief Executive Officer and director an option to purchase 1,000,000 shares of Common Stock at an exercise price of $0.87 per share. The option vests with respect to 1/6 of the option on each six month anniversary and expires after 10 years. The total compensation related to the option is $733, which is amortized over the vesting period as general and administrative expense.

On November 5, 2008, the Company entered into an amendment to the Company's option to purchase 1,000,000 shares of common stock agreement with the Company's CEO. The amendment changed the exercise price of the option from $0.87 to $0.15 per share. The compensation related to the modification of the purchase price in the amount of $4 was recorded as general and administrative expense. In February 2011, the former CEO resigned. As of December 31, 2011, 300,727 out of the above options were exercised. After the balance sheet date, the former CEO exercised his option to purchase an additional 132,038 shares of common stock (see Note 15 C).

On June 29, 2009, the Company granted to its former Chief Executive Officer and director an option to purchase 1,000,000 shares of Common Stock at an exercise price of $0.067 per share. The option vests with respect to 1/3 of the shares subject to the option on each anniversary of the date of grant and expires after 10 years. The total compensation related to the option is $68, which is amortized over the vesting period as general and administrative expense. In February 2011, the former CEO resigned. On July 25, 2011, the Company signed a settlement agreement with the former CEO under which 483,333 shares out of the above grant became fully vested exercisable through April 30, 2012. An additional $30 was recorded as compensation in general and administrative expense.

On June 29, 2009, the Company granted to its former Chief Financial Officer an option to purchase 200,000 shares of Common Stock at an exercise price of $0.067 per share. The option vested with respect to 1/3 of the shares subject to the option. Out of the above options, 2/3 were cancelled and the remaining 66,667 were exercised.

On August 31, 2009, the Company granted to two of its directors an option to purchase 100,000 shares of Common Stock for each of them at an exercise price of $0.15 per share. The option vests with respect to 1/3 of the option on each anniversary and expires after 10 years. The total compensation related to the option is $32, which is amortized over the vesting period as general and administrative expense.

On December 13, 2009, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $21, was recorded as general and administrative expense.

F-31

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options (Cont.)

2.	Share-based compensation to employees and to directors (Cont.):

a)	Options to employees and directors: (Cont.)

On February 10, 2010, the Company granted to an employee an option to purchase 30,000 shares of Common Stock at an exercise price of $0.32 per share. The option vests with respect to 1/3 of the shares subject to the option on each anniversary of the date of grant and expires after 10 years. The total compensation related to the option is $9, which is amortized over the vesting period as research and development expense.

On April 13, 2010, the Company, Prof. Abraham Israeli and Hadasit Medical Research Services and Development Ltd. (“Hadasit”) entered into an Agreement (the “Agreement”) pursuant to which Mr. Israeli agreed, during the term of the Agreement, to serve as (i) the Company’s Clinical Trials Advisor and (ii) a member of the Company’s Board of Directors.  In consideration of the services to be provided by Mr. Israeli to the Company under the Agreement, the Company agreed to grant options annually during the term of the Agreement for the purchase of its Common Stock, as follows:

*	An option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share to Mr. Israeli; and

*	An option for the purchase of 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share to Hadasit.

*	Such options will vest and become exercisable in twelve (12) consecutive equal monthly amounts.

In April 2010, the Company granted to Mr. Israeli an option to purchase 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share. The total compensation related to the option is $50, which is amortized over the vesting period as general and administrative expense.

On June 27, 2011, the Company granted to Mr. Israeli an option to purchase 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share. The total compensation related to the option is $48, which is amortized over the vesting period as general and administrative expense.

In April 2010, the Company granted Hadasit an option to purchase 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share. The total compensation related to the option is $7, which is amortized over the vesting period as general and administrative expense.

In April 2011, the Company granted Hadasit an option to purchase 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share. The total compensation related to the option is $11, which is amortized over the vesting period as general and administrative expense.

On December 16, 2010, the Company granted to two of its directors an option to purchase 400,000 shares of Common Stock at an exercise price of $0.15 per share. The options are fully vested and are exercisable for a period of 10 years. The compensation related to the option, in the amount of $78, was recorded as general and administrative expense.

F-32

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

On December 16, 2010, the Company approved the grant to two Board members an option to purchase 400,000 shares of Common Stock of the Company (200,000 shares each). The compensation related to the option, in the amount of $80, was recorded as general and administrative expense.

On December 16, 2010, the Company approved the grant to its three Scientific Board members 300,000 shares of Common Stock of the Company. The compensation related to the option, in the amount of $60, was recorded as research and development expense.

On December 16, 2010, the Company granted to its employees options to purchase 670,000 shares of Common Stock at an exercise price of $0.18 per share. The options are vested over three years and are exercisable for a period of 10 years. The compensation related to the option, in the amount of $32, was recorded as general and administrative expense.

On June 27, 2011, the Company granted to its CEO, an option to purchase 450,000 shares of Common Stock of the Company at $0.20. The total compensation related to the option is $177, which is amortized over the vesting period as general and administrative expense.

On June 27, 2011, the Company granted to four of its directors an option to purchase 634,999 shares of Common Stock of the Company at $0.15. The total compensation related to the option is $287, which is amortized over the vesting period as general and administrative expense.

On August 10, 2011, the Company granted to its CEO, an option to purchase 70,000 shares of Common Stock of the Company at $0.20. The total compensation related to the option is $26, which was amortized as general and administrative expense.

On November 10, 2011, the Company approved the grant to its four Advisory Board members an option to purchase 500,000 shares of Common Stock of the Company (125,000 shares each). The total compensation related to the option is $140, which is amortized over the vesting period as general and administrative expense.

On November 10, 2011, the Company approved the grant to a former director of the Company 250,000 shares of Common Stock of the Company. The compensation related to the option, in the amount of $70, was recorded as general and administrative expense.

As of December 31, 2011, 1,825,103 options are available for future grants.

F-33

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options

2.	Share-based compensation to employees and to directors:

a)	Options to employees and directors: (Cont.)

A summary of the Company's option activity related to options to employees and directors, and related information is as follows:

	Year ended December 31, 2011
	Amount of options	Weighted average exercise price	Aggregate intrinsic value
		$	$

Outstanding at beginning of period	6,893,024	0.183
Granted	1,321,665	0.151
Exercised	(1,286,600)	0.148
Cancelled	(1,989,268)	0.188

Outstanding at end of period	4,938,821	0.168	831,684

Vested and expected-to-vest at end of period	3,663,138	0.138	507,028

*)	During 2008, the Company extended the exercise period for some of its employees that were terminated. The extension was accounted for as modification in accordance with ASC 718-10. According to ASC 718-10, modifications are treated as an exchange of the original award, resulting in additional compensation expense based on the difference between the fair value of the new award and the original award immediately before modification. Applying modification accounting resulted in additional compensation expense for the year ended December 31, 2008, amounted to $6.

The aggregate intrinsic value in the table above represents the total intrinsic value (the difference between the fair market value of the Company’s shares on December 31, 2011 and 2010 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2011 and 2010.

F-34

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options (Cont.)

2.	Share-based compensation to employees and to directors (Cont.):

a)	Options to employees and directors: (Cont.)

The options outstanding as of December 31, 2011, have been separated into exercise prices, as follows:

	Options outstanding as of	Weighted average remaining	Options exercisable as of
	December 31,	contractual	December 31,
Exercise price	2 0 1 1	Life	2 0 1 1
$		Years
0.00005	333,332	8.29	277,777
0.067	586,217	1.59	551,922
0.15	2,384,272	5.55	2,033,439
0.18	670,000	8.48	305,000
0.2	520,000	9.51	70,000
0.32	30,000	8.12	10,000
0.39	115,000	5.50	115,000
0.4	110,000	4.48	110,000
0.47	110,000	5.22	110,000
0.75	80,000	3.18	80,000
	4,938,821	6.03	3,663,138

Compensation expense recorded by the Company in respect of its stock-based employee compensation award in accordance with ASC 718-10 for the year ended December 31, 2011 and 2010 amounted to $1,135 and $388, respectively.

The fair value of the options is estimated at the date of grant using a Black-Scholes options pricing model with the following assumptions used in the calculation:

	Year ended December 31,
	2011	2010

Expected volatility	134%-141%	134%-141%
Risk-free interest	1.14%-2.93%	2.26%-3.47%
Dividend yield	0%	0%
Expected life of up to (years)	5-6	6-10
Forfeiture rate	0	0

F-35

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

b)	Restricted shares to directors:

On May 2, 2006, the Company issued to two of its directors 200,000 restricted shares of Common Stock (100,000 each). The restricted shares are subject to the Company's right to repurchase them at a purchase price of par value ($0.00005). The restrictions of the shares shall lapse in three annual and equal portions commencing with the grant date. The compensation related to the stock issued amounted to $104, which was amortized over the vesting period as general and administrative expenses.

On April 20, 2007, based on a board resolution dated March 21, 2007, the Company issued to a director 100,000 restricted shares of Common Stock. The restricted shares are subject to the Company's right to repurchase them at a purchase price of par value ($0.00005). The restrictions of the shares shall lapse in three annual and equal portions commencing with the grant date. The compensation related to the shares issued amounted to $47, which was amortized over the vesting period as general and administrative expenses.

In addition, on April 20, 2007, based on a board resolution dated March 21, 2007, the Company issued to another director 100,000 restricted shares of Common Stock. The restricted shares are not subject to any right to repurchase, and the compensation related to the shares issued amounted to $47 was recorded as prepaid general and administrative expenses in the three months ended March 31, 2007.

On August 27, 2008, the Company issued to its director 960,000 shares of Common Stock upon a cashless exercise by a shareholder of a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $.01 per share that was acquired by the shareholder from Ramot. The shares were allocated to the director by the shareholder.

In May 2010, based on a board resolution dated June 29, 2009, the Company issued to three of its directors 300,000 (total) restricted shares of Common Stock. The restrictions of the shares shall lapse in three annual and equal portions commencing with the grant date.

In May and in June 2010, based on a board resolution dated June 29, 2009, the Company issued to three of its Scientific Advisory Board members and two of its Advisory Board members 500,000 (total) restricted shares of Common Stock. The restrictions of the shares shall lapse in three annual and equal portions commencing with the grant date.

On December 16, 2010, the Company granted to two of its directors 400,000 (total) shares of Common Stock. Related compensation in the amount of $80 was recorded as general and administrative costs in 2010. These shares were actually granted in June 2011, and an additional related compensation in the amount of $112 was recorded as general and administrative expense.

On June 27, 2011, the Company granted to two of its directors 476,666 (total) shares of Common Stock, out of which 216,666 shares are fully vested and 260,000 shares will vest in 12 equal monthly installments through June 2012. Related compensation in the amount of $229 will be recorded as general and administrative expense.

F-36

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

On August 22, 2011, the Company entered into an agreement with Chen Schor (the “Executive Director Agreement”) pursuant to which the Company granted to Mr. Schor 923,374 shares of restricted Common Stock of the Company.  The shares will vest over a three-year period. If the Company raises $10,000,000 of proceeds through the issuance of equity securities in a private or public offering after the Grant Date, or enters into a deal with a strategic partner that brings in at least $10,000,000 of gross proceeds, then 1/3 of the shares will vest upon such event, 1/3 will vest on the anniversary of the Grant Date and the remaining 1/3 will vest on the second anniversary of the Grant Date.  If such capital is not raised as mentioned above, then the shares will vest over 3 years – 1/3 upon each anniversary of the Grant Date. In addition, the Company will pay $15,000 per quarter to Mr. Schor for his services as an Executive Board Member.

In August 2011, the Company issued to three of its Scientific Advisory Board members and three of its Advisory Board members a total of 300,000 restricted shares of Common Stock. The restrictions of the shares shall lapse in equal monthly portions over the service period.

In November 2011, the Company issued to four of its Advisory Board members a total of 500,000 restricted shares of Common Stock. The restrictions of the shares shall lapse in equal monthly portions over the service period.

In addition, in November 2011, the Company issued to a former director 250,000 shares of Common Stock. Related compensation in the amount of $70 was recorded as general and administrative expense.

3.	Shares and warrants to service providers:

The Company accounts for shares and warrant grants issued to non-employees using the guidance of ASC 505-50, "Equity-Based Payments to Non-Employees" (formerly 718-10, "Accounting for Stock-Based Compensation") and EITTF 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," whereby the fair value of such option and warrant grants is determined using a Black-Scholes options pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

F-37

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers and investors: (Cont.)

a)     Warrants:

Issuance date	Number of warrants issued	Exercised	Forfeited	Outstanding	Exercise Price $	Warrants exercisable	Exercisable through
November 2004	12,800,845	11,747,497	151,803	901,545	0.01	901,545	November 2012
December 2004	1,800,000	1,800,000		-	0.00005	—	-
February 2005	1,894,808		1,894,808	-	2.5	-	-
May 2005	47,500		47,500	-	1.62	-	-
June 2005	30,000			30,000	0.75	30,000	June 2015
August 2005	70,000		70,000	-	0.15	-	-
September 2005	3,000	3,000		-	0.15	-	-
September 2005	36,000		36,000	-	0.75	-	-
September-December2005	500,000		500,000	-	1	-	-
December 2005	20,000	20,000		-	0.15	-	-
December 2005	457,163	150,000		307,163	0.15	307,163	December 2015
February 2006	230,000			230,000	0.65	230,000	February 2016
February 2006	40,000		40,000	-	1.5	-
February 2006	8,000		8,000	-	0.15	-
February 2006	189,000	97,696	91,304	-	0. 5	-	-
May 2006	50,000			50,000	0.00005	50,000	May 2016
May -December 2006	48,000		48,000	-	0.35	-
May -December 2006	48,000		48,000	-	0.75	-
May 2006	200,000			200,000	1	200,000	May 2016
June 2006	24,000		24,000	-	0.15	-
May 2006	19,355		19,355	-	0.15	-
October 2006	630,000	630,000		-	0.3	-	-
December 2006	200,000		200,000	-	0.45	-	-
March 2007	200,000			200,000	0.47	200,000	March 2012
March 2007	500,000			500,000	0.47	500,000	March 2017
March 2007	50,000		50,000	-	0.15	-	-
March 2007	15,000			15,000	0.15	15,000	February 2012
February 2007	50,000		50,000	-	0.45	-	-
March 2007	225,000		225,000	-	0.45	-	-
March 2007	50,000		50,000	-	0.45	-
April 2007	33,300		33,300	-	0.45	-	-
May 2007	250,000		250,000	-	0.45	-	-
July 2007	500,000			500,000	0.39	500,000	July 2017
September 2007	500,000			500,000	0.15	500,000	August 2017
August 2007	7,562,500			7,562,500	0.2	7,562,500	November 2013
July 2007	30,000		30,000	-	0.45	-	-
July 2007	100,000		100,000	-	0.45	-	-
October 2007	200,000			200,000	0.15	200,000	August-October2017
November 2007	2,520,833			2,520,833	0.20	2,520,833	November 2013
November 2007	2,016,667			2,016,667	0.29	2,016,667	November 2013
April 2008	4,537,500			4,537,500	0.29	4,537,500	November 2013
August 2008	3,529,166			3,529,166	0.29	3,529,166	November 2013
August 2008	1,008,334			1,008,334	0.29	1,008,334	November 2013
November 2008	100,000			100,000	0.15	100,000	September 2018
April 2009	200,000			200,000	0.1	200,000	April 2019
October 2009	200,000	100,000		100,000	0.067	66,667	October 2019
October 2009	4,537,500			4,537,500	0.29	4,537,500	November 2013
January 2010	1,250,000			1,250,000	0.5	1,250,000	January 2012
February 2010	125,000			125,000	0.001	125,000	February 2012
February 2010	3,000,000			3,000,000	0.5	3,000,000	February 2012
January 2011	4,537,500			4,537,500	0.29	4,537,500	November 2013
February 2011	641,026			641,026	0.39	641,026	February 2012
February 2011	6,407,500	946,834		5,460,666	0.28	5,460,666	February 2012
February 2011	12,815,000			12,815,000	0.5	12,815,000	February 2013
April 2010	33,334			33,334	0.00005	33,334	April 2020
April 2011	33,334			33,334	0.00005	22,222	April 2021
February 2010	1,500,000			1,500,000	0.01	500,000	February 2020
	78,604,165	15,495,027	3,967,070	59,142,068		58,064,289

F-38

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

a)	Warrants: (Cont.)

The fair value for the warrants to service providers was estimated on the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions for the year ended December 31, 2011 and December 31, 2010; weighted average volatility of 138% and 126%-165%, respectively, risk free interest rates of 1.69% and 0.37%-2.12%, respectively, dividend yields of 0% and a weighted average life of the options of 5.2 and 1-9 years, respectively.

b)	Shares:

On June 1 and June 4, 2004, the Company issued 40,000 and 150,000 shares of Common Stock for 12 months of filing services and legal and due-diligence services, respectively, with respect to a private placement. Compensation expense related to filing services, totaling $26, was amortized over a 12-month period. Compensation related to legal services, totaling $105 was recorded as equity issuance cost and had no effect on the statement of operations.

On July 1 and September 22, 2004, the Company issued 20,000 and 15,000 shares to a former director for financial services for the first and second quarters of 2004, respectively. Related compensation in the amount of $39 was recorded as general and administrative expense.

On February 10, 2005, the Company signed an agreement with one of its service providers under which the Company issued to the service provider 100,000 restricted shares at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan of the Company. All restrictions on these shares have lapsed.

In March and April 2005, the Company signed an agreement with four members of its Scientific Advisory Board under which the Company issued to the members of the Scientific Advisory Board 400,000 restricted shares at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan (100,000 each). All restrictions on these shares have lapsed.

F-39

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

b)	Shares: (Cont.)

In July 2005, the Company issued to its legal advisors 50,000 shares for legal services for 12 months. The compensation related to the shares in the amount of $37.5 was recorded as general and administrative expense.

In January 2006, the Company issued to two service providers 350,000 restricted shares at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan of the Company. All restrictions on these shares have lapsed. Related compensation in the amount of $23 was recorded as general and administrative expense.

On March 6, 2006, the Company issued to its legal advisor 34,904 shares of Common Stock. The shares are in lieu of $18.5 payable to the legal advisor. Related compensation in the amount of $18.5 was recorded as general and administrative expense.

On April 13, 2006, the Company issued to service providers 60,000 shares at a purchase price of $0.00005 par value under the U.S Stock Option and Incentive Plan of the Company. Related compensation in the amount of $25.8 was recorded as general and administrative expense.

On May 9, 2006, the Company issued to its legal advisor 65,374 shares of Common Stock in lieu of payment for legal services. Related compensation in the amount of $33 was recorded as general and administrative expense.

On June 7, 2006, the Company issued 50,000 shares of Common Stock for filing services for 12 months. Related compensation in the amount of $24.5 was recorded as general and administrative expense.

On May 5, 2006, the Company issued 200,000 shares to a finance consultant for his services. Related compensation in the amount of $102 was recorded as general and administrative expense.

On August 14, 2006, the Company issued 200,000 shares to a service provider. Related compensation in the amount of $68 was recorded as general and administrative expense.

On August 17, 2006, the Company issued 100,000 shares to a service provider. Related compensation in the amount of $35 was recorded as general and administrative expense.

F-40

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

b)	Shares: (Cont.)

On September 17, 2006, the Company issued to its legal advisor 231,851 shares of Common Stock in lieu of $63 payable to the legal advisor. Related compensation in the amount of $63 was recorded as general and administrative expense.

On April 1 and September 30, 2006, the Company issued to its business development advisor, based on an agreement, 240,000 shares of Common Stock. Related compensation in the amount of $74 was recorded as general and administrative expense.

On January 3, 2007, the Company issued to its legal advisor 176,327 shares of Common Stock. The shares are for the $45 payable to the legal advisor. Related compensation in the amount of $49 was recorded as general and administrative expense.

On April 12, 2007, the Company issued to its filing and printing service providers 80,000 shares of Common Stock. The shares issued are for the $15 payable to the service provider. Related compensation in the amount of $30 was recorded as general and administrative expense. In addition, the Company is obligated to issue the filing and printing service providers additional shares, in the event that the total value of the shares previously issued (as quoted on the Over-the-Counter Bulletin Board or such other exchange where the Common Stock is quoted or listed) is less than $0.20, on March 20, 2008. In no event shall the Company issue more than 30,000 additional shares to the service providers. As a result, the Company recorded a liability in the amount of $20.

On April 12, 2007, the Company issued to its legal advisor 108,511 shares of Common Stock. The shares are for $29 payable to the legal advisor. Related compensation in the amount of $40 was recorded as general and administrative expense.

On May 18, 2007, the Company issued to its legal advisor 99,257 shares of Common Stock. The shares are for $33, payable to the legal advisor. Related compensation in the amount of $33 was recorded as general and administrative expense.

On October 29, 2007, the Company issued to a Scientific Advisory Board member 80,000 shares of the Company’s Common Stock for scientific services. Compensation of $67 was recorded as research and development expense.

On May 20, 2008, the Company issued to its finance advisor 90,000 shares of the Company's common stock. The shares are for $35 payable to the finance advisor for introduction fee of past convertible loans. Related compensation in the amount of $36 is recorded as finance expenses.

On April 5, 2009, the Company issued to its Chief Technology Advisor 1,800,000 shares of Common Stock. The shares are for $180 payable to the advisor. Related compensation in the amount of $144 was recorded as research and development expense.

F-41

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

b)	Shares: (Cont.)

On June 24, 2009, the Company issued to its public relations advisor 250,000 shares of Common Stock. The shares are for $25 payable to the advisor. Related compensation in the amount of $18 was recorded as general and administrative expense.

On July 8, 2009, the Company issued to its finance consultant 285,714 shares of the Company's Common Stock. The shares are for $20 payable to the finance consultant for valuation of options and warrants. Related compensation in the amount of $20 is recorded as general and administrative expense.

On July 15, 2009, the Company issued to its service provider 357,142 shares of the Company's Common Stock. The shares are for $25 payable to the service provider for filing services. Related compensation in the amount of $21 is recorded as general and administrative expense.

On August 10, 2009, the Company issued to its service provider 71,428 shares of the Company's Common Stock. The shares are for $5 payable to the service provider for IT services. Related compensation in the amount of $4 is recorded as general and administrative expense.

On October 1, 2009, the Company issued to its service provider 150,000 shares of the Company's Common Stock. The shares are for financial and investor relation services done by the provider. Related compensation in the amount of $51 is recorded as general and administrative expense.

On October 2, 2009, the Company issued to its service provider 1,250,000 shares of the Company's Common Stock. The shares are for investor and public relation services. Related compensation in the amount of $400 is recorded as general and administrative expense.

On December 30, 2009, the Company issued to Ramot 1,120,000 shares of the Company's Common Stock (see note 3).

On December 13, 2009, the Company issued a $135 Convertible Promissory Note to it legal advisor for $217 in legal fees accrued through October 31, 2009. Interest on the note accrued at the rate of 4%.

On January 5, 2010, the Company issued to its public relations advisor 50,000 shares of the Company's Common Stock for six months’ service. The issuance of the shares is part of the agreement with the public relations advisor that entitles it to a monthly grant of 8,333 shares of the Company's Common Stock.

On January 6, 2010, the Company issued to its service provider 60,000 shares of the Company's Common Stock. The shares are for $15 payable to the service provider for insurance and risk management consulting and agency services for three years.

On February 19, 2010, the Company's legal advisor converted the entire accrued principal and interest amount outstanding under the note into 402,385 shares of Common Stock.

F-42

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 11 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

b)	Shares: (Cont.)

On April 6, 2010, Prof. Melamed fully exercised his warrant to purchase 1,097,215 shares of the Company’s Common Stock. The warrant was issued to him pursuant to the agreement with the Consultants effective as of November 4, 2004 (See Note 4a).

In May 2010, based on a board resolution dated June 29, 2009, the Company issued to one of its public relations advisors 100,000 restricted shares of Common Stock. The restrictions of the shares shall lapse in three annual and equal portions commencing with the grant date.

On December 16, 2010, the Company granted to its service provider 200,000 shares of the Company's Common Stock. The shares are for investor and public relations services. Related compensation in the amount of $40 is recorded as general and administrative expense.

On December 16, 2010, the Company granted to its Chief Medical Advisor 900,000 shares of the Company's Common Stock for services rendered through December 31, 2010. Related compensation in the amount of $180 is recorded as research and development expense.

On December 16, 2010, the Company granted to its Chief Scientist 200,000 shares of the Company's Common Stock for services rendered through December 31, 2010. Related compensation in the amount of $40 is recorded as research and development expense.

On February 18, 2011, the Company's legal advisor converted the entire accrued principal and interest of the Convertible Promissory Note granted on September 15, 2010, totaling $137, into 445,617 shares of Common Stock.

On June 27, 2011, the Company granted to its legal advisor 180,000 shares of Common Stock for 2011 legal services. Half of the shares of Common Stock are fully vested and half vest in six equal monthly installments through December 2011. Related compensation in the amount of $86 is recorded as general and administrative expense.

On June 27, 2011, the Company granted to its consultant 400,000 shares of the Company's Common Stock, for services rendered through December 31, 2009. Related compensation in the amount of $192 is recorded as research and development expense. (See note 4 C)

On June 27, 2011, the Company granted to a service provider 10,870 shares of the Company's Common Stock. Related compensation in the amount of $5 is recorded as general and administrative expense.

On December 31, 2011, the Company issued to Hadasit warrants to purchase up to 1,500,000 restricted shares of the Company's Common Stock at an exercise price of $0.001 per share, exercisable for a period of 5 years.  The warrants shall vest over the course of the trials as follows: 500,000 upon enrollment of 1/3 of the patients; an additional 500,000 upon enrollment of all the patients and the final 500,000 upon completion of the study.

F-43

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

In 2011, three consultants of the Company exercised 462,128 options for $31.

A summary of the Company's stock awards activity related to shares issued to service providers and related information is as follows:

	Year ended December 31,		Year ended December 31,
	2011		2010
	Amount of shares	Weighted average issue price	Amount of shares	Weighted average issue price
		$		$
Outstanding at beginning of period	9,735,508	0.25	8,225,508	0.26
Issued	1,265,870	0.41	1,510,000	0.20
Outstanding at end of period	11,001,378	0.27	9,735,508	0.25

c)	Stock-based compensation and issuance of shares recorded by the Company in respect of shares and warrants granted to service providers amounted to $449 and $96 for the year ended December 31, 2011 and 2010, respectively.

The total stock-based compensation expense, related to shares, options and warrants granted to employees and service providers, was comprised, at each period, as follows:

	Year ended December 31,		Period from September 22, 2000 (inception date) through December 31,
	2011	2010	2011
	U.S. $ in thousands

Research and development	$316	$325	$17,556
General and administrative	1,075	560	10,113
Financial expenses, net	192	-	248
Total stock-based compensation expense	$1,584	$885	$27,917
F-44

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 12 -	RESEARCH AND DEVELOPMENT, NET
	Year ended December 31,		Period from September 22, 2000 (inception date) through December 31,
	2011	2010	2011
	U.S. $ in thousands

Research and development	2,077	1,385	26,833
Less : Ramot reverse accruals (See Note 3)		-	(760)
Less : Participation by the Israeli Office of the Chief Scientist	(388)	(340)	(1,654)
	1,689	1,045	24,419

NOTE 13 -	TAXES ON INCOME

A.	Tax rates applicable to the income of the subsidiary:

The corporate tax rate in Israel is as follows: 2008 - 27%, 2009 - 26%, 2010 - 25%, 2011 - 24%. In July 2009, the “Knesset” (Israeli parliament) passed the Economic Efficiency Law (Legislative Amendments for implementation of the economic plan for 2009 and 2010) of 2009 which defines, inter alia, further gradual reductions of corporate tax rates and real capital gains tax, in Israel, starting in 2011, to the following rates: 2012 - 23%, 2013 - 22%, 2014 - 21%, 2015 - 20% and in 2016 and onwards - 18%. Such tax reductions have no significant impact on the Company's financial statements.

In February 2008, the "Knesset" passed an amendment to the Income Tax (Inflationary Adjustments) Law, 1985, which limits the scope of the law beginning in 2008 and thereafter. Beginning in 2008, the results for tax purposes will be measured in nominal values, excluding certain adjustments for changes in the Consumer Price Index carried out in the period up to December 31, 2007. The amended law includes, inter alia, the elimination of the inflationary additions and deductions and the additional deduction for depreciation starting in 2008.

On September 26, 2011, the Social-Economic Reform Committee headed by Professor Manuel Trajtenberg published a report with its recommendations. Consequently, on December 6, 2011, the Law for Change in the Tax Burden (Legislative Amendments), based on the recommendations in the Tax Section of that report, was published, after being approved in a third reading in the Israeli Knesset.

The main changes of the new law regarding corporate income taxes are as follows:

1. Cancellation of the planned gradual reduction of income taxes and corporate income taxes commencing in 2012.

2. Increase of the corporate income tax rate to 25% in 2012.

3. Increase of the capital gains tax rate and betterment tax rate to 25%.

Such tax rate changes have no significant impact on the Company's financial statements.

B.	Tax laws applicable to the income of the Subsidiary:

Income Tax (Inflationary Adjustments) Law, 1985:

According to the law, the results for tax purposes are measured based on the changes in the Israeli Consumer Price Index ("CPI").

The Law for the Encouragement of Capital Investments, 1959 ("the Law"):

According to the Law, BCT is entitled to various tax benefits by virtue of "beneficiary enterprise" status granted, as defined by this Law.

In March 2005, the Israeli Parliament passed the Arrangements Law for fiscal year 2005, which includes a broad and comprehensive amendment to the provisions of the Law ("Amendment No. 60 to the Law").

The principal benefits by virtue of the Law are:

Tax benefits and reduced tax rates under the Alternative Track of Benefits:

The Company is tax exempt for a benefit period of two years and in the five/eight subsequent years of the benefit period is subject to a reduced tax rate of 10%-25%.

On January 6, 2011, an amendment to the Law for the Encouragement of Capital Investment-1959 (the "Law") was published. The amendment has a substantial effect on the current provisions of the Law. The following are the major changes in the amendment:

F-45

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 13 -	TAXES ON INCOME (Cont.)

1.	A company located in Preferred Area A can file for both grants and tax benefits.

2.	The requisites for benefits were changed with the most significant change that the minimum investment requirement was removed. In addition, the definition of approved entity was changed.

3.	The income attribution based on revenues was cancelled, the result is that an approved entity would be taxable on its entire income at a fixed rate.

4.	Tax exemption was cancelled.

5.	Dividend payable to Israeli corporations from preferred income would be tax exempt.

6.	The Grant Rate out of the approved investment would be up to 24%.

The Tax rates applicable to Approved Industrial Enterprise would be 6% and 12% for those located in Preferred Area A or elsewhere, respectively, with effectiveness for the taxable year 2 of 2015 and onwards. Prior to 2015, the following tax rates will be applicable:

For the years 2011-2012 10% and 15%, respectively and for the years 2013-2014 7% and 12.5%, respectively. The amendment to the law is not expected to have a material impact on the Company's consolidated financial statements.

C.	Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

	December 31,
	2011	2010
	U.S. $ in thousands

Operating loss carryforward	32,165	30,206

Net deferred tax asset before valuation allowance	13,187	12,858
Valuation allowance	(13,187)	(12,858)
Net deferred tax asset	-	-

As of December 31, 2010, the Company has provided valuation allowances of $13,012 in respect of deferred tax assets resulting from tax loss carryforward and other temporary differences. Management currently believes that because the Company has a history of losses, it is more likely than not that the deferred tax regarding the loss carryforward and other temporary differences will not be realized in the foreseeable future.

D.	Available carryforward tax losses:

As of December 31, 2010, the Company has an accumulated tax loss carryforward of approximately $12,716. Carryforward tax losses in the U.S. can be carried forward and offset against taxable income in the future for a period of 20 years. Utilization of U.S. net operating losses may be subject to substantial annual limitations due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

E.	Loss from continuing operations, before taxes on income, consists of the following:

	Year ended December 31,
	2011	2010
	U.S. $ in thousands

United States	(1,886)	(1,235)
Israel	(2,032)	(1,165)
	(3,918)	(2,400)

F-46

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

U.S. dollars in thousands

NOTE 13 -	TAXES ON INCOME (Cont.)

F.	Due to the Company’s cumulative losses, the effect of ASC 740 as codified from ASC 740-10 (formerly FIN 48) is not material.

G.	BCT has not received final tax assessments since its incorporation.

NOTE 14 -	TRANSACTIONS WITH RELATED PARTIES
	Year ended December 31,
	2011	2010
	U.S. $ in thousands

A. Fees and related benefits and compensation expenses in respect of options granted to a member of the Board who is a related party	150	318

B.	As for transactions with Ramot, see Note 3.

NOTE 15 -	SUBSEQUENT EVENTS

A.	In January 2012, one of the Company’s service providers exercised a warrant for 125,000 shares of Common Stock of the Company.

B.	On February 3, 2012, the Company filed an S-1 Registration Statement with the Securities and Exchange Commission.

C.	In February 2012, the former CEO exercised options to purchase 132,038 shares of Common Stock.

F-47

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands

(Except share data)

	March 31,	December 31,
	2012	2011
	Unaudited	Audited
ASSETS

Current Assets:
Cash and cash equivalents	1,145	1,923
Account receivable	482	312
Prepaid expenses	148	69
Total current assets	1,775	2,304

Long-Term Investments:
Prepaid expenses	17	17
Severance payment fund	129	109
Total long-term investments	146	126

Property and Equipment, Net	328	314

Total assets	2,249	2,744

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Trade payables	325	244

Accrued expenses	839	750
Other accounts payable	126	141
Total current liabilities	1,290	1,135

Accrued Severance Pay	142	121

Total liabilities	1,432	1,256

Commitments And Contingencies Stockholders' Equity:
Stock capital: (Note 8)	6	6
Common stock of $0.00005 par value - Authorized: 800,000,000 shares at March 31, 2012 and December 31, 2011; Issued and outstanding: 126,737,158 and 126,444,309 shares at March 31, 2012 and December 31, 2011 respectively.
Additional paid-in-capital	45,761	45,560
Deficit accumulated during the development stage	(44,950)	(44,078)
Total stockholders' equity	817	1,488

Total liabilities and stockholders' equity	2,249	2,744

The accompanying notes are an integral part of the consolidated financial statements.

F-48

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

(Except share data)

	Three months		Period from September 22, 2000 (inception date) through
	ended March 31		March 31,
	2012	2011	2012 (*)
	Unaudited		Unaudited

Operating costs and expenses:

Research and development, net	369	270	24,788
General and administrative	510	258	17,513

Total operating costs and expenses	879	528	42,301

Financial expenses (income), net	(11)	177	2,536
Other income	-	-	(132)

Operating loss	868	705	44,705

Taxes on income	4	-	81

Loss from continuing operations	872	705	44,786

Net loss from discontinued operations	-	-	164

Net loss	872	705	44,950

Basic and diluted net loss per share from continuing operations	0.01	0.01

Weighted average number of shares outstanding used in computing basic and diluted net loss per share	126,591,262	108,895,199

(*) Out of which, $163, relating to the period from inception to March 31 2004, is unaudited.

The accompanying notes are an integral part of the consolidated financial statements

F-49

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(except share data)

					Deficit accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of September 22, 2000 (date of inception) (unaudited)	-	$-	$-	$-	$-	$-

Stock issued on September 22, 2000 for cash at $0.00188 per share	8,500,000	1	16	-	-	17
Stock issued on March 31, 2001 for cash at $0.0375 per share	1,600,000	* -	60	-	-	60
Contribution of capital	-	-	8	-	-	8
Net loss	-	-	-	-	(17)	(17)

Balance as of March 31, 2001 (unaudited)	10,100,000	1	84	-	(17)	68

Contribution of capital	-	-	11	-	-	11
Net loss	-	-	-	-	(26)	(26)
Balance as of March 31, 2002 (unaudited)	10,100,000	1	95	-	(43)	53

Contribution of capital	-	-	15	-	-	15
Net loss	-	-	-	-	(47)	(47)
Balance as of March 31, 2003 (unaudited)	10,100,000	1	110	-	(90)	21

2-for-1 stock split	10,100,000	* -	-	-	-	-
Stock issued on August 31, 2003 to purchase mineral option at $0.065 per share	100,000	* -	6	-	-	6
Cancellation of shares granted to Company's President	(10,062,000)	* -	* -	-	-	-
Contribution of capital	-	* -	15	-	-	15
Net loss	-	-	-	-	(73)	(73)
Balance as of March 31, 2004 (unaudited)	10,238,000	$1	$131	$-	$(163)	$(31)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-50

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of March 31, 2004	10,238,000	$1	$131	$-	$(163)	$(31)

Stock issued on June 24, 2004 for private placement at $0.01 per share, net of $25,000 issuance expenses	8,510,000	* -	60	-	-	60
Contribution capital	-	-	7	-	-	7
Stock issued in 2004 for private placement at $0.75 per unit	1,894,808	* -	1,418	-	-	1,418
Cancellation of shares granted to service providers	(1,800,000)	* -		-	-	-
Deferred stock-based compensation related to options granted to employees	-	-	5,979	(5,979)	-	-
Amortization of deferred stock-based compensation related to shares and options granted to employees	-	-	-	584	-	584
Compensation related to shares and options granted to service providers	2,025,000	* -	17,506	-	-	17,506
Net loss	-	-	-	-	(18,840)	(18,840)

Balance as of March 31, 2005	20,867,808	$1	$25,101	$(5,395)	$(19,003)	$704

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-51

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(except share data)

					Deficit accumulated	Total
			Additional	Deferred	during the	stockholders'
	Common stock		paid-in	Stock - based	development	equity
	Number	Amount	capital	compensation	stage	(deficiency)
Balance as of March 31, 2005	20,867,808	$1	$25,101	$(5,395)	$(19,003)	$704
Stock issued on May 12, 2005 for private placement at $0.8 per share	186,875	* -	149	-	-	149
Stock issued on July 27, 2005 for private placement at $0.6 per share	165,000	* -	99	-	-	99
Stock issued on September 30, 2005 for private placement at $0.8 per share	312,500	* -	225	-	-	225
Stock issued on December 7, 2005 for private placement at $0.8 per share	187,500	* -	135	-	-	135
Forfeiture of options granted to employees	-	-	(3,363)	3,363	-	-
Deferred stock-based compensation related to shares and options granted to directors and employees	200,000	* -	486	(486)	-	-
Amortization of deferred stock-based compensation related to options and shares granted to employees and directors	-	-	51	1,123	-	1,174
Stock-based compensation related to options and shares granted to service providers	934,904	* -	662	-	-	662
Reclassification due to application of ASC 815-40-25 (formerly EITF 00-19)	-	-	(7,906)			(7,906)
Beneficial conversion feature related to a convertible bridge loan	-	-	164	-	-	164
Net loss	-	-	-	-	(3,317)	(3,317)

Balance as of March 31, 2006	22,854,587	$1	$15,803	$(1,395)	$(22,320)	$(7,911)
Elimination of deferred stock compensation due to implementation of ASC 718-10 (formerly SFAS 123(R))	-	-	(1,395)	1,395	-	-
Stock-based compensation related to shares and options granted to directors and employees	200,000	* -	1,168	-	-	1,168
Reclassification due to application of ASC 815-40-25 (formerly EITF 00-19)	-	-	7,191	-	-	7,191
Stock-based compensation related to options and shares granted to service providers	1,147,225	-	453	-	-	453
Warrants issued to convertible note holder	-	-	11	-	-	11
Warrants issued to loan holder	-	-	110	-	-	110
Beneficial conversion feature related to convertible bridge loans	-	-	1,086	-	-	1,086
Net loss	-	-	-	-	(3,924)	(3,924)
Balance as of December 31, 2006	24,201,812	$1	$24,427	$-	$(26,244)	$(1,816)

* Represents an amount less than $1.  The accompanying notes are an integral part of the consolidated financial statements

F-52

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit accumulated	Total
			Additional	Deferred	during the	stockholders'
	Common stock		paid-in	Stock - based	development	equity
	Number	Capital	compensation	stage	stage	(deficiency)

Balance as of December 31, 2006	24,201,812	$1	$24,427	$-	$(26,244)	$(1,816)

Stock-based compensation related to options and shares granted to service providers	544,095		1,446	-	-	1,446
Warrants issued to convertible note holder	-	-	109	-	-	109
Stock-based compensation related to shares and options granted to directors and employees	200,000	* -	1,232	-	-	1,232
Beneficial conversion feature related to convertible loans	-	-	407	-	-	407
Conversion of convertible loans	725,881	* -	224	-	-	224
Exercise of warrants	3,832,621	* -	214	-	-	214
Stock issued for private placement at $0.1818 per unit, net of finder's fee	11,500,000	1	1,999	-	-	2,000
Net loss	-	-	-	-	(6,244)	(6,244)

Balance as of December 31, 2007	41,004,409	$2	$30,058	$-	$(32,488)	$(2,428)

Stock-based compensation related to options and stock granted to service providers	90,000	-	33	-	-	33
Stock-based compensation related to stock and options granted to directors and employees	-	-	731	-	-	731
Conversion of convertible loans	3,644,610	* -	1,276	-	-	1,276
Exercise of warrants	1,860,000	* -	-	-	-	-
Exercise of options	17,399	* -	3	-	-	3
Stock issued for private placement at $0.1818 per unit, net of finder's fee	8,625,000	1	1,499	-	-	1,500
Subscription of shares for private placement at $0.1818 per unit	-	-	281	-	-	281
Net loss	-	-	-	-	(3,472)	(3,472)

Balance as of December 31, 2008	55,241,418	$3	$33,881	$-	$(35,960)	$(2,076)

* Represents an amount less than $1. The accompanying notes are an integral part of the consolidated financial statements

F-53

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

	Common stock			Additional paid-in	Deferred stock - based	Deficit accumulated during the development	Total stockholders' equity
	Number	Amount		capital	compensation	stage	(deficiency)

Balance as of December 31, 2008	55,241,418	$3		$33,881	$-	$(35,960)	$(2,076)

Stock-based compensation related to options and stock granted to service providers	5,284,284	(*	)	775	-	-	775
Stock-based compensation related to stock and options granted to directors and employees	-	-		409	-	-	409
Conversion of convertible loans	2,500,000	(*	)	200	-	-	200
Exercise of warrants	3,366,783	(*	)	-	-	-	-
Stock issued for amendment of private placement	9,916,667	1		-	-	-	1
Subscription of shares	-	-		729	-	-	729
Net loss	-	-		-	-	$(1,781)	(1,781)

Balance as of December 31, 2009	76,309,152	$4		$35,994	$-	$(37,741)	$(1,743)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-54

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit
					accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	stage	(deficiency)

Balance as of December 31, 2009	76,309,152	$4	$35,994	$-	$(37,741)	$(1,743)
Stock-based compensation related to options and stock granted to service providers	443,333	* -	96	-	-	96
Stock-based compensation related to stock and options granted to directors and employees	466,667	* -	388	-	-	388
Stock issued for amendment of private placement	7,250,000	1	1,750	-	-	1,751
Conversion of convertible note	402,385	* -	135	-	-	135
Conversion of convertible loans	1,016,109	* -	189	-	-	189
Issuance of shares	2,475,000		400			400
Exercise of options	1,540,885	* -	77	-	-	77
Exercise of warrants	3,929,446	* -	11	-	-	11
Subscription of shares for private placement at $0.12 per unit		-	455	-	-	455
Conversion of trade payable to stock		-	201	-	-	201
Issuance of shares on account of previously subscribed shares (See also Note 8 B.1.f)	2,000,001	* -	-	-	-	-
Net loss					(2,419)	(2,419)

Balance as of December 31, 2010	95,832,978	$5	$39,696	$-	$(40,160)	$(459)

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements

F-55

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(except share data)

					Deficit
					accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	Stage	(deficiency)

Balance as of December 31, 2010	95,832,978	$5	$39,696	$-	$(40,160)	$(459)

Stock-based compensation related to options and stock granted to service providers		-	(20)	-	-	(20)
Stock-based compensation related to stock and options granted to directors and employees		-	27	-	-	27
Stock issued for private placement	833,333	-	250	-	-	250
Conversion of convertible note	445,617	-	137	-	-	137
Exercise of options , net	94,764	-	55	-	-	55
Stock issued for private placement	13,327,600	1	3,356	-	-	3,357
Issuance of shares on account of previously subscribed shares (See also Note 8 B.1.f)	10,499,999	-	24	-	-	24
Net loss					(705)	(705)

Balance as of March 31, 2011	121,034,291	$6	$43,525	$-	$(40,865)	$2,666

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-56

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(Except share data)

					Deficit
					Accumulated	Total
	Common stock		Additional paid-in	Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital	compensation	Stage	(deficiency)

Balance as of December 31, 2010	95,832,978	$5	$39,696	$-	$(40,160)	$(459)

Stock-based compensation related to options and stock granted to service providers	474,203	-	449	-	-	449
Stock-based compensation related to stock and options granted to directors and employees	2,025,040	-	1,135	-	-	1,135
Conversion of convertible note	755,594	-	140	-	-	140
Exercise of options	1,648,728	-	243	-	-	243
Exercise of warrants	1,046,834	-	272	-	-	272
Issuance of shares for private placement	14,160,933	1	3,601	-	-	3,602
Issuance of shares on account of previously subscribed shares (See Note 8 B.1.f)	10,499,999	-	24	-	-	24
Net loss	-	-	-	-	(3,918)	(3,918)

Balance as of December 31, 2011	126,444,309	$6	$45,560	$-	$(44,078)	$1,488

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-57

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

U.S. dollars in thousands

(except share data)

						Deficit
						accumulated	Total
	Common stock		Additional paid-in		Deferred Stock - based	during the development	stockholders' equity
	Number	Amount	capital		compensation	stage	(deficiency)

Balance as of December 31, 2011	126,444,309	$6	$45,560		$-	$(44,078)	$1,488

Stock-based compensation related to options and stock granted to service providers		-	4		-	-	4
Stock-based compensation related to stock and options granted to directors and employees		-	177		-	-	177
Exercise of options	167,849	-	20		-	-	20
Exercise of warrants	125,000	-	(*	)	-	-	(*	)
Net loss	-	-	-		-	(872)	(872)

Balance as of March 31, 2012	126,737,158	$6	$45,761		$-	$(44,950)	$817

* Represents an amount less than $1.

The accompanying notes are an integral part of the consolidated financial statements.

F-58

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

(except share data)

			Period from
			September 22, 2000
	Three months		(inception date)
	ended March 31		through March 31,
	2012	2011	2012 (*)
	Unaudited		Unaudited
Cash flows from operating activities:
Net loss	(872)	(705)	(44,950)
Less - loss for the period from discontinued operations	-	-	164
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization of deferred charges	38	38	1,039
Severance pay, net	1	(8)	13
Accrued interest on loans	-	-	451
Amortization of discount on short-term loans	-	-	1,864
Change in fair value of options and warrants	-	-	(795)
Expenses related to shares and options granted to service providers	4	(20)	21,490
Stock-based compensation related to options granted to employees	177	27	6,998
Decrease (increase) in accounts receivable and prepaid expenses	(249)	265	(630)
Increase in trade payables and convertible note	81	94	798
Increase in other accounts payable and accrued expenses	74	254	1,471
Erosion of restricted cash	-	-	(6)
Net cash used in continuing operating activities	(746)	(55)	(12,093)
Net cash used in discontinued operating activities	-	-	(23)
Total net cash used in operating activities	(746)	(55)	(12,116)

Cash flows from investing activities:
Purchase of property and equipment	(52)	(37)	(1,185)
Restricted cash	-	-	6
Investment in lease deposit	-	1	(17)
Net cash used in continuing investing activities	(52)	(36)	(1,196)
Net cash used in discontinued investing activities	-	-	(16)
Total net cash used in investing activities	(52)	(36)	(1,212)

Cash flows from financing activities:
Proceeds from issuance of Common stock, net	-	3,607	12,319
Proceeds from loans, notes and issuance of warrants, net	-	-	2,061
Proceeds from exercise of warrants and options	20	55	651
Repayment of short-term loans	-	-	(601)
Net cash provided by continuing financing activities	20	3,662	14,430
Net cash provided by discontinued financing activities	-	-	43
Total net cash provided by financing activities	20	3,662	14,473
Increase (decrease) in cash and cash equivalents	(778)	3,571	1,145
Cash and cash equivalents at the beginning of the period	1,923	93	-
Cash and cash equivalents at end of the period	1,145	3,664	1,145

Non-cash financing activities:
Conversion of convertible loan and convertible note to shares Conversion of a debt to a trade payable to Common Stock $ 84	-	137

Conversion of other accounts payable to Common Stock	-	24

(*) Out of the which, cash flows used in discontinued operating activities of $36, cash flows used in discontinued investing activities of $16 and cash flows provided in discontinued financing activities of $57, relating to the period from inception to March 31, 2004, is unaudited.

The accompanying notes are an integral part of the consolidated financial statements.

F-59

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 1 -	GENERAL

A.	Brainstorm Cell Therapeutics Inc. (formerly: Golden Hand Resources Inc.) (the "Company") was incorporated in the State of Washington on September 22, 2000.

B.	On May 21, 2004, the former major stockholders of the Company entered into a purchase agreement with a group of private investors, who purchased from the former major stockholders 6,880,000 shares of the then issued and outstanding 10,238,000 shares of Common Stock.

C.	On July 8, 2004, the Company entered into a licensing agreement with Ramot of Tel Aviv University Ltd. ("Ramot"), to acquire certain stem cell technology (see Note 4). Subsequent to this agreement, the Company decided to focus on the development of novel cell therapies for neurodegenerative diseases based on the acquired technology and research to be conducted and funded by the Company.

Following the licensing agreement dated July 8, 2004, the management of the Company decided to abandon all old activities related to the sale of the digital data recorder product. The discontinuation of this activity was accounted for under the provision of Statement of Financial Accounting Standard ASC 360-10 (formerly "SFAS" 144), "Accounting for the Impairment or Disposal of Long-Lived Assets".

D.	On October 25, 2004, the Company formed a wholly-owned subsidiary in Israel, Brainstorm Cell Therapeutics Ltd. ("BCT").

E.	On November 22, 2004, the Company changed its name from Golden Hand Resources Inc. to Brainstorm Cell Therapeutics Inc. to better reflect its new line of business in the development of novel cell therapies for neurodegenerative diseases. BCT, as defined below, owns all operational property and equipment.

F.	On September 17, 2006, the Company changed the Company's fiscal year-end from March 31 to December 31.

G.	In December 2006, the Company changed its state of incorporation from Washington to Delaware.

H.	Since its inception, the Company has devoted substantially all of its efforts to research and development, recruiting management and technical staff, acquiring assets and raising capital. In addition, the Company has not generated revenues. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7, "Accounting and reporting by development Stage Enterprises" ASC 915-10 (formerly "SFAS No. 7").

I.	In October 2010, the Israeli Ministry of Health (“MOH”) granted clearance for a Phase I/II clinical trial using the Company’s autologous NurOwn™ stem cell therapy in patients with amyotrophic lateral sclerosis (“ALS”), subject to some additional process specifications as well as completion of the sterility validation study for tests performed.

On February 23, 2011, the Company submitted to the MOH all the required documents. Following approval of the MOH, a Phase I/II clinical study for ALS patients using the Company’s autologous NurOwn™ stem cell therapy (the “Clinical Trial”) was initiated in June 2011.

In January 2012, the Company reported on an interim safety follow-up of the first 4 patients enrolled in its Clinical Trial indicating that no significant treatment-related adverse events were reported. The NurOwn™ treatment has thus so far proven to be safe, and has shown some initial indications of beneficial clinical effects.

J.	In February 2011, the U.S. Food and Drug Administration (“FDA”) granted orphan drug designation to the Company’s NurOwn™ autologous adult stem cell product candidate for the treatment of ALS.

F-60

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 1 -	GENERAL (Cont.)

GOING CONCERN

As reflected in the accompanying financial statements, the Company’s operations for the three months ended March 31, 2012, resulted in a net loss of $872. The Company’s balance sheet reflects an accumulated deficit of $44,950. These conditions, together with the fact that the Company is a development stage Company and has no revenues nor are revenues expected in the near future, raise substantial doubt about the Company's ability to continue to operate as a going concern. The Company’s ability to continue operating as a “going concern” is dependent on several factors, among them is its ability to raise sufficient additional working capital.

In 2009, the Company decided to focus only on the effort to commence clinical trials for ALS and such trials did commence in 2011.

In February 2011, the Company raised approximately $3.8 million from institutional and private investors. However, there can be no assurance that additional funds will be available on terms acceptable to the Company, or at all.

These financial statements do not include any adjustments relating to the recoverability and classification of assets, carrying amounts or the amount and classification of liabilities that may be required should the Company be unable to continue as a going concern.

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies applied in the annual financial statements of the Company as of December 31, 2011 are applied consistently in these financial statements.

NOTE 3 -	UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited interim financial statements have been prepared in a condensed format and include the consolidated financial operations of the Company and its wholly-owned subsidiary as of March 31, 2012 and for the three months then ended, in accordance with accounting principles generally accepted in the United States relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2012, are not necessarily indicative of the results that may be expected for the year ended December 31, 2012.

NOTE 4 -	RESEARCH AND LICENSE AGREEMENT

The Company has a Research and License Agreement, as amended and restated, with Ramot. The Company obtained a waiver and release from Ramot pursuant to which Ramot agreed to an amended payment schedule regarding the Company's payment obligations under the Research and License Agreement and waived all claims against the Company resulting from the Company's previous defaults and non-payment under the Research and License Agreement. The waiver and release amended and restated the original payment schedule under the original agreement providing for payments during the initial research period and additional payments for any extended research period.

F-61

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 4 -	RESEARCH AND LICENSE AGREEMENT (Cont.)

As of December 24, 2009, the Company had paid to Ramot $400 but did not make payments totaling $240 for the initial research period and payments totaling $380 for the extended research period.

On December 24, 2009, the Company and Ramot entered into a settlement agreement which amended the Research and License Agreement, as amended and restated pursuant to which, among other things, the following matters were agreed upon:

a)	Ramot released the Company from its obligation to fund the extended research period in the total amount of $1,140. Therefore, the Company deleted an amount in 2009, equal to $760 from it research and development expenses that were previously expensed.

b)	Past due amounts of $240 for the initial research period plus interest of $32 owed by the Company to Ramot was converted into 1,120,000 shares of common stock on December 30, 2009. Ramot was required to deposit the shares with a broker and only sell the shares in the open market after 185 days from the issuance date.

c)	In the event that the total proceeds generated by sales of the shares on December 31, 2010, together with the March 31, 2010 payment, are less than $240 on or prior to December 31, 2010, then on such date the Company shall pay to Ramot the difference between the proceeds that Ramot has received from sales of the shares up to such date together with the September Payment (if any) that has been transferred to Ramot up to such date, and $240. Related compensation in the amount of $51 was recorded as research and development expenses.

In January 2011 Ramot exercised additional 167,530 Common Stock of the Company, for $35, which finalized the sale of the 1,120,000 Common Stock of the Company granted to Ramot for $235. In February 2011 the Company paid the remaining $5 and finalized the balance due to Ramot according to the settlement agreement between the parties dated December 24, 2009.

NOTE 5 -	CONSULTING AGREEMENTS

A.	On July 8, 2004, the Company entered into two consulting agreements with Prof. Eldad Melamed and Dr. Daniel Offen (together, the "Consultants"), under which the Consultants provide the Company scientific and medical consulting services in consideration for a monthly payment of $6 each. In addition, the Company granted each of the Consultants, a fully vested warrant to purchase 1,097,215 shares of Common Stock at an exercise price of $0.01 per share. The warrants issued pursuant to the agreement were issued to the Consultants effective as of November 4, 2004. Each of the warrants is exercisable for a seven-year period beginning on November 4, 2005. As of September 2010, all the above warrants had been exercised.

B.	On December 16, 2010, the Company approved a grant of 1,100,000 shares of the Company's Common Stock to the two Consultants, for services rendered through December 31, 2010. Related compensation in the amount of $220 was recorded as research and development expense. A sum of $487 was cancelled concurrently with the issuance of the 1,100,000 shares of Common Stock of the Company.

C.	On June 27, 2011, the Company approved an additional grant of 400,000 shares of the Company's Common Stock to Prof. Daniel Offen, for services rendered through December 31, 2009. Related compensation in the amount of $192 is recorded as research and development expense.

D.	As of March 31, 2012, the Company has a total obligation of $135 for services rendered by the Consultants under the abovementioned agreements.

F-62

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 6 -	SHORT-TERM CONVERTIBLE NOTE

On December 13, 2009, the Company issued a $135 Convertible Promissory Note to its legal advisor for $217 in legal fees accrued through October 31, 2009. Interest on the Note accrued at the rate of 4%. The legal advisor has the right at any time to convert all or part of the outstanding principal and interest amount of the note into shares of Common Stock based on the five day average closing stock price prior to conversion election.

The gap between the amount the Company owed to the legal advisor and the principal of the Convertible Promissory Note in the amount of $82 was deducted from general and administrative expenses.

On February 19, 2010, the Company's legal advisor converted the entire accrued principal and interest of $135 Convertible Promissory Note into 402,385 shares of Common Stock.

On September 15, 2010, the Company issued a $135 Convertible Promissory Note to its legal advisor for legal fees accrued through December 31, 2010. Interest on the Note was at the rate of 4%. The legal advisor has the right at any time to convert all or part of the outstanding principal and interest amount of the note into shares of Common Stock based on the five day average closing stock price prior to conversion election.

On February 18, 2011, the legal advisor converted the entire accrued principal and interest into 445,617 shares of Common Stock.

NOTE 7 -	SHORT-TERM LOANS

In March 2007, the Company issued a $150 convertible note to a lender, with an annual interest rate of 8% for the first year, with an increase up to 10% after the first year. On January 27, 2010, the lender converted the entire accrued principal and interest of $189 into 1,016,109 shares of Common Stock of the Company. In July 2011, the Company issued to the lender an additional 309,977 shares of Common Stock of the Company with regard to the above conversion.

Since the outcome of the issuance of the shares was to relieve the debtor from its obligation, based on guidance in ASC 860-10 (formerly FASB No 140) and ASC 450-20 Extinguishment of Liabilities” the Company derecognized the liability with the difference recognized in earnings.

NOTE 8 -	STOCK CAPITAL

A.	The rights of Common Stock are as follows:

Holders of Common Stock have the right to receive notice to participate and vote in general meetings of the Company, the right to a share in the excess of assets upon liquidation of the Company and the right to receive dividends, if declared.

The Common Stock is registered and publicly traded on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc. under the symbol BCLI.

F-63

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares warrants and options:

1.	Private placements:

a)	On June 24, 2004, the Company issued to investors 8,510,000 shares of Common Stock for total proceeds of $60 (net of $25 issuance expenses).

b)	On February 23, 2005, the Company completed a private placement for sale of 1,894,808 units for total proceeds of $1,418. Each unit consists of one share of Common Stock and a three-year warrant to purchase one share of Common Stock at $2.50 per share. This private placement was consummated in three tranches which closed in October 2004, November 2004 and February 2005.

c)	On May 12, 2005, the Company issued to an investor 186,875 shares of Common Stock at a price of $0.8 per share for total proceeds of $149.

d)	On July 27, 2005, the Company issued to investors 165,000 shares of Common Stock at a price of $0.6 per share for total proceeds of $99.

e)	On August 11, 2005, the Company signed a private placement agreement with investors for the sale of up to 1,250,000 units at a price of $0.8 per unit. Each unit consists of one share of Common Stock and one warrant to purchase one share of Common Stock at $1.00 per share. The warrants are exercisable for a period of three years from issuance. On March 31, 2005, the Company sold 312,500 units for total net proceeds of $225. On December 7, 2005, the Company sold 187,500 units for total net proceeds of $135.

f)	On July 2, 2007, the Company entered into an investment agreement, pursuant to which the Company agreed to sell up to 27,500,000 shares of Common Stock, for an aggregate subscription price of up to $5 million and warrants to purchase up to 30,250,000 shares of Common Stock. Separate closings of the purchase and sale of the shares and the warrants were originally scheduled to take place as follows:

Purchase date	Purchase price	Number of subscription shares	Number of warrant shares

August 30, 2007	$1,250 (includes $250 paid as a convertible loan)	6,875,000	7,562,500
November 15, 2007	$750	4,125,000	4,537,500
February 15, 2008	$750	4,125,000	4,537,500
May 15, 2008	$750	4,125,000	4,537,500
July 30, 2008	$750	4,125,000	4,537,500
November 15, 2008	$750	4,125,000	4,537,500

On August 18, 2009, the Company entered into an amendment to the investment agreement with the investor providing for the following:

(a)	The investor shall invest the remaining amount of the original investment agreement at price per share of $0.12 in monthly installments of not less than $50 starting August 1, 2009. The investor may accelerate such payments at his discretion.

F-64

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares warrants and options: (Cont.)

1.	Private placements: (Cont.)

(b)	The exercise price of the last 10,083,334 warrants decreased from an exercise price of $0.36 per share to $0.29 per share.

(c)	All warrants expire on November 5, 2013 instead of November 5, 2011.

(d)	The price per share of the investment agreement decreased from $0.1818 to $0.12, therefore the Company adjusted the number of Shares of Common Stock issuable pursuant the investment agreement retroactively and issued to the investor on October 28, 2009 an additional 9,916,667 shares of Common Stock for past investment.

(e)	The investor has the right to cease payments in the event that the price per share as of the closing on five consecutive trading days shall decrease to $0.05.

On January 18, 2011 the Company and an investor signed an agreement to balance amounts due to the investor, totaling $20, against the remaining balance of the investment. The Company issued to the investor 10,499,999 shares of Common Stock and a warrant to purchase 4,539,500 shares of the Company's Common Stock at an exercise price of $0.20 per share

As of March 31, 2011, the Company issued to the investor and its designees an aggregate of 41,666,667 shares of common stock and a warrant to purchase 10,083,333 shares of the Company's common stock at an exercise price of $0.20 per share and a warrant to purchase 20,166,667 shares of common stock at an exercise price of $0.29 per share. The warrants may be exercised at any time and expire on November 5, 2013.

In addition, the Company agreed to issue an aggregate of 1,250,000 shares of Common Stock to a related party as an introduction fee for the investment. The shares shall be issued pro rata to the funds received from the investor.

As of December 31, 2010, the introduction fee was paid in full.

g)	In January 2010, the Company issued 1,250,000 units to a private investor for total proceeds of $250. Each unit consists of one share of Common Stock and a two-year warrant to purchase one share of Common Stock at $0.50 per share.

h)	In February 2010, the Company issued 6,000,000 shares of Common Stock to 3 investors (2,000,000 to each investor) and warrants to purchase an aggregate of 3,000,000 shares of Common Stock (1,000,000 to each investor) with an exercise price of $0.5 for aggregate proceeds of $1,500 ($500 each).

i)	On February 7, 2011, the Company issued 833,333 shares of Common Stock, at a price of $0.3 per share, and a warrant to purchase 641,026 shares of the Company's Common Stock at an exercise price of $0.39 per share for one year for total proceeds of $250.

F-65

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares warrants and options: (Cont.)

1.	Private placements: (Cont.)

j)	On February 23, 2011, the Company entered into an investment agreement, pursuant to which the Company agreed to sell up to 12,815,000 shares of Common Stock, for an aggregate subscription price of up to $3.6 million and warrants to purchase up to 19,222,500 shares of Common Stock as follows: warrant to purchase 12,815,000 shares of Common Stock at $0.5 for two years, and warrants to purchase 6,407,500 shares of Common Stock at $0.28 for one year.

In addition, the Company agreed to pay 10% of the funds received for the distribution services received, out of this amount, 4% was be paid in stock and the remaining 6% in cash. Accordingly, in March 2011, the company issued 512,600 Common Stock and paid $231.

2.	Share-based compensation to employees and to directors:

a)	Options to employees and directors:

On November 25, 2004, the Company's stockholders approved the 2004 Global Stock Option Plan and the Israeli Appendix thereto (which applies solely to participants who are residents of Israel) and on March 28, 2005, the Company's stockholders approved the 2005 U.S. Stock Option and Incentive Plan, and the reservation of 9,143,462 shares of Common Stock for issuance in the aggregate under these stock option plans.

Each option granted under the plans is exercisable until the earlier of ten years from the date of grant of the option or the expiration dates of the respective option plans. The 2004 and 2005 options plans will expire on November 25, 2014 and March 28, 2015, respectively. The exercise price of the options granted under the plans may not be less than the nominal value of the shares into which such options are exercised. The options vest primarily over three or four years. Any options that are canceled or forfeited before expiration become available for future grants.

On June 5, 2008, the Company's stockholders approved an amendment and restatement of the Company’s 2004 Global Share Option Plan and 2005 U.S. Stock Option and Incentive Plan to increase the number of shares of common stock available for issuance under these stock option plans in the aggregate by 5,000,000 shares.

In June 2011, the Company's stockholders approved an increase the number of shares of common stock available for issuance under these stock option plans in the aggregate by 5,000,000 shares.

As of March 31, 2012, 1,825,103 options are available for future grants.

On May 27, 2005, the Company granted one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.75 per share. The option is fully vested and expires after 10 years.

On February 6, 2006, the Company entered into an amendment to the Company's option agreement with the Company's former Chief Financial Officer. The amendment changed the exercise price of the 400,000 options granted to him on February 13, 2005 from $0.75 to $0.15 per share.

F-66

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

a)	Options to employees and directors: (Cont.)

On May 2, 2006, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and expires after 10 years. The compensation related to the option, in the amount of $48, was recorded as general and administrative expense.

On June 22, 2006, the Company entered into an amendment to the Company's option agreement with two of its employees. The amendment changed the exercise price of 270,000 options granted to them from $0.75 to $0.15 per share. The excess of the fair value resulting from the modification, in the amount of $2, was recorded as general and administration expense over the remaining vesting period of the options.

On September 17, 2006, the Company entered into an amendment to the Company's option agreement with one of its directors. The amendment changed the exercise price of 100,000 options granted to the director from $0.75 to $0.15 per share.

On March 21, 2007, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $43, was recorded as general and administrative expense.

On July 1, 2007, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $38, was recorded as general and administrative expense. On October 22, 2007, the Company and the director agreed to cancel and relinquish all the options which were granted on July 1, 2007.

On July 16, 2007, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $75, was recorded as general and administrative expense.

On August 27, 2007, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $84, was recorded as general and administrative expense.

On October 23, 2007, the Company granted to its Chief Executive Officer an option to purchase 1,000,000 shares of Common Stock at an exercise price of $0.87 per share. The option is fully vested and expires after 10 years. The total compensation related to the option is $733, which is amortized over the vesting period as general and administrative expense.

F-67

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

a)	Options to employees and directors: (Cont.)

On November 5, 2008, the Company entered into an amendment to the Company's option agreement with the Company's Chief Executive Officer. The amendment changed the exercise price of the 1,000,000 options from $0.87 to $0.15 per share. The compensation related the modification of the purchase price in the amount of $4 was recorded as general and administrative expense.

On June 29, 2009, the Company granted to its former Chief Executive Officer and director an option to purchase 1,000,000 shares of Common Stock at an exercise price of $0.067 per share. The option vests with respect to 1/3 of the shares subject to the option on each anniversary of the date of grant and expires after 10 years. The total compensation related to the option is $68, which is amortized over the vesting period as general and administrative expense. In February 2011, the former CEO resigned. On July 25, 2011 the Company signed a settlement agreement with the former CEO under which 483,333 shares out of the above grant became fully vested exercisable through April 30 2012. An additional $30 was written as compensation in general and administrative expense.

After the balance sheet date, the former CEO exercised the option to 483,333 shares of Common Stock for an exercise price of $32.

On June 29, 2009, the Company granted to its former Chief Financial Officer an option to purchase 200,000 shares of Common Stock at an exercise price of $0.067 per share. The option vested with respect to 1/3 of the shares subject to the option. In connection with the former Chief Financial Officer’s resignation, 2/3 of the above shares were cancelled and the remaining 66,667 are valid through April 7, 2011.

On August 31, 2009, the Company granted to two of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. Each option vests with respect to 1/3 of the shares subject to the option on each anniversary of the date of grant and expires after 10 years. The total compensation related to the option is $32, which is amortized over the vesting period as general and administrative expense.

On December 13, 2009, the Company granted to one of its directors an option to purchase 100,000 shares of Common Stock at an exercise price of $0.15 per share. The option is fully vested and is exercisable for a period of 10 years. The compensation related to the option, in the amount of $21, was recorded as general and administrative expense.

On February 10, 2010, the Company granted to an employee an option to purchase 30,000 shares of Common Stock at an exercise price of $0.32 per share. The option vests with respect to 1/3 of the shares subject to the option on each anniversary of the date of grant and expires after 10 years. The total compensation related to the option is $9, which is amortized over the vesting period as research and development expense.

F-68

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

a)	Options to employees and directors: (Cont.)

On April 13, 2010, the Company, Abraham Israeli and Hadasit Medical Research Services and Development Ltd. (“Hadasit”) entered into an Agreement (the “Agreement”) pursuant to which Mr. Israeli agreed, during the term of the Agreement, to serve as (i) the Company’s Clinical Trials Advisor and (ii) a member of the Company’s Board of Directors.  In consideration of the services to be provided by Mr. Israeli to the Company under the Agreement, the Company agreed to grant options annually during the term of the Agreement for the purchase of its Common Stock, as follows:

•	An option for the purchase of 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share to Mr. Israeli; and
•	An option for the purchase of 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share to Hadasit,
•	* Such options will vest and become exercisable in twelve (12) consecutive equal monthly amounts.

In April 2010, the Company granted to Mr. Israeli an option to purchase 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share. The total compensation related to the option was $50, which is amortized over the vesting period as general and administrative expense.

On January 30, 2011 the Company signed an agreement with a new COO and acting CEO. According to the employment agreement, the new COO received 450,000 options to purchase Common Stock of the Company at $0.20.

On June 27 2011, the Company granted to Mr. Israeli an option to purchase 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share. The total compensation related to the option was $48, which is amortized over the vesting period as general and administrative expense.

On June 27 2011, the Company granted to four of its directors an option to purchase 634,999 shares of Common Stock of the Company at $0.15. The total compensation related to the option was $287, which is amortized over the vesting period as general and administrative expense.

On August 10 2011, the Company granted to its CEO, an option to purchase 70,000 shares of Common Stock of the Company at $0.20. The total compensation related to the option was $26, which was amortized as general and administrative expense.

In the three months ended March 31 2012, 167,849 options were exercised by former CEO of the Company for $20.

After the balance sheet date, the Company granted to Mr. Israeli an option to purchase 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share.

F-69

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

b)	Restricted shares to directors (Cont.):

A summary of the Company's option activity related to options to employees and directors, and related information is as follows:

	For the period ended March 31, 2012
	Amount of options	Weighted average exercise price	Aggregate intrinsic value
		$	$

Outstanding at beginning of period	4,938,821	0.168
Granted	-
Exercised	167,849	0.150
Reclassified	13,784	0.067

Outstanding at end of period	4,784,756	0.169	807,430

Vested and expected-to-vest at end of period	3,784,617	0.166	627,162

On May 2, 2006, the Company issued to two of its directors 200,000 restricted shares of common stock (100,000 each). The restrictions on the shares have fully lapsed. The compensation related to the stocks issued amounted to $104, which was amortized over the vesting period as general and administrative expenses.

On April 20, 2007, based on a board resolution dated March 21, 2007, the Company issued to a director 100,000 restricted shares of Common Stock. The restrictions on the shares have fully lapsed. The compensation related to the shares issued amounted to $47, which was amortized over the vesting period as general and administrative expenses.

In addition, on April 20, 2007, based on a board resolution dated March 21, 2007, the Company issued to another director 100,000 restricted shares of Common Stock. The restricted shares are not subject to any right to repurchase, and the compensation related to the shares issued amounted to $47 was recorded as prepaid general and administrative expenses in the three months ended March 31, 2007.

On August 27, 2008, the Company issued to one of its directors 960,000 shares of Common Stock upon a cashless exercise by a shareholder of a warrant to purchase 1,000,000 shares of Common Stock at an exercise price of $.01 per share that was acquired by the shareholder from Ramot. The shares were allocated to the director by the shareholder.

F-70

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

2.	Share-based compensation to employees and to directors: (Cont.)

b)	Restricted shares to directors (Cont.):

In May 2010, based on a board resolution dated June 29, 2009, the Company issued to three of its directors 300,000 restricted shares of Common Stock. The restrictions of the shares shall lapse in three annual and equal portions commencing with the grant date.

In May and in June 2010, based on a board resolution dated June 29, 2009, the Company issued to three of its Scientific Advisory Board members and two of its Advisory Board members 500,000 restricted shares of common stock. The restrictions of the shares shall lapse in three annual and equal portions commencing with the grant date.

On April 6, 2010, Prof. Melamed fully exercised his warrant to purchase 1,097,215 shares of the Company’s Common Stock; the warrant was issued to him pursuant to the agreement with the Consultants effective as of November 4, 2004.

3.	Shares and warrants to investors and service providers:

The Company accounts for shares and warrants issued to non-employees using the guidance of ASC 718-10 (formerly "SFAS" 123(R)), "Accounting for Stock-Based Compensation" and ASC 505-50-30 (formerly "EITF" 96-18), "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," whereby the fair value of such option and warrant grants is determined using a Black-Scholes options pricing model at the earlier of the date at which the non-employee's performance is completed or a performance commitment is reached.

F-71

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to investors and service providers: (Cont.)

a)	Warrants to investors and service providers and investors:
Issuance date	Number of warrants issued	Exercised	Forfeited	Outstanding	Exercise Price $	Warrants exercisable	Exercisable through

November 2004	12,800,845	11,761,281	151,803	887,761	0.01	887,761	April 2012
December 2004	1,800,000	1,800,000		-	0.00005	–	-
February 2005	1,894,808		1,894,808	-	2.5	-	-
May 2005	47,500		47,500	-	1.62	-	-
June 2005	30,000			30,000	0.75	30,000	June 2015
August 2005	70,000		70,000	-	0.15	-	-
September 2005	3,000	3,000		-	0.15	-	-
September 2005	36,000		36,000	-	0.75	-	-
September-December 2005	500,000		500,000	-	1	-	-
December 2005	20,000	20,000		-	0.15	-	-
December 2005	457,163	150,000		307,163	0.15	307,163	December 2015
February 2006	230,000			230,000	0.65	230,000	February 2016
February 2006	40,000		40,000	-	1.5	-
February 2006	8,000		8,000	-	0.15	-
February 2006	189,000	97,696	91,304	-	0. 5	-	-
May 2006	50,000			50,000	0.0005	50,000	May 2016
May -December 2006	48,000		48,000	-	0.35	-	-
May -December 2006	48,000		48,000	-	0.75	-	-
May 2006	200,000			200,000	1	200,000	May 2011
June 2006	24,000		24,000	-	0.15	-	-
May 2006	19,355		19,355	-	0.15	-	-
October 2006	630,000	630,000		-	0.3	-	-
December 2006	200,000		200,000	-	0.45	-	-
March 2007	200,000		200,000	-	0.47	-	-
March 2007	500,000			500,000	0.47	500,000	March 2017
March 2007	50,000		50,000	-	0.15	-	-
March 2007	15,000		15,000	-	0.15	-	-
February 2007	50,000		50,000	-	0.45	-	-
March 2007	225,000		225,000	-	0.45	-	-
March 2007	50,000		50,000	-	0.45	-	-
April 2007	33,300		33,300	-	0.45	-	-
May 2007	250,000		250,000	-	0.45	-	-
July 2007	500,000			500,000	0.39	500,000	July 2017
September 2007	500,000			500,000	0.15	500,000	August 2017
August 2007	7,562,500			7,562,500	0.2	7,562,500	November 2013
July 2007	30,000		30,000	-	0.45	-	-
July 2007	100,000		100,000	-	0.45	-	-
October 2007	200,000			200,000	0.15	200,000	August-October 2017
November 2007	2,520,833			2,520,833	0.20	2,520,833	November 2013
November 2007	2,016,667			2,016,667	0.29	2,016,667	November 2013
April 2008	4,537,500			4,537,500	0.29	4,537,500	November 2013
August 2008	3,529,166			3,529,166	0.29	3,529,166	November 2013
August 2008	1,008,334			1,008,334	0.29	1,008,333	November 2013
November 2008	100,000			100,000	0.15	100,000	September 2018
April 2009	200,000			200,000	0.1	200,000	April 2019
October 2009	200,000	100,000		100,000	0.067	66,667	October 2019
October 2009	4,537,500			4,537,500	0.29	4,537,500	November 2013
January 2010	1,250,000		1,250,000	-	0.5	-	-
February 2010	125,000	125,000		-	0.01	-	-
February 2010	3,000,000		3,000,000	-	0.5	-	-
January 2011	4,537,500			4,537,500	0.29	4,537,500	November 2013
February 2011	641,026		641,026	-	0.39	-	-
February 2011	6,407,500	946,834	5,460,666	-	0.28	-	-
February 2011	12,815,000			12,815,000	0.5	12,815,000	February 2013
April 2010	33,334			33,334	0.00005	33,334	April 2020
April 2011	33,334			33,334		33,334	April 2021
February 2010	1,500,000			1,500,000		500,000	February 2020
	78,604,165	15,633,811	14,533,762	48,436,590		47,403,257

F-72

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

a)	Warrants: (Cont.)

The fair value for the warrants to service providers was estimated on the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions for the 3 month activity ended on March 31, 2011; weighted average volatility of 134%-141%, risk free interest rates of 2.26%-3.47% dividend yields of 0% and a weighted average life of the options of 6-10 years.

b)	Shares:

On June 1 and June 4, 2004, the Company issued 40,000 and 150,000 shares of Common Stock for 12 months of filing services and legal and due-diligence services, respectively, with respect to a private placement. Compensation expense related to filing services, totaling $26, was amortized over a 12-month period. Compensation related to legal services, totaling $105 was recorded as equity issuance cost and had no effect on the statement of operations.

On July 1 and September 22, 2004, the Company issued 20,000 and 15,000 shares to a former director for financial services for the first and second quarters of 2004, respectively. Related compensation in the amount of $39 was recorded as general and administrative expense.

On February 10, 2005, the Company signed an agreement with one of its service providers under which the Company issued the service provider 100,000 restricted shares at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan of the Company. All restrictions on these shares have lapsed.

In March and April 2005, the Company signed an agreement with four members of its Scientific Advisory Board under which the Company issued to the members of the Scientific Advisory Board 400,000 restricted shares at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan (100,000 each). All restrictions on these shares have lapsed.

In July 2005, the Company issued to its legal advisors 50,000 shares for legal services for 12 months. The compensation related to the shares in the amount of $37.5 was recorded as general and administrative expense.

In January 2006, the Company issued to two service providers 350,000 restricted shares at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan of the Company. All restrictions on these shares have lapsed. Related compensation in the amount of $23 was recorded as general and administrative expense.

On March 6, 2006, the Company issued to its legal advisor 34,904 shares of Common Stock. The shares are in lieu of $18.5 payable to the legal advisor. Related compensation in the amount of $18.5 was recorded as general and administrative expense.

On April 13, 2006, the Company issued to service providers 60,000 shares of Common Stock at a purchase price of $0.00005 par value under the U.S. Stock Option and Incentive Plan of the Company. Related compensation in the amount of $25.8 was recorded as general and administrative expense.

F-73

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

On May 9, 2006, the Company issued to its legal advisor 65,374 shares of Common Stock in lieu of payment for legal services. Related compensation in the amount of $33 was recorded as general and administrative expense.

F-74

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

b)	Shares: (Cont.)

On June 7, 2006, the Company issued to a service provider 50,000 shares of Common Stock for filing services for 12 months. Related compensation in the amount of $24.5 was recorded as general and administrative expense.

On May 5, 2006, the Company issued 200,000 shares of Common Stock to a finance consultant for his services. Related compensation in the amount of $102 was recorded as general and administrative expense.

On August 14, 2006, the Company issued 200,000 shares of Common Stock to a service provider. Related compensation in the amount of $68 was recorded as general and administrative expense.

On August 17, 2006, the Company issued 100,000 shares of Common Stock to a service provider. Related compensation in the amount of $35 was recorded as general and administrative expense.

On September 17, 2006, the Company issued to its legal advisor 231,851 shares of Common Stock in lieu of $63 payable to the legal advisor. [Related compensation in the amount of $63 was recorded as general and administrative expense.]

On April 1 and September 30, 2006, the Company issued to its business development advisor, based on an agreement, 240,000 shares of Common Stock. Related compensation in the amount of $74 was recorded as general and administrative expense.

On January 3, 2007, the Company issued to its legal advisor 176,327 shares of Common Stock in lieu of $45 payable to the legal advisor. Related compensation in the amount of $49 was recorded as general and administrative expense.

On April 12, 2007, the Company issued to its filing and printing service providers 80,000 shares of Common Stock in lieu of $15 payable to the service provider. Related compensation in the amount of $30 was recorded as general and administrative expense. In addition, the Company was obligated to issue the filing and printing service providers additional shares, in the event that the total value of the shares previously issued (as quoted on the Over-the-Counter Bulletin Board or such other exchange where the Common Stock is quoted or listed) was less than $0.20 on March 20, 2008. As a result, the Company recorded a liability in the amount of $20.

On April 12, 2007, the Company issued to its legal advisor 108,511 shares of Common Stock in lieu of $29 payable to the legal advisor. Related compensation in the amount of $40 was recorded as general and administrative expense.

On May 18, 2007, the Company issued to its legal advisor 99,257 shares of Common Stock in lieu of $33 payable to the legal advisor. Related compensation in the amount of $33 was recorded as general and administrative expense.

F-75

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

b)	Shares: (Cont.)

On October 29, 2007, the Company issued to a scientific advisory board member 80,000 shares of the Company’s Common Stock for scientific services. Compensation of $67 was recorded as research and development expense.

On May 20, 2008, the Company issued to its financial advisor 90,000 shares of the Company's Common Stock. The shares were for $35 payable to the financial advisor for introduction fee of past convertible loans. Related compensation in the amount of $36 was recorded as financial expenses.

On April 5, 2009, the Company issued to its Chief Technology Advisor 1,800,000 shares of Common Stock. The shares were for $180 payable to the advisor. Related compensation in the amount of $144 was recorded as research and development expense.

On June 24, 2009, the Company issued to its public relations advisor 250,000 shares of Common Stock. The shares were for $25 payable to the advisor. Related compensation in the amount of $18 was recorded as general and administrative expense.

On July 8, 2009, the Company issued to its financial consultant 285,714 shares of the Company's Common Stock. The shares were for $20 payable to the financial consultant for valuation of options and warrants. Related compensation in the amount of $20 was recorded as general and administrative expense.

On July 15, 2009, the Company issued to a service provider 357,142 shares of the Company's Common Stock. The shares were for $25 payable to the service provider for filing services. Related compensation in the amount of $21 was recorded as general and administrative expense.

On August 10, 2009, the Company issued to a service provider 71,428 shares of the Company's Common Stock. The shares were for $5 payable to the service provider for IT services. Related compensation in the amount of $4 was recorded as general and administrative expense.

On January 5, 2010, the Company issued to its public relations advisor 50,000 shares of the Company's Common Stock for six months service. The issuance of the shares is part of the agreement with the public relations advisor that entitled them to a monthly grant of 8,333 shares of the Company's Common Stock. Related compensation in the amount of $12 was recorded as general and administrative expense.

On January 6, 2010, the Company issued to a service provider 60,000 shares of the Company's Common Stock. The shares were for $15 payable to the service provider for insurance and risk management consulting and agency services for three years. Related compensation in the amount of $16 was recorded as general and administrative expense.

On March 5, 2007, the Company issued a $150 Convertible Promissory Note to a third party. Interest on the note accrued at the rate of 8% per annum for the first year and 10% per annum after the first year. On January 27, 2010, the third party converted the entire accrued principle and interest outstanding under the note, amounting to $189, into 1,016,109 shares of Common Stock.

F-76

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 8 -	STOCK CAPITAL (Cont.)

B.	Issuance of shares, warrants and options: (Cont.)

3.	Shares and warrants to service providers: (Cont.)

b)	Shares: (Cont.)

On December 13, 2009, the Company issued a $135 Convertible Promissory Note to it legal advisor for $217 in legal fees accrued through October 31, 2009. Interest on the note accrued at the rate of 4%. On February 19, 2010, the Company’s legal advisor converted the entire accrued principal and interest of outstanding under the note into 402,385 shares of Common Stock.

In May 2010, based on a board resolution dated June 29, 2009 the Company issued to one of its public relations advisors 100,000 restricted shares of Common Stock. The restrictions of the shares shall lapse in three annual and equal portions commencing with the grant date.

On December 16, 2010, the Company issued to a service provider 83,333 shares of the Company's Common Stock. The shares were for public relations services. Related compensation in the amount of $40 is recorded as general and administrative expense.

On December 16, 2010, the Company granted to its Chief Medical Advisor 900,000 shares of the Company's Common Stock for services rendered through December 31 2010. Related compensation in the amount of $180 is recorded as research and development expense (see Note 5B).

On December 16, 2010 the Company granted to its Chief Scientist 200,000 shares of the Company's Common Stock for services rendered through December 31 2010. Related compensation in the amount of $40 is recorded as research and development expense (see Note 5B).

On February 16, 2011 one of the Company's consultants exercised 100,000 warrants to Common Stock for $33.

On February 18, 2011, the Company's legal advisor converted the entire accrued principal and interest of the Convertible Promissory Note granted on September 15, 2010, totaling $137, into 445,617 shares of Common Stock.

The total stock-based compensation expense, related to shares, options and warrants granted to employee’s directors and service providers, was comprised, at each period, as follows:

	Three months ended March 31		Period from September 22, 2000 (inception date) through March 31,
	2012	2011	2012
	Unaudited		Unaudited

Research and development	13	9	17,556
General and administrative	168	-2	10,281
Financial expenses, net	-	-	248
Total stock-based compensation expense	181	7	28,098

F-77

BRAINSTORM CELL THERAPEUTICS INC. AND SUBSIDIARY

(A development stage company)

Notes to the financial statements

NOTE 9 -	SUBSEQUENT EVENTS

A.	In April 2012, the former CEO exercised 1,014,757 options to shares of Common Stock of the Company. An exercise fee of $112 was paid to the Company. (See note 8 B 2 (a))

B.	In April 2012, the Company granted to Mr. Israeli an option to purchase 166,666 shares of Common Stock at an exercise price equal to $0.00005 per share. (See note 8 B 2 (a))

C.	In April 2012, the Company granted to Hadasit a warrant to purchase 33,334 shares of Common Stock at an exercise price equal to $0.00005 per share. (See note 8 B 2 (a))

F-78

BRAINSTORM CELL THERAPEUTICS INC.

19,818,972 Shares of Common Stock
Warrants to Purchase 14,864,229 Shares of Common Stock
and
14,864,229 Shares of Common Stock Underlying Warrants

PROSPECTUS DATED July 19, 2012

 ANNEX A

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 17, 2012, between Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1         Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.5.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

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“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00005 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means BRL Law Group LLC, with offices located at 425 Boylston Street, 3rd Floor, Boston, Massachusetts 02116.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 150 East 42nd Street, New York, New York 10017.

“Escrow Agent” means American Stock Transfer & Trust Company LLC, the current transfer of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219.

“Escrow Agreement” means the escrow agreement entered into prior to the date hereof, by and among the Company, the Escrow Agent and Maxim Group LLC pursuant to which the Purchasers shall deposit Subscription Amounts with the Escrow Agent to be applied to the transactions contemplated hereunder.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement or securities issuable pursuant to agreements to which the Company is a party as of the date hereof (such as the April 13, 2010 Agreement by and among the Company, Dr. Abraham Israeli and Hadasit Medical Research Services and Development Ltd., as amended), provided that such securities and such agreements to issue securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) up to 300,000 shares of Common Stock to be issued to Company Counsel as payment for general corporate legal work that was provided to Company during 2012, and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(gg).

“FDCA” shall have the meaning ascribed to such term in Section 3.1(gg).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(z).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Per Share Purchase Price” equals $0.29, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(gg).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

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“Prospectus” means the final prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 430A of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.8.

“Registration Statement” means the effective registration statement with Commission file No. 333-179331 which registers the sale of the Shares, the Warrants and the Warrant Shares to the Purchasers.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 430A” means Rule 430A promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means the shares of Common Stock issued or issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

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“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT (formerly NYSE AMEX), the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219 and a facsimile number of (718) 765-8717, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.12(b).

“Warrants” means, collectively, the Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to 30 months, in the form of Exhibit A attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.
PURCHASE AND SALE

2.1         Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of $[________] of Shares and Warrants. Each Purchaser shall deliver to the Escrow Agent, via wire transfer or a certified check, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser and the Company shall deliver to each Purchaser its respective Shares and a Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.

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2.2         Deliveries.

(a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)          this Agreement duly executed by the Company;

(ii)         a legal opinion of Company Counsel, substantially in the form of Exhibit B attached hereto;

(iii)        a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Purchaser;

(iv)        a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 75% of such Purchaser’s Shares, with an exercise price equal to $0.29, subject to adjustment therein (such Warrant may be delivered within three Trading Days of the Closing Date); and

(v)         the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)          On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company or the Escrow Agent, as applicable, the following:

(i)          this Agreement duly executed by such Purchaser; and

(ii)         to the Escrow Agent, such Purchaser’s Subscription Amount by wire transfer to the account specified in the Escrow Agreement.

2.3         Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)         all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

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(b)          The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)        the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)        there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)         from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

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(b)          Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d)          No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)          Filings, Consents and Approvals. Except for those that have already been obtained, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.4 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) application(s) to each applicable Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby and (iv) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)          Issuance of the Securities; Registration. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on July 13, 2012 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission. The Company, if required by the rules and regulations of the Commission, proposes to file the Prospectus, with the Commission pursuant to Rule 424(b) or Rule 430A. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(g)          Capitalization. The capitalization of the Company is as set forth on Schedule 3.1(g). The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

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(h)          SEC Reports; Financial Statements. Except as set forth on Schedule 3.1(h) attached hereto, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)          Litigation. Except for Actions (as defined herein) disclosed in the Prospectus, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

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(k)          Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)          Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)          Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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(n)          Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)          Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)          Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(q)          Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)          Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. Except as set forth in the SEC Reports, the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(s)          Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)          Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)          Registration Rights. Except for Persons which have waived such rights in writing, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary on the Registration Statement.

(v)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(w)          Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

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(x)          Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement. The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(y)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(z)          Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(z) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

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(aa)         Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(bb)         Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA.

(cc)         Accountants. The Company’s accounting firm is set forth on Schedule 3.1(cc) of the Disclosure Schedules. To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2012.

(dd)         Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

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(ee)         Acknowledgement Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(e) and 4.14 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ff)         Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

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(gg)         FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not have a Material Adverse Effect. There is no pending, completed or, to the Company's knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA.  The Company has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(hh)        Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ii)         U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(jj)         Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

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(kk)         Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

3.2         Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)          Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

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(d)          Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1         Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends. If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws). The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

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4.2         Furnishing of Information. Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.3         Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.4         Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

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4.5         Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers.

4.6         Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.7         Use of Proceeds. Except as set forth on Schedule 4.7 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds: (a) for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) for the redemption of any Common Stock or Common Stock Equivalents, (c) for the settlement of any outstanding litigation or (d) in violation of FCPA or OFAC regulations.

4.8         Indemnification of Purchasers. Subject to the provisions of this Section 4.8, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

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4.9         Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.

4.10        Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11        [RESERVED]

4.12        Subsequent Equity Sales.

(a)          From the date hereof until 90 days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents.

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(b)          From the date hereof until 90 days after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)          Notwithstanding the foregoing, this Section 4.12 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.

4.13        Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.14        Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.4, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.  Notwithstanding the foregoing and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.4 and (iii) no Purchaser shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.4.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

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ARTICLE V.
MISCELLANEOUS

5.1         Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before July 24, 2012; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties).

5.2         Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

5.3         Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4         Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

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5.5         Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least a majority in interest of the Shares based on the initial Subscription Amounts hereunder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6         Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7         Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8         No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.8.

5.9         Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.8, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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5.10        Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12        Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13        Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

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5.14        Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15        Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16        Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17        Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS. EGS does not represent any of the Purchasers and only represents Maxim Group LLC. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

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5.18        Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19        Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20        Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21        WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Brainstorm cell therapeutics inc.	Address for Notice:
12 Bazel St., POB 10019,
Kiryat Aryeh, Petach Tikva,
Israel 49001

By:		Fax: (9723-923-6385
Name:
Title:
With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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PURCHASER SIGNATURE PAGES TO BCLI SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory:_________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

Warrant Shares: __________________

EIN Number: _______________________

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

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DISCLOSURE SCHEDULES

TO THE

SECURITIES PURCHASE AGREEMENT

BY AND AMONG

Brainstorm Cell Therapeutics Inc.

and

the purchasers named therein

Dated as of July 17, 2012 (the “Agreement”)

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These disclosure schedules are a series of schedules (the “Disclosure Schedules”) corresponding to the sections contained in the Securities Purchase Agreement dated as of July 17, 2012 (the “Agreement”), by and among Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages thereto (the “Buyer”). Capitalized terms used in these Disclosure Schedules and not otherwise defined herein shall have the respective meanings assigned to them in the Agreement. These Disclosure Schedules contain the information required to be disclosed pursuant to, and certain exceptions to, the representations and warranties in the corresponding sections of the Agreement. The section headings and subject headings in the Disclosure Schedules are for convenience of reference only and shall not be deemed to alter or affect any disclosure in these Disclosure Schedules or any provision of the Agreement. Matters set forth in the Disclosure Schedules are not necessarily limited to matters required by the Agreement to be reflected in the Disclosure Schedules. Nothing in the Agreement or in the Disclosure Schedules constitutes an admission that any information disclosed, set forth or incorporated by reference in the Disclosure Schedules or in the Agreement is material, constitutes a Material Adverse Effect or is otherwise required by the terms of the Agreement to be so disclosed, set forth or incorporated by reference. Information disclosed (including the terms of any agreements referenced herein) by the Company in any one Section of the Disclosure Schedules will also be deemed a disclosure as to all other applicable Sections of the Disclosure Schedules and the Agreement where such disclosure is readily apparent from the face of such disclosure.

The annexes, attachments, and exhibits to these Disclosure Schedules, if any, form an integral part of these Disclosure Schedules and are incorporated by reference for all purposes as if set forth fully herein.

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Schedule 3.1(a)

Subsidiaries

Brainstorm Cell Therapeutics Ltd.

3

Schedule 3.1(g)

Capitalization*

Capitalization Overview:

Authorized shares: 800,000,000 shares of common stock, $0.00005 par value.

Issued and outstanding: 128,586,644 (as of June 15, 2012).

Option pool: As of June 6, 2012, there were 3,225,103 shares available for issuance under the Plans. On May 6, 2012, the Board approved another amendment and restatement of the Plans to increase the number of shares available for issuance under the Plans by an additional 9,000,000 shares, subject to the approval of the Company’s stockholders. Our stockholders approved the amendment and restatement of the Plans on June 12, 2012.

Options issued: As of June 28, 2012, there were 3,936,665 options outstanding under Company plans.

Warrants: 47,582,162 shares of common stock issuable upon exercise of outstanding warrants as of June 28, 2012, with exercise prices ranging from $0.00005 per share to $0.75 per share.

Convertible notes: None.

Agreements to issue stock:

In addition to the Options and Warrants described above:

•	On April 13, 2010, the Company, Dr. Israeli and Hadasit Medical Research Services and Development Ltd. (“Hadasit”) entered into an Agreement, which was amended to clarify certain terms on December 31, 2011 (together, the “Hadasit Agreement”) pursuant to which the Company agreed to grant, for every year of service: (i) options to Dr. Israeli annually during the term of the Agreement for the purchase of 166,666 shares of our common stock at an exercise price equal to $0.00005 per share and (ii) warrants to Hadasit annually during the term of the Agreement for the purchase of 33,334 shares of our common stock at an exercise price equal to $0.00005 per share. Such options and warrants will vest and become exercisable in twelve (12) consecutive equal monthly amounts.

•	Thomas B. Rosedale, the Managing Member of BRL Law Group LLC, beneficially owned 180,000 shares of our common stock and may receive additional shares as part of compensation for certain legal services performed by BRL Law Group LLC in 2012. The Company is in discussion with BRL Law Group LLC regarding the issuance of up to 300,000 shares of Common Stock in exchange for certain 2012 general corporate legal work provided to the Company (which shares are expected to be issued in or about June 2012).

4

•	Under the Company’s Director Compensation Plan for non-employee directors (the “Director Compensation Plan”) each eligible director is granted an annual award immediately following each annual meeting of shareholders beginning with the 2011 annual meeting. For non-U.S. directors, this annual award consists of a nonqualified stock option to purchase 100,000 shares of common stock. For U.S. directors, at their option, this annual award is either (i) a nonqualified stock option to purchase 100,000 shares of common stock or (ii) 100,000 shares of restricted stock. Additionally, each member of the GNC Committee or Audit Committee receives (i) a nonqualified stock option to purchase 30,000 shares of common stock or (ii) in the case of U.S. directors and at their option, 30,000 shares of restricted stock. A chairperson of the GNC Committee or Audit Committee will instead of the above committee award receive (i) a nonqualified stock option to purchase 50,000 shares of common stock or (ii) in the case of U.S. directors and at their option, 50,000 shares of restricted stock. Any eligible participant who is serving as chairperson of the Board of Directors of the Company shall also receive (i) a nonqualified stock option to purchase 100,000 shares of common stock or (ii) in the case of U.S. directors and at their option, 100,000 shares of restricted stock.

Right of First Refusal, etc.:

ACCBT Corp. (“ACCBT”) has certain rights and privileges as set forth in the July 2, 2007 Subscription Agreement by and between the Company and ACCBT, as amended, and other related agreements including a Registration Rights Agreement and Security Holders Agreement, which include but are not limited to the following:

For so long as ACCBT or its affiliates hold at least 5% of our issued and outstanding share capital:

(i)	Board Appointment Right: ACCBT has the right to appoint 50.1% (any fractions to be rounded up to the nearest whole number) of the members of the Company’s Board of Directors and any of its committees and the Board of Directors of the Subsidiary.

(ii)	Preemptive Right: ACCBT has the right to receive thirty day notice of, and to purchase a pro rata portion (or greater under certain circumstances where offered shares are not purchased by other subscribers) of, securities issued by the Company, including options and rights to purchase shares. This preemptive right does not include issuances under the Company’s equity incentive plans. ACCBT has waived any such rights it may have in connection with the transactions contemplated by the Agreement.

(iii)	Consent Right: ACCBT’s written consent is required for certain Company corporate actions, including issuance of shares (other than existing warrants and issuances under our incentive plans), amendment of our charter or bylaws, repurchase of shares, declaration or payment of dividends or distributions, related party transactions, non-ordinary course transactions involving $25,000 or more, liquidation or dissolution, the creation, acquisition or disposition of a subsidiary or entry into a joint venture or strategic alliance, a material change to our business, merger, change of control, sale of the company, any acquisition, and any payment of cash compensation over $60,000 per year. ACCBT has consented to the transactions contemplated by the Agreement.

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In addition ACCBT is entitled to demand and piggyback registration rights, whereby ACCBT may request, upon ten days written notice, that the Company file, or include within a registration statement to be filed, with the Securities and Exchange Commission for ACCBT’s resale of the ACCBT Subscription Shares, as adjusted, and the shares of the Company’s common stock issuable upon exercise of the ACCBT Warrants. ACCBT has waived any such rights it may have in connection with the transactions contemplated by the Agreement.

* All of the above Capitalization numbers are pre-Closing and do not reflect actions contemplated by the Transaction Documents.

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Schedule 3.1(h)

SEC Reports

None.

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Schedule 3.1(i)

Material Changes; Undisclosed Events, Liabilities or Developments

Pursuant to the Hadasit Agreement, on April 13, 2012, the Company issued to Dr. Israeli 166,666 shares of common stock at an exercise price equal to $0.00005 per share and issued warrants to Hadasit for the purchase of 33,334 shares of common stock at an exercise price equal to $0.00005 per share.

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Schedule 3.1(o)

Intellectual Property

None.

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Schedule 3.1(z)

Solvency - Indebtedness

All outstanding secured and unsecured Indebtedness of the Company:

The Company has received from the Israeli Office of the Chief Scientist (“OCS”) approximately $1.8 million in grants. The Company is obligated to pay royalties to the OCS, amounting to 3% to 5% of revenues derived from sales of the products funded with the OCS grant, up to an amount equal to 100% of the grant received.

All outstanding secured and unsecured Indebtedness of the Subsidiary:

1) Agreement with Kiriat Hamada for Petach Tikva office rent – $9,500 per month through March 31, 2013

2) Albar – leasing of cars - $90,000 (approximately $3,500 per month). This agreement has a three month early termination penalty.

3) Hadasit – rental of GMP in Jerusalem – approximately $77,000 per month. Note: this agreement for the use of 2 clean rooms can be terminated with 30 days prior notice. It is anticipated that the Company will continue using this space for at least 6 more months.

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Schedule 3.1(cc)

Accountants

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Member Firm of Deloitte Touche Tohmatsu.

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ANNEX B

COMMON STOCK PURCHASE WARRANT

brainstorM cell therapeutics inc.

Warrant Shares: _______	Initial Exercise Date: July [__], 2012

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, _____________ or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or prior to the close of business on the 30 month anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Brainstorm Cell Therapeutics Inc., a Delaware corporation (the “Company”), up to ______ shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.           Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated July 17, 2012, among the Company and the purchasers signatory thereto.

Section 2.           Exercise.

a)          Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise Form annexed hereto. Within three (3) Trading Days following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is available and specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise Form within one (1) Business Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

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b)          Exercise Price. The exercise price per share of the Common Stock under this Warrant shall be $0.29, subject to adjustment hereunder (the “Exercise Price”). Except as where otherwise permitted in accordance with Section 2(c), this Warrant may only be exercised by means of payment by wire transfer or cashier’s check drawn on a United States bank.

c)          Cashless Exercise. If, and only if, at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares to the Holder, then, and only then, this Warrant may at the option of the Holder be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X ) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

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d)           Mechanics of Exercise.

i.          Delivery of Warrant Shares Upon Exercise. The Company shall use best efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) prior to the issuance of such shares, having been paid.

ii.         Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.         Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

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iv.        Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

v.         No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.        Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

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vii.       Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)           Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Stock Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant. The Holder, upon not less than 61 days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

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Section 3.           Certain Adjustments.

a)          Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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b)          [RESERVED]

c)          Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time during which this Warrant is outstanding the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)          Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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e)          Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange, including, but not limited to, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black and Scholes Option Pricing Model obtained from the “OV” function on Bloomberg, L.P. (“Bloomberg”) determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

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f)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

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g)           Notice to Holder.

i.          Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

ii.         Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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Section 4.           Transfer of Warrant.

a)          Transferability. This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)          New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)          Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.            Miscellaneous.

a)          No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)          Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

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c)          Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)          Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

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e)          Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)           Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)          Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)          Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

i)           Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)           Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k)          Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

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l)           Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

m)         Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n)          Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

Brainstorm Cell Therapeutics inc.

By:
Name:
Title:

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NOTICE OF EXERCISE

To:     Brainstorm Cell Therapeutics inc.

(1)    The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)    Payment shall take the form of (check applicable box):

☐ in lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank; or

☐ if permitted by the terms of the Warrant, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3)    Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

[SIGNATURE OF HOLDER]

Name of Investing Entity: ____________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: ______________________________________________________

Name of Authorized Signatory: ________________________________________________________________________

Title of Authorized Signatory: _________________________________________________________________________

Date: _____________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, [____] all of or [_______] shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Date: ______________, _______

Holder’s Signature:	_____________________________

Holder’s Address:	_____________________________

_____________________________

Signature Guaranteed: ___________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.